As filed with the Securities and Exchange Commission on March 10, 2011

Registration No 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SELWAY CAPITAL ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	27-4563770
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

74 Grand Avenue
2nd Floor
Englewood, NJ 07631
Telephone: (201) 541-1083

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Yaron Eitan
c/o Selway Capital Acquisition Corporation
74 Grand Avenue
2nd Floor
Englewood, NJ 07631
Telephone: (201) 541-1082

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum
Giovanni Caruso
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Telephone: (212) 407-4000
Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Series A Share and one redeemable warrant(2)	3,450,000	$10.00	$34,500,000.00	$4,005.45
Series A Shares included in the Units	3,450,000	—	—	—	(3)
Redeemable warrants included in the Units	3,450,000	—	—	—	(3)
Common Stock underlying the redeemable warrants included in the Units(4)	3,450,000	$10.00	$34,500,000.00	$4,005.45
Series B Shares issuable upon automatic conversion of the Series A Shares	3,450,000	—	—	—	(5)
Common Stock issuable upon automatic conversion of the Series B Shares	3,450,000	—	—	—	(5)
Common Stock issuable upon automatic conversion of the Series C Shares	3,450,000	—	—	—	(5)
Total			$69,000,000.00	$8,010.90

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of Regulation C under the Securities Act of 1933, as amended.
(2)	Includes 450,000 units, consisting of 450,000 Series A Shares and 450,000 Warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(4)	Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(5)	No fee required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 10, 2011

$30,000,000

SELWAY CAPITAL ACQUISITION CORPORATION

3,000,000 Units

Selway Capital Acquisition Corporation is a newly formed company organized under the laws of the State of Delaware. We are an innovated public acquisition company, or IPAC,SM formed to acquire, through a merger, stock exchange, asset acquisition, stock purchase or similar acquisition transaction one or more operating businesses. Although we are not limited to a particular geographic region or industry, we intend to focus on operating businesses in the United States.

This is the initial public offering of our units. Each unit has a public offering price of $10.00 per unit and consists of one Series A Share, par value $0.0001, and one redeemable warrant. Each redeemable warrant included in the units entitles the holder to purchase one share of common stock at a price of $10.00. Each redeemable warrant will become exercisable on the later of the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, and [___________], 2012 [one year from the date of this prospectus], and expire on the earlier of [___________], 2016 [five years from the date of this prospectus] or the date of our dissolution and the liquidation of the trust account described below.

We have granted the underwriters a 45-day option to purchase up to 450,000 additional units (in addition to the 3,000,000 units referred to above) solely to cover over-allotments, if any.

Selway Capital Holdings, LLC, an affiliate of each of our officers and directors, has committed to purchase 3,300,000 warrants at a price of $0.50 per warrant, for an aggregate purchase price of $1,650,000, in a private placement that will occur immediately prior to the closing of this offering. A portion of the proceeds we receive from the purchases of the placement warrants will be placed in the trust account described below. The placement warrants will be identical to the redeemable warrants being offered by this prospectus, except for certain restrictions on transfer and that the placement warrants are non-redeemable. Selway Capital Holdings, LLC has agreed that, with certain exceptions, the placement warrants will not be sold or transferred until the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be.

There is presently no public market for our units, Series A Shares, or redeemable warrants. The units will be quoted on the OTC Bulletin Board under the symbol [_____] on or promptly after the date of this prospectus. The Series A Shares and redeemable warrants comprising the units, will begin separate trading on the 90th day after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading. Once the securities comprising the units begin separate trading, the Series A Shares and redeemable warrants will be quoted on the OTC Bulletin Board under the symbols [_____] and [_____], respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$30,000,000
Underwriting discounts and commissions(1)	$0.45	$1,350,000
Proceeds, before expenses, to us	$9.55	$28,650,000

(1)	Includes $600,000, or $0.20 per unit, equal to 2.0% of the gross proceeds of this offering (or $690,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriters for deferred underwriting discounts and commissions from the funds to be placed in the trust account described below.

We will deposit into a trust account at First Republic Bank, with American Stock Transfer & Trust LLC as trustee, $30,050,000 (or approximately $10.02 per unit sold to the public in the offering if the over allotment option is not exercised). Such amount includes (i) $600,000, or $0.20 per unit, of underwriting discounts and commissions, and (ii) a portion of the $1,650,000 that we will receive from the purchase of the placement warrants described above.

We are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about     , 2011.

[_________]

The date of this prospectus is       , 2011

SELWAY CAPITAL ACQUISITION CORPORATION

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus as our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about Chinese markets, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes and schedules thereto included elsewhere in this prospectus.

Overview

Selway Capital Acquisition Corporation is a newly formed company organized under the laws of the State of Delaware. We are an innovated public acquisition company, or IPAC,SM formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction one or more operating businesses. Although we are not limited to a particular geographic region or industry, we intend to focus on operating businesses in the United States. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We will seek to capitalize on the private equity investing experience and contacts of our management team, including Yaron Eitan, our chairman and chief executive officer, and of other team members of Selway Capital LLC, or Selway Capital. Selway Capital is a private equity management firm focused on investing in mid-sized companies. Mr. Eitan is currently the Managing Partner of Selway Capital and also a partner of SCP Partners, an investment firm with several private equity and venture capital funds under management. We believe that Mr. Eitan’s extensive deal sourcing contacts in private and public companies, private equity funds, investment banks and other professional services firms will allow us to generate acquisition opportunities.

In addition, we will seek to benefit from the experience gained by Mr. Eitan and other Selway Capital team members in connection with Vector Intersect Security Acquisition Corporation, a blank check company that conducted a successful initial public offering on April 26, 2007 and subsequently consummated a business combination with Cyalume Technologies Holdings, Inc. (OTCBB:CYLU) on December 19, 2008. Mr. Eitan was the chief executive officer and president of Vector Intersect and led the effort to raise the approximately $60 million initial public offering. Edmundo Gonzalez, our chief financial officer, played a key role throughout the business combination, including assisting in identifying numerous suitable acquisition candidates. Mr. Eitan and our directors, Andrew Intrater and Doron Cohen, currently serve as directors of Cyalume Technologies Holdings, Inc., and Jarret Fass, our Vice-President, is responsible for corporate strategy for Cyalume.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates), been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses, which may meet our investment criteria and, therefore, qualify as a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business.

Business Strategy

We are more concerned with the underlying profile of a target company than with the particular industry in which it operates, however, due to the nature of our experience we expect to see many opportunities in industries in which we have previous deal making experience, including media and communications, defense and security, education and healthcare services. Based on the management team’s collective investment and operating experience we will also seek to acquire a business whose growth and development we can assist through collaborative business strategy formulation and execution.

We will use the same disciplined approach to identifying an acquisition target that our management team has used in the past and which we feel will ultimately lead to a successful public company. We have identified the following criteria to evaluate business transaction opportunities:

•	Public-Market Ready Businesses: We will seek to acquire a business that is ready to be a publicly-traded company. We believe that a business must have a substantial need for capital to execute on an expansion and growth plan. That is, we seek to acquire a business with the ability to grow given proper capitalization and not one where all of the capital would flow to the current owners.
•	Established Companies with Proven Track Records: We will seek to acquire established companies with sound historical financial performance. We intend to focus on companies with a history of strong operating and financial results including at least $30 million of revenue and $5 million of earnings before interest, taxes, depreciation and amortization.
•	Strong and Defensible Competitive Industry Position: We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or defensible niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire target businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong financial performance.
•	Experienced Management Team: We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement the target’s management team.
•	Spin-offs/divestitures from larger companies: We may seek one or more businesses or assets that are part of larger companies where the owners seek to divest or spin-off in order to monetize their investment as long as the resulting company has the characteristics listed above.

While we intend to use these criteria in the process of evaluating transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria.

There are a significant number of businesses that meet the target company criteria listed above. A source of these businesses for Selway Capital Acquisition Corporation is the large number of private equity and venture capital funds that started their operations between 1998 and 2004. Many of these funds have not been able to access the public market as an exit vehicle for their portfolio companies due to the global financial crisis. We estimate that there are over 9,000 companies in the portfolios of these funds. Selway Capital Acquisition Corporation may provide an efficient and economical path for these investors to access the public market. We believe that our ability to structure a transaction with professional investors, the portfolio managers of these funds, is more highly likely than with other parties.

There are also a number of private and public companies that became over-levered in the run up to the global financial crisis in 2008. We believe that there are likely select opportunities to acquire attractive operating businesses by partnering with the owners of these companies to de-leverage these companies.

Our Acquisition Transaction Plans

We do not have any specific acquisition transaction under consideration, and we have not (nor has anyone on our behalf) contacted any prospective acquisition target or had any discussions, formal or otherwise, with respect to such a transaction with us. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential acquisition transaction with us.

Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses especially in the media and communications, defense and security, education and healthcare services industries in the United States which may meet our investment criteria and, therefore, qualify as a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business. We will not, therefore, automatically disregard any such potential target solely on the basis that a member of our management team was previously aware of the target or had some level of contact with it prior to the effective date of our prospectus. To do so would only be to the disadvantage of our shareholders by depriving them of the opportunity to consummate what might be an attractive acquisition transaction. Should we propose a transaction with such a business to our shareholders, we will disclose any such prior knowledge or contacts, and we will reaffirm that no discussion of an acquisition transaction with us occurred prior to the effective date of this prospectus.

If we are unable to consummate an acquisition transaction within the allotted time (18 months from the consummation of this offering), we will dissolve and liquidate and distribute our trust account, plus any remaining net assets, to the holders purchasing shares in this offering, or the public shareholders.

Potential Disadvantages

Although our management has a number of competitive advantages in consummating an acquisition transaction, we have some potential disadvantages, which include:

•	There are very large, publicly-traded companies that are active buyers of smaller companies in their industries. These large corporations may bid up the price of a target company to a level beyond which we would be willing or able to pay because they may be able to pay a “strategic premium” for the business.
•	There are private equity firms that are actively deploying capital. These firms are also competitors for our efforts.
•	Our financial criteria imply that the target company may have other financing options besides going public through a transaction with us. We believe that some attractive companies will simply opt for other options, including doing nothing and operating as they have, rather than doing a transaction with us.

Effecting an Acquisition Transaction; Shareholder Redemption Rights

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Certificate of Incorporation and Bylaws provide that public shareholders will be entitled to cause us to redeem their shares for cash equal to the pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction regardless of how it is structured.

The manner in which we allow public shareholders to redeem their shares will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Shareholder Vote: If we structure the initial acquisition transaction as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of the acquisition transaction, we would prepare a proxy statement containing information in relation to the shareholder vote to approve an acquisition transaction for distribution to our shareholders, which would be sent to our shareholders not more than sixty days nor less than ten days prior to the date of the shareholder vote. Public shareholders voting against a proposed acquisition transaction would be entitled to redeem their Series A Shares for a pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full). In addition, any public shareholder would have the right to vote for the proposed acquisition transaction and demand that such shareholder’s Series A Share be redeemed for a pro rata share of the trust account in connection with our initial acquisition transaction. This redemption right is only available to our public shareholders and our initial shareholders have agreed not to seek redemption of any shares owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any initial acquisition transaction, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them, including any shares of common stock included in units acquired in this offering or in the aftermarket, in favor of such proposed acquisition transaction. We would proceed with an acquisition transaction only if a majority of the shares sold in this offering, or the public shares, that are voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 83.3% of the public shares exercise their redemption rights. The redemption threshold was set at 83.3% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”
•	Pre-Acquisition Transaction Tender Offer: At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition that does not require shareholder approval. Prior to the consummation of such an acquisition transaction, we could initiate a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer would be for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. The tender offer documents would include information similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. The tender offer documents would include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any shares they own in such tender offer.
•	Post-Acquisition Transaction Tender Offer: At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval and that would only require us to engage in a tender offer post-transaction. Prior to the consummation of such an acquisition transaction, we could file a Current Report on Form 8-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, we intend to consummate the transaction without a shareholder vote or a pre-acquisition transaction tender offer, and that would include disclosure regarding the target and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 8-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer documents would include the same information about the target business as was contained in the Form 8-K discussed above. The release to us of the proceeds from this offering held in the trust account would be conditioned on the closing of the tender offer. If we structure the acquisition transaction in this manner, we may seek that certain shareholders (holders of 5% or more of the public shares) elect to convert their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining Series A Shares automatically converting to Series B Shares immediately following consummation of the acquisition transaction. The tender offer would be for all outstanding Series B Shares at a price equal to a pro rata share of the trust account. Holders of Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction would not be entitled to participate in the issuer tender offer, while holders of Series A Shares that have their shares automatically converted to Series B Shares would be entitled to participate in the issuer tender offer. For more information about the various rights of each series of our securities, see “Description of Securities,” and for more information about voluntary and automatic conversion of our Series A Shares in connection with a post-acquisition transaction tender offer, see “Proposed Business — Effecting an Acquisition Transaction — Post-Acquisition Transaction Tender Offer.”

The redemption rights described above are only available to holders of Series A Shares or Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our common stock, our founders have agreed to not tender their securities in such tender offer.

Time to Complete an Initial Acquisition Transaction

We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction. Pursuant to the terms of the trust agreement between us and American Stock Transfer & Trust Company, our Amended and Restated Certificate of Incorporation and Bylaws and applicable provisions of Delaware law, if we do not consummate our initial acquisition transaction within 18 months after the completion of this offering, we will promptly dissolve and liquidate and release only to our public shareholders a pro rata share of the trust account, plus any remaining net assets. If we complete an acquisition transaction prior to such time period, but have not completed a post-acquisition transaction tender offer (or otherwise granted our public shareholder redemption rights in connection with the acquisition transaction) within such period, we will not be required to liquidate the trust account; however, the release of the funds to us will be conditioned upon completion of such tender offer. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any units or Series A Shares or Series B Shares they acquire in this offering or in the aftermarket. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate if we fail to consummate our initial acquisition transaction within 18 months after the completion of this offering.

Conflicts of Interest

Certain of our officers and directors are currently or may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those we intend to conduct. Furthermore, any or all of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation both to us and to any other entities to which they owe fiduciary duties.

As a result of Messrs. Intrater, Eitan and Cohen’s pre-existing relationships with Cyalume Technologies Holdings, Inc., we expect that any conflict that arises between our company and Cyalume will be resolved in favor of Cyalume. Additionally, as a result of Messrs. Eitan and Gonzalez’s affiliation with DVTel, Inc., Software Technology, Inc., and Magnolia Broadband, Inc., we expect that any conflict that arises between our company and any of these companies will be resolved in their favor. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity their time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, we may miss out on a potential transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. For example, Messrs.

Eitan and Gonzalez have responsibilities in managing a private equity portfolio of Selway Partners LLC, or Selway Partners, an investment vehicle of SCP Partners, a private-equity firm. They manage this portfolio via a contract between Selway Partners and their investment management firm, Selway Capital LLC. Mr. Intrater is CEO and Senior Managing Partner of Columbus Nova, a private investment firm with over $2 billion under management and diverse activities in public and private companies. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to consummate our initial acquisition transaction.

Directed Unit Program

At our request, the underwriters have reserved up to 500,000 units for sale at the initial public offering price through a directed unit program to our officers and directors and their respective affiliates. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units.

Other Information

Our executive offices are located at 74 Grand Avenue, 2nd Floor, Englewood, NJ 07631, and our telephone number at that office is (201) 541-1083.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 20 of this prospectus.

Securities offered:
3,000,000 units, at $10.00 per unit, with each unit consisting of:
• one Series A Share, par value $0.0001; and
• one redeemable warrant.
We refer to the units sold in this offering as public units. We refer to holders of units and underlying securities sold in this offering (whether purchased in this offering or in the aftermarket), including our founders to the extent they hold securities sold in this offering, as public shareholders or public warrantholders, as the case may be.
Trading commencement and separation of Series A Shares and redeemable warrants:
The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The Series A Shares and redeemable warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject, however, to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. In no event will separate trading begin until after the over-allotment option has been exercised in full or cancelled. See “Description of Securities — Units — Public Shareholders’ Units.”
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, within 4 business days after the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

Once the Series A Shares and redeemable warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the Series A Shares and redeemable warrants.
The Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either automatically be consolidated with all our other series of common stock into one series of common stock, if we grant shareholders redemption rights in connection with the acquisition transaction, or will automatically separate from the units and convert to Series B Shares, if we complete the acquisition transaction prior to a post-acquisition transaction tender offer. Series B Shares will automatically be consolidated with all our other series of common stock into one series of common stock following consummation of a post-acquisition transaction tender offer.
Redeemable warrants:

Exercisability:
Each redeemable warrant is exercisable to purchase one share of common stock.
Exercise price:
$10.00 per share.
Exercise period:
The redeemable warrants offered hereby will become exercisable on the later of:
• the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be; and
• one year from the date of this prospectus.
Holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the redeemable warrant exercise notice is sent to the warrant agent. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.
Although the redeemable warrants and the common stock underlying them will be registered pursuant to this prospectus, redeemable warrants will only be exercisable if an effective registration statement covering the common stock issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants. See the risk factor entitled “You will not be able to exercise your redeemable warrants if we do not have an effective registration statement and a prospectus in place when you desire to do so.”
The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2016, or earlier upon redemption by us or our dissolution and the liquidation of the trust account in the event we fail to consummate an acquisition transaction.
Redemption:
Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants (excluding the placement warrants):
• in whole but not in part;
• at a price of $0.01 per redeemable warrant;
• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock on the OTC Bulletin Board or other exchange on which our securities may be traded equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the day on which notice is given, provided that, on the date we give notice of redemption and during the entire period thereafter until the time we redeem the redeemable warrants (or they are exercised), there is an effective registration statement covering the common stock issuable upon exercise of the redeemable warrants in effect and a prospectus relating to the common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants.
We are not required to get the consent of [_________] or any underwriter before we exercise our warrant redemption rights.
Number of securities to be outstanding:

	Prior to this Offering		After this Offering
Units	—		3,000,000	(1)
Common Stock	750,000	(1)	3,750,000	(1)
Warrants	3,300,000	(2)	6,300,000	(3)

(1)	Does not include up to 112,500 shares of common stock, sold to our founders that are subject to redemption by us to the extent the underwriters’ over-allotment option is not exercised in full.
(2)	Consists of 3,300,000 placement warrants.
(3)	Consists of (i) 3,000,000 redeemable warrants included in the units offered by this prospectus, and (ii) 3,300,000 placement warrants.

Founders’ shares:
On February 23, 2011, our founders acquired an aggregate of 862,500 Series C Shares for an aggregate purchase price of $25,000 (up to 112,500 of which shares will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full). We refer to the Series C Shares issued to our founders prior to this offering throughout this prospectus as the founders’ shares. See “Description of Securities — Common Stock — Founders’ Shares.”
Warrants purchased through private placement:
Selway Capital Holdings, LLC has committed to purchase 3,300,000 warrants at a price of $0.50 per warrant for an aggregate purchase price of $1,650,000 in a private placement that will occur immediately prior to the completion of this offering. We refer to these warrants as the placement warrants throughout this prospectus. The placement warrants will be purchased separately and not in combination with common stock in the form of units. A portion of the proceeds from the sale of the placement warrants will be added to the proceeds from this offering to be held in the trust account pending our consummation of an acquisition transaction on the terms described in this prospectus. If we are unable to consummate an acquisition transaction within the allotted time that meets the criteria described in this prospectus, then the portion of the $1,650,000 purchase price of the placement warrants placed in the trust account will become included in the liquidating distribution to our public shareholders following our dissolution and the liquidation of the trust account, and the placement warrants will expire worthless. The placement warrants to be purchased will be identical to the redeemable warrants, except: (1) for certain restrictions on transfer; and (2) the placement warrants are non-redeemable.
Proposed OTCBB symbols for our securities:

Units:
“[_____]”
Redeemable warrants:
“[_____]”
Series A Shares:
“[_____]”
Offering proceeds and proceeds from placement warrants to be held in the trust account and amounts payable prior to trust account distribution or our liquidation:
Approximately $30,050,000, or approximately $10.02 per unit (approximately $34,437,500, or approximately $9.98 per unit, if the over-allotment option is exercised in full) of the proceeds of this offering (including the $600,000 deferred underwriting discount, or $690,000 if the over-allotment option is exercised in full) and the private placement of the placement warrants will be placed in a trust account at First Republic Bank maintained by American Stock Transfer & Trust LLC acting as trustee, pursuant to an agreement to be signed on the date of this prospectus.
Other than as described below, proceeds in the trust account will not be released until the consummation of an acquisition transaction, the completion of a post-acquisition transaction tender offer or if we are unable to consummate an acquisition transaction within the allotted time. Prior to an acquisition transaction, a post-acquisition transaction tender offer (if applicable) or if we are unable to consummate an acquisition transaction within the allotted time, (i) interest earned on the trust account may be released to us to pay any taxes we incur, and (ii) interest earned by the trust account may be released to us from time to time to fund our working capital and general corporate requirements.
See “Use of Proceeds,” for information regarding the manner in which the proceeds of this offering will be utilized.
Limited payments to insiders:
There will be no compensation, fees, reimbursements or other payments made to our officers, directors, or any of their respective affiliates, other than:
• repayment of an aggregate $70,000 non-interest bearing loan made to us by Selway Capital Holdings, LLC, our sponsor;
• payment of an aggregate of $5,000 per month to Selway Capital LLC, an affiliate of Selway Capital Holdings, LLC, our sponsor, for office space and administrative support; and

•

reimbursement of out-of-pocket expenses reasonably incurred by our officers, directors or any of their respective affiliates in connection with identifying, investigating and consummating an acquisition transaction.

All amounts held in the trust account that are not distributed to redeem shares, released to us to pay taxes or fund our working capital, or payable to the underwriters for deferred discounts and commissions will be released to us on the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be:
All amounts held in the trust account that are not released as described above will be released to us on the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be.

At the time we consolidate each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, there will be released to the underwriters from the trust account deferred underwriting discounts and commissions that are equal to 2.0% of the gross proceeds of this offering, or $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full). The underwriters will only receive that portion of the deferred underwriting discount with respect to those units as to which the component shares have not been redeemed for cash by those public shareholders who exercised their redemption rights in connection with the acquisition transaction.
Redemption rights for shareholders in connection with our initial acquisition transaction:
Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Certificate of Incorporation and Bylaws provide that public shareholders will be entitled to cause us to redeem their Series A Shares for cash equal to the pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction regardless of how it is structured.
The manner in which we allow public shareholders to redeem their shares will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•

Shareholder Vote:  If we structure the initial acquisition transaction as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of the acquisition transaction, we would prepare a proxy statement containing information in relation to the shareholder vote to approve an acquisition transaction for distribution to our shareholders, which would be sent to our shareholders not more than sixty days nor less than ten days prior to the date of the shareholder vote. Public shareholders voting against a proposed acquisition transaction would be entitled to redeem their Series A Shares for a pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full). In addition, any public shareholder would have the right to vote for the proposed acquisition transaction and demand that such shareholder’s Series A Shares be redeemed for a pro rata share of the trust account in connection with our initial acquisition transaction. This redemption right is only available to our public shareholders and our initial shareholders have agreed not to seek redemption of any shares owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any initial acquisition transaction, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the common stock owned by them, including any common stock included in units acquired in this offering or in the aftermarket, in favor of such proposed acquisition transaction. We would proceed with an acquisition transaction only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 83.3% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 83.3% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”

•

Pre-Acquisition Transaction Tender Offer:   At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition that does not require shareholder approval. Prior to the consummation of such an acquisition transaction, we could initiate an offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer would be for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. The tender offer documents would include information similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. The tender offer documents would include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any shares they own in such tender offer.

•

Post-Acquisition Transaction Tender Offer:  At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval and that would only require us to engage in a tender offer post-transaction. Prior to the consummation of such an acquisition transaction, we could file a Current Report on Form 8-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, we intend to consummate the transaction without a shareholder vote or a pre-acquisition transaction tender offer, and that would include disclosure regarding the target and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 8-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer documents would include the same information about the target business as was contained in the Form 8-K discussed above. The release to us of the proceeds from this offering held in the trust account would be conditioned on the closing of the tender offer. If we structure the acquisition transaction in this manner, we may seek that certain shareholders (holders of 5% or more of the public shares) elect to convert their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining Series A Shares automatically converting to Series B Shares immediately following consummation of the acquisition transaction. The tender offer would be for all outstanding Series B Shares at a price equal to a pro rata share of the trust account. Holders of Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction would not be entitled to participate in the issuer tender offer, while holders of Series A Shares that have their shares automatically converted to Series B Shares would be entitled to participate in the issuer tender offer. For more information about the various rights of each series of our securities, see “Description of Securities,” and for more information about voluntary and automatic conversion of our Series A Shares in connection with a post-acquisition transaction tender offer, see “Proposed Business — Effecting an Acquisition Transaction — Post-Acquisition Transaction Tender Offer.”
The redemption rights described above are only available to holders of Series A Shares or Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our common stock, our founders have agreed to not tender their securities in such tender offer.
Time to Complete an Initial Acquisition Transaction
We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction.
Dissolution and liquidation if no acquisition transaction occurs:
Pursuant to the terms of the trust agreement between us and American Stock Transfer & Trust Company, our Amended and Restated Certificate of Incorporation and Bylaws and applicable provisions of Delaware law, if we do not consummate our initial acquisition transaction within 18 months after the completion of this offering, we will dissolve as promptly as practicable and liquidate the trust account and release only to our public shareholders a pro rata share of the trust account. If we complete an acquisition transaction prior to such time period, but have not completed a post-acquisition transaction tender offer (or otherwise granted our public shareholder redemption rights in connection with the acquisition transaction)

within such period, we will not be required to liquidate the trust account; however, the release of the funds to us will be conditioned upon completion of such tender offer. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any units or Series A Shares they acquire in this offering or in the aftermarket. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate if we fail to consummate our initial acquisition transaction within 18 months after the completion of this offering.
Prior to consummation of our initial acquisition transaction, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract with to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. However, there is no guarantee that we will be able to get waivers from all the contracted parties, and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable to prevent the contracted parties from bringing claims against the trust account. If we are unable to complete an acquisition transaction and are forced to dissolve our company and liquidate our trust account, our founders, by agreement, will indemnify us jointly and severally for all claims of contracted parties should we fail to obtain valid and enforceable waivers from such parties. Notwithstanding the foregoing, we have not questioned our founders on their financial net worth nor reviewed their financial information in order to determine that they will be able to satisfy their indemnification obligations, and our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding the foregoing, if we become aware of a material change in our founders’ ability to satisfy such obligations, we will make such information public by filing a Current Report on Form 8-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.
Determination of offering amount:
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial acquisition transaction, even if significant redemptions should occur. This belief is not based on any research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization.
Escrow of the founders’ shares and placement warrants:
On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ shares, together with the placement warrants, into an escrow account maintained by American Stock Transfer & Trust LLC, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers, these securities will not be transferable during the escrow period. The founders’ shares will not be released from escrow until the one year after the consummation of an acquisition transaction. The placement warrants will not be released from escrow until the consummation of our initial acquisition transaction. The foregoing notwithstanding, if we have completed an acquisition transaction without granting our public shareholder redemption rights in connection with such acquisition transaction, then none of the escrowed securities will be released from escrow until a post-acquisition tender offer is completed. The securities held in the escrow account will only be released prior to the end of the applicable escrow period if following an acquisition transaction but prior to the end of the escrow period we consummate a subsequent transaction that results in all shareholders having a right to exchange their shares for cash or other consideration.

Risks

We are a newly formed company organized under the laws of the State of Delaware that has conducted no operations and has generated no revenues. Until we complete an acquisition transaction, we will have no operations and will generate no operating revenues. In deciding whether to invest in our securities, you should take into account not only the background of our officers and directors, but also the special risks we face as a blank check company, including:

•	reliance on our management’s ability to choose an appropriate target business, either conduct due diligence or monitor due diligence conducted by others and negotiate a favorable price; and
•	existing and possible conflicts of interest of our directors and officers described under “Management — Conflicts of Interest” below.

In addition, you will experience immediate and substantial dilution from the purchase of our securities. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act in order to give us greater flexibility in structuring an acquisition transaction and to avoid the restrictions associated with Rule 419. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 20 of this prospectus.

SELECTED FINANCIAL AND OPERATING DATA

The following selected consolidated financial data, other than selected operating data, have been derived from our audited financial statements as of February 28, 2011 and for the period from January 12, 2011 (Inception) to February 28, 2011, which are included elsewhere in this prospectus. The financial statements are prepared and presented in accordance with U.S. GAAP. Our results of operations in any period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” included elsewhere in this prospectus. The selected financial information as of February 28, 2011 and for the period from January 12, 2011 (Inception) to February 28, 2011 should be read in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of February 28, 2011
Balance Sheet Data	Actual	As Adjusted
Working capital (deficiency)	$(55,000)	$30,072,447
Cash held in trust	—	30,050,000
Total assets	122,447	30,672,447
Total liabilities	100,000	600,000
Value of shares which may be redeemed for cash(1)	—	24,540,180
Shareholders’ equity (deficit)	22,447	5,532,267

For the period January 12, 2011 (Inception) to February 28, 2011
Selected statement of operation data:	Actual
Operating expenses	$—
Formation costs	2,553
Total operating expenses	2,553
Net loss	(2,533)
Weighted average shares outstanding	862,500
Basic and diluted net loss per share	(0.00)

(1)	If the acquisition transaction is consummated, public shareholders who exercised their redemption rights would be entitled to receive approximately $10.02 per share, which amount represents $9.82 per share from the proceeds of this offering and $0.20 per share of deferred underwriting discounts and commissions that the underwriters have agreed to forfeit to pay redeeming shareholders.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the receipt of $1,650,000 from the sale of the placement warrants, and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets include $600,000 (assuming no exercise of the underwriters’ over-allotment option) being held in the trust account representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include approximately $30,050,000 (not including the exercise of the over-allotment option) to be held in the trust account, which will be distributed (i) to public shareholders pro rata who exercise their redemption rights in connection with our initial acquisition transaction (assuming that our initial acquisition transaction is consummated), (ii) to [] upon the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction, or post-acquisition tender offer, as the case may be, in the amount of $600,000 in payment of their deferred underwriting discounts and commissions and (iii) to us upon the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction, or post-acquisition tender offer, as the case may be, in the amount remaining in the trust account following the payment to any public shareholders who exercise their redemption rights and payment of deferred discounts and commissions to the underwriters and all other accrued expenses. All such proceeds will be distributed from the trust account only as described in this prospectus. If an acquisition transaction is not consummated, the proceeds held in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of approximately $10.02 per public share, or $9.98 per public share in the event the over-allotment option is exercised in full), will be distributed to our public shareholders.

We may effect an acquisition transaction only if public shareholders owning less than 83.3% of the 3,000,000 shares of common stock sold in this offering (2,499,000 shares, or 2,873,850 shares if the over-allotment option is exercised in full) exercise their redemption rights, except that we may complete an acquisition transaction prior to completing a post-acquisition transaction tender offer if after giving effect to such tender offer (assuming all eligible shares are tendered for redemption) we have net tangible assets in excess of $5 million.

Depending on the number of shareholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, we could be required to redeem for cash up to 83.3% of the shares sold in this offering, or 2,499,000 shares (2,873,850 shares if the underwriters exercise their over-allotment option in full). The per share redemption price paid to redeeming public shareholders will be approximately $10.02 per share ($9.98 per share initially held in the trust account in the event the over-allotment option is exercised in full) for an aggregate of approximately $25,039,980 (or approximately $28,681,023 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of approximately $10.02 per public share, or $9.98 per share in the event the over-allotment option is exercised in full), as of two business days prior to the proposed consummation of our initial acquisition transaction, divided by the number of shares included in the units sold in this offering. The underwriters will only receive that portion of the deferred underwriting discount with respect to those units as to which the component shares have not been redeemed for cash by those public shareholders who exercised their redemption rights in connection with the acquisition transaction.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks associated with our business

We may not be able to consummate an acquisition transaction within the required time, in which case we would effect a dissolution of our company and liquidate our trust account, and you may not be able to recover your full investment.

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, we must consummate an acquisition transaction within 18 months after the consummation of this offering. If we are unable to consummate an acquisition transaction within the allotted time, we will, in accordance with our Amended and Restated Certificate of Incorporation and Bylaws, dissolve our company and liquidate the trust account and distribute the proceeds to our shareholders, plus any remaining net assets. The foregoing requirements are set forth in Article [___] of our Amended and Restated Certificate of Incorporation and Bylaws and may not be eliminated without the vote of our board of directors and the vote of at least 80% of the voting power of our outstanding common stock. We may not be able to find suitable target businesses within the required time. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial acquisition transaction. We do not have any specific acquisition transaction under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding an acquisition transaction nor taken any direct or indirect actions to locate or search for a target business. Although approximately $10.02 per share (or $9.98 per share in the event the over-allotment option is exercised in full) is initially placed in the trust account, we are entitled to withdraw all interest net of taxes payable to fund our working capital requirements. In addition, we may incur liabilities which are satisfied from the funds held in the trust account. As a result, you may not be able to recover your full investment in the event we do not consummate an acquisition transaction and are forced to dissolve our company and liquidate our trust account.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances, and therefore may not have access to such funds for 18 months or longer.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to redeem their respective shares for cash in connection with an acquisition transaction that is consummated by us. In no other circumstances will a shareholder have any right or interest of any kind in the trust account. Therefore, you may not be able to obtain access to such funds for 18 months following the initial public offering or longer. If we complete an acquisition transaction prior to such time period, but have not completed a post-acquisition transaction tender offer (or otherwise granted our public shareholder redemption rights in connection with the acquisition transaction) within such period, we will not be required to liquidate the trust account and distribute the proceeds to our public shareholders. The release of the funds to us in these circumstances is conditioned upon completion of such tender offer. Our amended and restated articles of association provide that we are required to commence a post-acquisition tender offer within 30 days of consummation of an acquisition transaction, and we are required to use reasonable efforts to complete such tender offer; however, there can be no assurance of how long it will take to complete the post-acquisition tender offer.

Under Delaware law, the requirements and restrictions relating to this offering contained in our Amended and Restated Certificate of Incorporation and Bylaws may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our Amended and Restated Certificate of Incorporation and Bylaws set forth certain requirements and restrictions relating to this offering that apply to us until the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be. Specifically, our Amended and Restated Certificate of Incorporation and Bylaws provide, among other things, that:

•	unless we elect to conduct a post-acquisition transaction tender offer, we may consummate our initial acquisition transaction only if public shareholders owning less than 83.3% of the shares of common stock sold in this offering, exercise their redemption rights;
•	public shareholders who exercised their redemption rights in connection with an acquisition transaction will receive their pro rata share of the trust account (subject to the 10% limitation on redemption described herein);
•	if we are unable to consummate an acquisition transaction within the allotted time, we will dissolve and liquidate the trust account and distribute to public shareholders a pro rata share of the trust account determined by dividing the total amount in the trust account by the number of shares sold in this offering (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full), plus any remaining net assets;
•	our public shareholders’ right to receive a portion of the trust account is subject to certain conditions that may result in them receiving only a portion of the trust account and only upon liquidation of our trust account in the event we do not consummate an acquisition transaction within 18 months following the consummation of this offering or upon the exercise of their redemption rights in connection with the consummation of an acquisition transaction;
•	following this offering and prior to our initial acquisition transaction, we may not issue: (1) any units, common stock, warrants or any options or other securities convertible into or exchangeable for common stock; or (2) any preferred shares that participate in any manner in the proceeds of the trust account or that vote as a class with the common stock sold in this offering on an acquisition transaction;
•	the board of directors will review and approve all payments made to our founders and their affiliates, other than the payment of an aggregate of $5,000 per month to Selway Capital LLC for office space, administrative services and secretarial support, with any interested director abstaining from such review and approval;
•	we may not enter into any transaction with any of our officers, directors or any of our or their respective affiliates without prior approval by a majority of our disinterested directors, who will have access, at our expense, to our attorneys or independent legal counsel, and only if our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction with unaffiliated third parties; and
•	we may not: (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates or that is affiliated with any of our founders or their affiliates; or (ii) consummate an acquisition transaction with any underwriter or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that an acquisition transaction with such target business is fair to our shareholders from a financial point of view.

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the foregoing provisions may be amended by a vote in favor by not less than 80% of the voting power of our outstanding common stock. In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of the Series A Shares. Except for the shares issued immediately prior to this offering and the Series A Shares underlying the units issued in connection with this offering, we will not issue securities with voting rights to vote on any proposals to amend our Amended and Restated Certificate of Incorporation and Bylaws, prior to an acquisition transaction. If any of these provisions are amended, our shareholders:

•	may not have all of the rights they previously had;
•	might not receive the amount anticipated in connection with a redemption or liquidation of our trust account; and
•	might not receive amounts from the trust account in the time frames specified in this prospectus.

In addition, our Amended and Restated Certificate of Incorporation and Bylaws provide shareholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Certificate of Incorporation and Bylaws there can be no assurance that the question of additional redemption rights will not be considered at such meeting.

You will not receive protections normally afforded to investors in blank check companies subject to Rule 419, which results in our having access to the interest earned on the funds held in the trust account and a longer period of time to complete an acquisition transaction.

Since the net proceeds of this offering are intended to be used to complete an acquisition transaction with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet, demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as completely restricting the transferability of our securities, requiring us to complete an acquisition transaction within 18 months from the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of an acquisition transaction, and we have a longer period of time to complete an acquisition transaction than we would if we were subject to Rule 419. For a more detailed comparison of this offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account may be reduced, and the per share trust account liquidation price received by you will be less than $10.02 per share (or $9.98 per share in the event the over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third-party claims against us. We will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract with to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. However, there is no guarantee that we will be able to get waivers from all the contracted parties, and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable to prevent the contracted parties from bringing claims against the trust account. Were a potential contracted party to refuse to execute such a waiver, we may execute an agreement with that person, but only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another person willing to execute such a waiver. Accordingly, the proceeds held in the trust account may be subject to claims that would take priority over the claims of our public shareholders and, as a result, the per share trust account liquidation price could be less than $10.02 per share (or $9.98 if the over-allotment option is exercised in full) due to claims of such creditors. If we are unable to complete an acquisition transaction and are forced to dissolve our company and liquidate the trust account, our founders, by agreement, will indemnify us jointly and severally for all claims of contracted parties should we fail to obtain valid and enforceable waivers from such parties and such claims reduce the amount to be distributed to public shareholders upon our dissolution and the liquidation of our trust account. Under these circumstances, our board of directors would have a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations. Notwithstanding the foregoing, we have not questioned our founders on their financial net worth nor reviewed their financial information in order to determine that they will be able to satisfy their indemnification obligations. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding the foregoing, if we become aware of a material change in our founders’ ability to satisfy such obligations, we will make such information public by filing a Current Report on Form 8-K.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to distribute to our public shareholders the trust account liquidation amounts due them.

Unlike other blank check offerings, we allow up to 83.3% of our public shareholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate an acquisition transaction with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check offerings, leaving very little money in the trust account for the post-transaction company.

When we seek to consummate our initial acquisition transaction, we will offer each public shareholder (other than our founders) the right to have his, her or its shares converted to cash if the initial acquisition transaction is consummated. We would consummate the initial acquisition transaction only if public shareholders owning 83.3% or more of the shares sold in this offering do not exercise their redemption rights; provided that, solely in the event we structure our initial acquisition transaction to give shareholders their redemption rights other than through a tender offer, a public shareholder, together with any affiliate of his or any person with whom he is acting in concert or as a “group” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking redemption with respect to more than 10% of the shares sold in this offering. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which makes it more difficult for such companies to consummate their initial acquisition transaction. Because we permit a larger number of shareholders to exercise their redemption rights and limit the percentage of shares that a public shareholder, together with any of its affiliates or other persons with whom it is acting in concert or as a “group,” can redeem, it will be easier for us to consummate an initial acquisition transaction with a target business in the face of strong shareholder dissent. These features also reduce the likelihood that a small group of investors holding a large block of our common stock will be able to stop us from completing an acquisition transaction that is otherwise approved by our public shareholders. Depending on the number of shares that are redeemed in connection with our initial acquisition transaction, we may have very little money in our trust account with which to consummate our initial acquisition transaction, which may result in our having to obtain additional financing to consummate our initial acquisition transaction, result in less money being available for use as working capital following the acquisition transaction, or result in our failure to consummate an initial acquisition transaction.

Since we have a redemption threshold of 83.3% we may be unable to consummate an acquisition transaction.

A potential target may make it a closing condition to our acquisition transaction that we exceed a certain minimum net asset valuation at the time of closing. If the number of our public shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an acquisition transaction below such minimum net asset valuation, we will not be able to consummate our acquisition transaction unless the potential target waives that condition.

Our redemption threshold of 83.3% may reduce the liquidity of our securities in the open market.

Since we have a redemption threshold of 83.3%, a high number of shares may be redeemed in connection with our initial acquisition transaction, which would result in significantly fewer shares issued and outstanding, and which would in turn significantly reduce the liquidity of our securities, including our shares that are not redeemed.

At the time of an acquisition transaction public shareholders will be entitled to redeem up to 83.3% of the public shares, as a result of which our public shareholders will have limited information regarding the combined company’s capital structure prior to the acquisition transaction.

Depending on the number of shareholders who choose to exercise their redemption rights in connection with our initial acquisition transaction, we could be required to redeem for cash up to 83.3% of the shares sold in this offering, or 2,499,000 shares (2,873,850 shares if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.02 per share ($9.98 per share initially held in the trust account in the event the over-allotment option is exercised in full) for approximately $25,039,980 in the aggregate (or approximately $28,681,023 in the aggregate if the underwriters exercise their over-allotment option in full).

In the registration statement/proxy materials or tender offer materials we will prepare in connection with the acquisition transaction, we will only provide pro forma financial information assuming no redemption and full redemptions by public shareholders in order to provide our shareholders with the range of possible capital structures for the combined company. Given the relatively high redemption threshold the difference in capital structure assuming no redemptions and full redemptions will be significant. Furthermore, we will not be able to provide shareholders with any assurance of where, within the possible range disclosed, the combined company will fall following consummation of an acquisition transaction. As a result, our public shareholders will have limited information regarding the combined company’s capital structure at the time of the acquisition transaction.

The ability of our public shareholders to exercise their redemption rights may not allow us to effectuate the most desirable acquisition transaction or optimize our capital structure.

We will offer each public shareholder (but not our founders) the right to have his, her or its public shares redeemed for cash in connection with our initial acquisition transaction, as long as our initial acquisition transaction is consummated. Unlike other blank check companies, public shareholders will not be required to vote in connection with our initial acquisition transaction to redeem his, her or its common stock for cash. Even public shareholders who vote in favor of the acquisition transaction may receive a pro rata share of the trust account, but to do so they must exercise their redemption rights. Accordingly, if our initial acquisition transaction requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third-party financing to help fund the acquisition of our initial acquisition transaction in case a larger percentage of shareholders exercise their redemption rights than we expect. Because we have no specific acquisition transaction under consideration, we have not taken any steps to secure third-party financing. Therefore, we may not be able to consummate an initial acquisition transaction that requires us to use all of the funds held in the trust account as part of the purchase price unless we obtain third-party financing, and if such financing involves debt, our leverage ratio may not be optimal for our initial acquisition transaction. This may limit our ability to effectuate the most attractive acquisition transaction available to us.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering in the event we structure our initial acquisition transaction to give shareholders their redemption rights other than through a tender offer.

In connection with our initial acquisition transaction, we will offer each public shareholder (but not our founders) the right to cause us to have his, her or its shares redeemed for cash if, the shareholder elects redemption of his, her or its shares, and the acquisition transaction is consummated.

Notwithstanding the foregoing and solely in the event we structure our initial acquisition transaction to give shareholders their redemption rights other than through a tender offer, our Amended and Restated Certificate of Incorporation and Bylaws provide that a public shareholder, together with any affiliate or any other person with whom such holder is acting in concert or as a “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act) will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering and we structure our initial acquisition transaction to give shareholders their redemption rights other than through a tender offer, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time or that the market price of the shares will exceed the per share redemption price.

The restriction against exercising redemption rights with respect to more than 10% of the shares sold in this offering discourages accumulation of larger positions in our shares and therefore decreases the likelihood that shareholders will accumulate sufficient shares to influence management prior to the consummation of an acquisition transaction.

Public shareholders who individually or together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering if we structure our initial acquisition transaction to give shareholders their redemption rights other than through a tender offer. This restriction discourages accumulation of larger positions and therefore decreases the likelihood that shareholders will accumulate sufficient shares to influence management prior to the consummation of an acquisition transaction.

If we seek to complete a post-acquisition transaction tender offer, we may elect to provide certain shareholders (holders of 5% or more of the public shares) with the opportunity to convert their Series A Shares into Series C Shares on more favorable terms in exchange for foregoing their redemption rights, which may result in dilution to shareholders not presented with such an opportunity.

At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval. Promptly after the consummation of such an acquisition transaction, we would commence a tender offer in order to provide shareholders with a right to redeem their Series B Shares for a pro rata share of the trust account. If we structure our initial acquisition transaction in this manner, we may seek that certain significant shareholders (holders of 5% or more of the public shares) elect to convert their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction. The exchange ratio of Series A Shares for Series C Shares may be at a one-for-one basis, or at other exchange ratios to be negotiated with the individual shareholders. No consideration will be paid to shareholders who elect to convert other than the exchange of Series A Shares for Series C Shares. Neither we, nor the target business, are required to seek that any public shareholder elects to convert their Series A Shares into Series C Shares. If we or the target business do seek such conversions, such discussions would be with a limited number of highly sophisticated institutional accredited investors. Any holder who elects to convert will be required to make an irrevocable conversion election and tender their Series A Shares for conversion. The conversion election would be conditioned on, and effective as of, immediately prior to the consummation of our initial acquisition transaction. Any remaining Series A Shares would be automatically converted to Series B Shares immediately following consummation of our initial acquisition transaction. Accordingly, those certain shareholders (holders of 5% or more of the public shares) who we provide the opportunity to convert their Series A Shares into Series C Shares prior to consummation of the tender offer may receive more common stock than shareholders whose Series A Shares are automatically converted into Series B Shares, resulting in dilution to such shareholders.

We are a recently formed development stage company with no operating history and no revenues and, accordingly, there is doubt about our ability to continue as a going concern.

We are a newly formed company organized under the laws of the State of Delaware with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Since we have not yet selected a particular industry or any target business with which to complete an acquisition transaction, you cannot currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We intend to consummate an acquisition transaction with a company in the United States. Given the background of our management team, it is likely that this company will be in the media and communications, defense and security, education or healthcare services industry; however, it may be in any industry or jurisdiction we choose that we believe will provide significant opportunities for growth. We are not limited to any particular industry or type of business. Because we have not yet identified or approached any specific target business with respect to an acquisition transaction, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business or businesses with which we may ultimately enter an acquisition transaction. Although we will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risks present in that target business. Even if we properly assess those risks, some of them may be outside of our control or ability to mitigate. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable acquisition transaction. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential target businesses, and we do not intend on holding a shareholder vote to approve our initial acquisition transaction. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential acquisition transaction may be limited to exercising your redemption rights in connection with our initial acquisition transaction.

Because of our limited resources and the significant competition for acquisition transaction opportunities, we may not be able to consummate an attractive acquisition transaction.

Identifying, executing and realizing attractive returns on acquisition transactions is highly competitive and involves a high degree of uncertainty. We expect to encounter competition for potential target businesses from other entities having a business objective similar to ours. Some of these competitors may be well established and have extensive experience in identifying and consummating acquisition transactions directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of our competitors. Furthermore, recently other “blank check” companies have been formed, and a number of such companies have greater resources than we do. Additional blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds from this offering and the placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing an acquisition transaction with certain target businesses. In addition the redemption of common stock held by our public shareholders into cash may reduce the resources available to us to fund our initial acquisition transaction and, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such an acquisition transaction.

Any of these factors may place us at a competitive disadvantage in consummating our initial acquisition transaction on favorable terms or at all.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business, except in limited circumstances.

The fair market value of the target will be determined by our board of directors based upon an analysis conducted by them (which may include an analysis of actual and potential sales, earnings, cash flow and/or book value), and we will not be required to obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA, except, (i) if our initial acquisition transaction is with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with any of our founders or our directors or officers, or (ii) if our initial acquisition transaction is with any underwriter, or underwriting selling group member or any of their affiliates. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, shareholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if shareholders are not permitted to rely on the opinion, our shareholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial acquisition transaction.

If we issue capital securities or convertible debt securities to consummate our initial acquisition transaction, your equity interest in us could be diluted or there may be a change in control of our company.

Our Amended and Restated Certificate of Incorporation and Bylaws authorize the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 39,950,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of shares upon exercise our outstanding warrants, including the redeemable warrants to be issued in this offering and the placement warrants, and 1,000,000 authorized but unissued shares of preferred stock. We have no other commitments as of the date of this offering to issue any additional securities. We may issue a substantial number of additional shares of common stock, including redeemable debt securities, as consideration for or to finance an acquisition transaction, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $30 million and $100 million. Our issuance of additional common stock, including upon redemption of any debt securities, may:

•	significantly reduce your equity interest in us;
•	subordinate the rights of holders of common stock if preferred shares are issued with rights senior to those afforded to our common stock;
•	cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use any net operating loss carry forwards, if any, and result in the resignation or removal of our current officers and directors;
•	in certain circumstances, have the effect of delaying or preventing a change in control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
•	adversely affect the then-prevailing market price for our common stock.

The value of your investment in us may decline if any of these events occurs.

The underwriting agreement and our Amended and Restated Certificate of Incorporation and Bylaws prohibit us, prior to our initial acquisition transaction, from issuing additional units, additional shares of common stock, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred shares that participate in any manner in the proceeds of the trust account or which votes as a class with the common stock on an acquisition transaction.

If we acquire a company by issuing debt securities, our post-transaction operating results may decline due to increased interest expense, or our liquidity may be adversely affected by an acceleration of our indebtedness.

We may elect to enter into an acquisition transaction that requires us to incur debt to finance an acquisition transaction, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $30 million and $100 million. Such incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating cash flow after an acquisition transaction were insufficient to pay our debt obligations;
•	cause an acceleration of our obligation to repay debt, even if we are then current in our debt service obligations, if we breach the covenants contained in the terms of any debt documents, such as covenants that require us to meet certain financial ratios or maintain designated reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt is payable on demand;
•	limit our ability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing;
•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;
•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation; and
•	place us at a disadvantage compared to our competitors who have less debt.

Certain of our officers and directors may in the future become affiliated with entities engaged in business activities similar to those we intend to conduct and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are currently or may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those we intend to conduct. Furthermore, any or all of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation both to us and to any other entities to which they owe fiduciary duties.

As a result of Messrs. Intrater, Eitan and Cohen’s pre-existing relationships with Cyalume Technologies Holdings, Inc., we expect that any conflict that arises between our company and Cyalume will be resolved in favor of Cyalume. Additionally, as a result of Messrs. Eitan and Gonzalez’s affiliation with DVTel, Inc., Software Technology, Inc., and Magnolia Broadband, Inc., we expect that any conflict that arises between our company and any of these companies will be resolved in their favor. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.” Accordingly, they may have conflicts of interest in determining to which entity their time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, we may miss out on a potential transaction.

Some of our executive officers and directors may remain with us following our initial acquisition transaction, which may result in a conflict of interest in determining whether a particular target business is appropriate for an acquisition transaction and in the public shareholders’ best interests.

We intend that at least some of our executive officers and directors will continue to be involved in our management following our initial acquisition transaction. Therefore, the personal and financial interests of our executive officers and directors may influence them to condition an acquisition transaction on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant or other third-party service provider, after the acquisition transaction. Our executive officers and directors could be negotiating the terms and conditions of the acquisition transaction on our behalf at the same time that they, as individuals, are negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential acquisition transaction candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships, as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public shareholders.

Our executive officers and directors will allocate time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate our initial acquisition transaction.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. For example, Messrs. Eitan and Gonzalez have responsibilities in managing a private equity portfolio of Selway Partners LLC, an investment vehicle of SCP Partners, a private-equity firm. They manage this portfolio via a contract between Selway Partners and their investment management firm, Selway Capital LLC. Mr. Intrater is CEO and Senior Managing Partner of Columbus Nova, a private investment firm with over $2 billion under management and diverse activities in public and private companies. We do not intend to have any full-time employees prior to the consummation of our initial acquisition transaction. Each of our executive officers is engaged in several other business endeavors for which he or she is entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. See “Management — Directors and Executive Officers.” If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to consummate our initial acquisition transaction.

Our founders currently control us and may influence certain actions requiring a shareholder vote.

Immediately following this offering, our founders will beneficially own, in the aggregate, 20% of our issued and outstanding common stock. In connection with a shareholder vote to approve our initial acquisition transaction and/or amend Article [___] of our Amended and Restated Certificate of Incorporation and Bylaws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our founders has agreed that if he, she or it acquires common stock in or following this offering, he, she or it will vote all such acquired shares in favor of any acquisition transaction presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with such shares.

Because our founders and their designees, will hold, in the aggregate, warrants to purchase 3,300,000 shares of common stock included in the placement warrants after an acquisition transaction, the exercise of those warrants may increase the ownership of our founders. This increase could allow our founders to influence the outcome of matters requiring shareholder approval, including the election of directors and executive officers, approval of benefits plans, mergers and significant corporate transactions after consummation of our initial acquisition transaction. Moreover, except to the extent shareholder proposals are properly and timely submitted, our directors will determine which matters, including prospective acquisition transactions, to submit to a shareholder vote. As a result, they will exert substantial control over actions requiring a shareholder vote both before and following our initial acquisition transaction.

The approval threshold for a proposed acquisition transaction may make it easier for us to consummate an acquisition transaction with which you may not agree.

If we hold a shareholder vote to approve the initial acquisition transaction, the approval threshold for a proposed acquisition transaction may make it easier for us to consummate an acquisition transaction with which you may not agree.

We may elect or be required to hold a shareholder vote to approve our initial acquisition transaction, and in such a case a proposal to approve an acquisition transaction will need to be approved by a majority of shares voted at a meeting of shareholders called for the purpose of approving such proposal. This approval threshold is lower than in certain U.S. jurisdictions like Delaware, where the default threshold with respect to an acquisition transaction that requires shareholder approval requires approval of a majority of shares entitled to vote at a meeting. To the extent there are shares entitled to vote at a meeting of shareholders called to approve an acquisition transaction that do not vote on the acquisition transaction proposal, it may make it easier for us to consummate an acquisition transaction with which you may not agree.

Our founders may purchase shares in the open market, which may give them greater influence over the approval of our initial acquisition transaction if we have a shareholder vote to approve the acquisition transaction.

In the event that our founders acquire shares after this offering, they have agreed to vote the shares in favor of our initial acquisition transaction if we have a shareholder vote to approve our initial acquisition transaction and have agreed not to exercise redemption rights with respect to such shares. Thus, additional purchases of our shares by our founders would allow them to exert additional influence over the approval of our initial acquisition transaction in the event we have a shareholder vote to approve our initial acquisition transaction. Factors they would consider in making such additional purchases would include consideration of the current trading price of our common stock and whether any such additional purchases would likely increase the chances that our initial acquisition transaction would be approved. In addition, if our founders acquire shares, then our public shareholders (other than our founders with respect to common stock they purchase in this offering or in the aftermarket) will hold proportionately fewer shares. Therefore, it is likely that fewer shares will be redeemed for a pro rata share of the trust account, making it more likely that we will remain under the 83.3% redemption threshold, which is required in order to approve our initial acquisition transaction.

The ability of our founders to acquire our shares in the open market and vote the underlying Series A Shares in favor of our initial acquisition transaction if we hold a shareholder vote to approve our initial acquisition transaction may allow us to consummate an initial acquisition transaction that otherwise would not have been approved, but for the purchases by our founders in the open market. Because our founders have purchased their securities at a lower average cost than our other public shareholders, some of our founders may profit from an acquisition transaction that would be unprofitable for our other public shareholders.

Certain obligations of our founders are memorialized in agreements between the founders, the underwriters of this offering and us, and these agreements may be amended to change these obligations or eliminate them entirely.

In connection with this offering, the founders have agreed to certain obligations, including:

•	to transfer restrictions on, and the placement in escrow of, the founders’ shares and placement warrants and underlying securities;
•	in connection with a shareholder vote to approve our initial acquisition transaction and/or amend Article [___] of our Amended and Restated Certificate of Incorporation and Bylaws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, to vote the founders’ shares in the same manner as a majority of the public shareholders;
•	if he, she or it acquires shares in or following this offering, he, she or it will vote the underlying Series A Shares in favor of any acquisition transaction presented to our shareholders by our board of directors, and not to exercise redemption rights in connection with such shares;
•	to waive their rights to participate in any distribution in connection with our dissolution and the liquidation of the trust account with respect to the founders’ shares if we are unable to consummate an acquisition transaction within the allotted time;
•	that they will not be able to exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in a issuer tender offer in connection with our initial acquisition transaction;
•	to advance us the funds necessary to complete a trust account liquidation and distribution to our public shareholders in the event we do no consummate an acquisition transaction and not to seek repayment for such expenses;
•	if we are unable to complete an acquisition transaction and are forced to dissolve our company and liquidate the trust account, to indemnify us jointly and severally for all claims of contracted parties should we fail to obtain valid and enforceable waivers from such parties and such claims reduce the amount to be distributed to public shareholders upon our dissolution and the liquidation of our trust account (we have not, however, sought information nor received information from the founders relating to their ability to satisfy any indemnification obligation); and
•	not to participate in a co-investment in a target business unless the terms of such co-investment are no more favorable than the terms of our investment and such investment will require the prior approval by a majority of our disinterested directors.

These obligations are included in one or more of the following agreements, each of which is filed with the registration statement of which this prospectus is a part: the letter agreements with the representative of the underwriters and each founder, the underwriting agreement with the underwriters, and the escrow agreement with our transfer agent and the founders. Each of these agreements, by their terms, is governed by New York law. In addition, each agreement may be amended or terminated with the consent of each of the parties thereto. Accordingly, if each of the parties to an agreement determines that these obligations are no longer in their best interest, then the agreements may be amended or terminated, and these obligations may be changed or eliminated entirely.

We may expend financial, management and other resources in researching acquisitions that are not consummated, which could result in the loss of the costs incurred or materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific acquisition transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial acquisition transaction for any number of reasons, including those beyond our control such as if greater than 83.3% of public shareholders elect to exercise their redemption rights. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Because our founders own or will own securities in us that will not participate in the trust account liquidation, they may have a conflict of interest in deciding if a particular target business is an attractive candidate for an acquisition transaction.

On February 23, 2011, our founders acquired an aggregate of 862,500 Series C Shares for an aggregate purchase price of $25,000 (up to 112,500 of which shares will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full). Upon our dissolution and the liquidation of the trust account in the event we do not consummate an acquisition transaction prior to 18 months following the consummation of this offering, none of our founders will have the right to receive distributions from the trust account with respect to the founders’ shares. In addition, the representative of the underwriters, our founders and their designees will purchase 3,300,000 placement warrants immediately prior to the completion of this offering. A portion of the $1,650,000 purchase price of the placement warrants will be included in the trust account that is distributed to our public shareholders in the event of our dissolution and a trust account liquidation. In the event of our dissolution and a trust account liquidation, our founders will not receive distributions from the trust account with respect to the placement warrants and the placement warrants will expire worthless. Therefore, our directors’ and officers’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating our initial acquisition transaction in a timely manner. This may also result in a conflict of interest when they determine whether the terms, conditions and timing of a particular acquisition transaction are appropriate and in our shareholders’ best interest.

Unless we complete an acquisition transaction, neither our officers, directors nor any of their respective affiliates will receive reimbursement for any out-of-pocket expenses they incur if such expenses exceed the amount available to us for working capital and general corporate purposes. Therefore, they may have a conflict of interest in determining whether a particular target business is appropriate for an acquisition transaction and in the public shareholders’ best interest.

Neither our officers, directors nor any of their respective affiliates will receive reimbursement for any out-of-pocket expenses reasonably incurred by them to the extent that such expenses exceed the amount not required to be retained in the trust account unless the acquisition transaction is consummated. Our officers and directors may, as part of any such transaction, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management to view such potential acquisition transaction unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors or any of their respective affiliates could influence their motivation in selecting a target business, and thus there may be a conflict of interest when determining whether a particular acquisition transaction is in the shareholders’ best interest.

We will probably consummate only one acquisition transaction with the proceeds of this offering, which means that our operations will probably depend on a single business.

The net proceeds from this offering and the offering of the placement warrants, after reserving $600,000 of the proceeds for our operating expenses and $600,000 for the deferred underwriting discount, will provide us with approximately $29,450,000 (approximately $33,747,500 if the underwriters’ over-allotment option is exercised in full), which we may use to consummate an initial acquisition transaction. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, registration statement/proxy materials or tender offer disclosure and closings. We may also be exposed to the risk that the conditions to closing with respect to the initial acquisition transaction with multiple target businesses would not be satisfied. Due to these added risks, we are more likely to choose a single target business with which to pursue an acquisition transaction than multiple target businesses. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated, and we will not be able to diversify our operations or benefit from spreading of risks or offsetting of losses, unlike other entities that have the resources to consummate several acquisition transactions in different industries or areas of a single industry.

If our securities become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our securities have a market price per share of less than $5.00, transactions in our securities may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our securities become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Following the acquisition transaction we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required subsequently to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation for any business we consider. Thorough due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-transaction debt financing.

We may have insufficient resources to cover our operating expenses and the expenses of consummating our initial acquisition transaction.

We believe that amounts not held in the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.02 per share, or $9.98 per share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 18 months. Our estimates are also based on the belief that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, or if the amounts not held in the trust account are insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our founders or third parties. None of our founders is under any obligation to advance funds to, or invest in, us. Accordingly, we may not be able to obtain additional financing. If we do not have sufficient proceeds to fund our initial acquisition transaction and are unable to obtain additional financing, we may be required to dissolve and liquidate the trust account prior to consummating our initial acquisition transaction.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction, and, therefore, such consultants or financial advisers may have conflicts of interest.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of our initial acquisition transaction. If we pay consultants or financial advisers fees that are tied to the consummation of our initial acquisition transaction, they may have conflicts of interest when providing services to us, and their interests in such fees may influence their advice with respect to a potential acquisition transaction. For example, if a consultant’s or financial advisor’s fee is based on the size of the transaction, then they may be influenced to present us larger transactions that may have lower growth opportunities or long-term value versus smaller transactions that may have greater growth opportunities or provide greater value to our shareholders. Similarly, consultants whose fees are based on consummation of an acquisition transaction may be influenced to present potential acquisition transactions to us regardless of whether they provide longer-term value for our shareholders. While we will endeavor to structure agreements with consultants and financial advisors to minimize the possibility and extent of these conflicts of interest, we cannot assure you that we will be able to do so and that we will not be impacted by the adverse influences they create.

We may be unable to obtain additional financing if necessary to consummate an acquisition transaction or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular acquisition transaction.

We may consider an acquisition transaction that will require additional financing, particularly as we intend to focus primarily on acquisitions of middle market companies with valuations between approximately $30 million and $100 million. However, we cannot assure you that we will be able to consummate an acquisition transaction or that we will have sufficient capital with which to consummate a transaction with a particular target business. If the net proceeds of this offering and from the private placement of the placement warrants are not sufficient to facilitate a particular acquisition transaction because:

•	of the price paid for the target business;
•	of the depletion of offering proceeds not in the trust account or available to us from interest earned on the trust account balance that is expended in search of a target business; or
•	we must redeem for cash a significant number of common stock owned by shareholders who elect to exercise their redemption rights,

we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing is unavailable to consummate a particular acquisition transaction, we would be compelled to restructure or abandon that particular acquisition transaction and seek an alternative target business or businesses. In addition, if we consummate an acquisition transaction, we may require additional financing to fund the operations or growth of the target business or businesses. If we fail to secure such financing, this failure could have a material adverse effect on the continued development or growth of our combined business or businesses. Neither our founders nor any other party is required to provide any financing to us in connection with, or following, an acquisition transaction.

Our founders paid an aggregate of $25,000 for the founders’ shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

On February 23, 2011, our founders acquired an aggregate of 862,500 Series C Shares for an aggregate purchase price of $25,000 (up to 112,500 of which shares will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full). The difference between the public offering price per Series A Share (allocating all of the unit purchase price to the Series A Share and none to the redeemable warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our founders acquired their founders’ shares at a nominal price prior to this offering significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the redeemable warrants, you and the other new investors will incur an immediate and substantial dilution of approximately 55.8% or $5.58 per Series A Share (the difference between the pro forma net tangible book value per share after this offering of $4.42, and the initial offering price of $10.00 per unit).

Our outstanding warrants may adversely affect the market price of our units and underlying securities, and make it more difficult to effect an acquisition transaction.

The units being sold in this offering include redeemable warrants to purchase 3,000,000 shares of common stock (or 3,450,000 shares if the over-allotment option is exercised in full. In addition, we will be issuing in a private placement warrants to purchase 3,300,000 shares of common stock to Selway Capital Holdings, LLC. The placement warrants are identical to the redeemable warrants, except: (1) for certain restrictions on transfer; and (2) they are non-redeemable. To the extent we issue common stock to consummate an acquisition transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to some target businesses. This is because exercise of the redeemable warrants will increase the number of issued and outstanding shares of common stock and reduce the value of the shares that may be issued to consummate the initial acquisition transaction. Accordingly, the existence of our warrants may make it more difficult to consummate our initial acquisition transaction or may increase the cost of a target business if we are unable to consummate our initial acquisition transaction solely with cash. Additionally, the sale or possibility of sale of the shares underlying the redeemable warrants could have an adverse effect on the market price for our shares or our units or our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

You will not be able to exercise your redeemable warrants if we do not have an effective registration statement and a prospectus in place when you desire to do so.

No redeemable warrants will be exercisable, and we will not be obligated to issue common stock upon exercise of redeemable warrants by a holder, unless at the time of such exercise we have a registration statement in effect under the Securities Act covering the common stock issuable upon the exercise of the redeemable warrants and a current prospectus relating to such common stock. Under the terms of a redeemable warrant agreement between American Stock Transfer & Trust LLC, as warrant agent, and us, we have agreed to use our best efforts to have a registration statement in effect covering common stock issuable upon exercise of the redeemable warrants from the date the redeemable warrants become exercisable and to maintain a current prospectus relating to common stock until the redeemable warrants expire or are redeemed, and to take such action as is necessary to qualify the common stock issuable upon exercise of the redeemable warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the redeemable warrants for cash, in any event, and the redeemable warrants may not be exercised, and we will not deliver securities therefor, in the absence of an effective registration statement and a prospectus available for use. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if there is no registration statement in effect covering the common stock issuable upon the exercise of the redeemable warrants or the prospectus relating to the common stock issuable upon the exercise of the redeemable warrants is not current. As a result the redeemable warrants may expire worthless. If you are unable to exercise or sell your redeemable warrants, you will have paid the full unit price for only the common stock underlying the units.

Holders of placement warrants’ may exercise these warrants even if an effective registration statement and a prospectus are not in place, which means they may be able to exercise such warrants while public warrants might not be exercisable and might expire worthless.

Unlike the redeemable warrants underlying the units issued in connection with this offering, the warrants underlying the placement warrants may be exercised despite the absence of an effective registration statement under the Securities Act covering the common stock issuable upon the exercise of the such warrants and a current prospectus relating to such common stock. Therefore, once the founder warrants and placement warrants become exercisable, the holders thereof will be able to exercise such warrants regardless of whether the issuance of the underlying common stock is registered under the Securities Act, while public warrants might not be exercisable and might expire worthless.

There is currently no market for our securities, and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential acquisition transactions, the filing of periodic reports with the SEC and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. The absence of a market for our securities will likely have an adverse effect on the price of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate our initial acquisition transaction or operate over the near term or long-term in our intended manner.

We do not plan to operate as an investment fund or investment company or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long-term one or more operating businesses or a portion of such business or businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our founders are experienced as officers and directors of operating companies. However, we may be deemed to be an investment company under the Investment Company Act if, following this offering and prior to the consummation of our initial acquisition transaction, we are viewed as engaging in the business of investing in securities or we own “investment securities” having a value exceeding 40% of our total assets, and we may be required to register as an investment company or a registered investment adviser under the U.S. securities laws.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it difficult for us to complete an acquisition transaction, including:

•	corporate governance requirements and requirements regarding mergers and share exchanges;
•	restrictions on the nature of our investments;
•	restrictions on our capital structure and use of multiple classes of securities; and
•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate our initial acquisition transaction.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial acquisition transaction.

We do not believe that our anticipated activities will subject us to the Investment Company Act as the net proceeds of this offering and sale of warrants in our private placement offering that are to be held in the trust account may only be invested by the trust agent in “government securities” with specific maturity dates or money market funds that comply with certain regulations promulgated by the SEC. By restricting the investment of the trust account to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

We are dependent upon each of Messrs. Eitan and Gonzalez and the loss of any of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon Messrs. Eitan and Gonzalez. We expect that each of these persons will play a key role in our search for a target business, and we believe that our success in identifying and completing an acquisition transaction with an attractive target business depends on the continued service of these persons, at least until we have consummated our initial acquisition transaction.

Each of Mr. Eitan and Mr. Gonzalez will assist us in identifying perspective target businesses by sourcing and performing due diligence on target businesses. In addition, each of these individuals will assist us in closing the acquisition transaction and possibly integrating the target business following such closing. We expect that Messrs. Eitan and Gonzalez will negotiate deal terms with target businesses and manage and oversee our advisors and consultants, including legal counsel, accounting professionals and investment banking advisors. In addition, Mr. Gonzalez will oversee our administrative functions in Englewood, NJ.

We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. In addition, none of Messrs. Eitan or Gonzalez are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential acquisition transactions and monitoring the related due diligence. We do not have employment or consulting agreements with, or key-man insurance on the life of, any of these individuals. The unexpected loss of the services of any of these individuals could have a detrimental effect on us and impair our ability to identify and complete an acquisition transaction with an attractive target business.

The determination of the offering price of our units and the size of this offering was more arbitrary than typically would be the case if we were an operating company rather than a “blank check” company.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the placement warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were negotiated between us and the underwriters.

In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds from the sale of the placement warrants, would provide us with sufficient equity capital to execute our business plan. Although we made this determination assuming a minimal number of redemptions, we believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial acquisition transaction, even if significant redemptions should occur. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We may not be able to identify acquisition candidates successfully, obtain any necessary financing or consummate a transaction with one or more target businesses at the time of the initial acquisition transaction. Accordingly, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since there are no historical operations.

We may require shareholders who wish to redeem their shares in connection with a proposed acquisition transaction to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

If we provide public shareholders with redemption rights other than through a tender offer, we may require public shareholders who wish to exercise their redemption rights regarding their shares in connection with an acquisition transaction to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the consummation of our initial acquisition transaction. We may require these certification and delivery requirements because shareholders of blank check companies who elect to redeem sometimes fail to deliver their share certificates, effectively revoking their redemption election after the acquisition transaction, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, the Depository Trust Company and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical share certificate and you may not be able to redeem your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. If it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to exercise their redemption rights may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.

Because we must furnish our shareholders with audited financial statements of the target business prepared in accordance with applicable accounting standards, we may not be able to consummate an acquisition transaction with some prospective target businesses unless their financial statements are first reconciled to applicable accounting standards.

The federal securities laws require that an acquisition transaction meeting certain financial significance tests include historical and pro forma financial statement disclosure in periodic reports, registration statements and other materials submitted to shareholders. These financial statements must be prepared in accordance with applicable accounting standards, and the historical financial statements must be audited in accordance with the standards of the applicable oversight board. If a proposed target business, including one located outside of the United States, does not have or is unable to prepare financial statements that have been prepared and audited in accordance with applicable accounting standards, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per Series A Share is greater than an investor’s initial tax basis in a Series A Share.

Although we intend to take a contrary position, if our Series A Shares are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset values) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that an investor’s entitlement to receive payments upon exercise of the investor’s redemption right or upon our liquidation in excess of the investor’s initial tax basis in our Series A Shares (see “United States Federal Income Taxation — Allocation of Purchase Price and Characterization of a Unit”) will result in constructive income to the investor. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of acquiring, holding or disposing of our securities.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in California, Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with an acquisition transaction. None of the members of our board of directors, are “independent” under the policies of the North American Securities Administrators Association, Inc., or the NASAA, an international organization devoted to investor protection, and because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable acquisition transactions), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement and could disallow the offering, which would restrict your ability to engage in resale transactions (even if such resales would otherwise be permitted) with respect to our securities (in addition to the risk of disallowance pursuant to the immediately subsequent risk factor). Additionally, there is no limit on the amount of out-of-pocket expenses that could be reimbursed and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of our common stock held by the public shareholders. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Because our initial shareholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the NASSA Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by the NASAA, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. The NASAA promulgated the policy because it believes that the policy is consistent with investor protection and in the public interest. The policy permits a securities administrator to disallow offerings if the initial equity investment of the promoters is less than the amount resulting from the following formula: 10% of the first $1,000,000 of the offering, plus 7% of the next $500,000 of the offering, plus 5% of the next $500,000 of the offering, plus 2.5% of the balance of the offering over $2,000,000. Our promoters’ initial investment of $25,000 is less than the required $1,485,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy (in addition to the disallowance pursuant to the immediately preceding risk factor). If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities (even if such resales would otherwise be permitted). Additionally, if we are unable to complete an acquisition transaction, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete an acquisition transaction, the common stock acquired prior to this offering will be worth significantly more than $25,000.

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless the context requires otherwise, all references to the “Company”, “we,” “us,” “our company” and “our” refer to Selway Capital Acquisition Corporation.

Unless otherwise indicated, our financial information presented in this prospectus has been prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP. All references to “U.S. dollars” and “$” are to the legal currency of the United States. Any discrepancies in the tables included in this prospectus between the total and sum of constituent items are due to rounding. Unless otherwise indicated, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option. Unless otherwise indicated, all series of common stock are counted together as on class for purposes of calculating number of shares of common stock outstanding following this offering, regardless of whether they are held separately or included in the units or shares offered by this prospectus.

Our sole shareholder prior to this offering is Selway Capital Holdings, LLC, an affiliate of each of our officers and directors that we also refer to as our sponsor. We refer to Selway Capital Holdings, LLC, our officers and directors, and their affiliates collectively as our founders, and the units and the underlying common stock and warrants that they own prior to this offering as the founder units, founder shares and founder warrants, respectively.

We refer to Selway Capital LLC, an investment management firm that is an affiliate of Selway Capital Holdings, LLC and certain of our officers and directors, namely Messrs. Eitan and Gonzalez, as Selway Capital.

We refer to Selway Partners LLC, an investment vehicle of SCP Partners, a private equity firm, that is affiliated with Messrs. Eitan and Gonzalez, as Selway Partners.

We refer to holders of units and underlying securities sold in this offering (whether purchased in this offering or in the aftermarket), including our founders to the extent they hold securities sold in this offering, as public shareholders or public warrantholders, as the case may be. We refer to the units and underlying securities as public shares or public warrants, as the case may be.

Unless the context requires otherwise, all references to the “trust account” refer to the trust account at First Republic Bank with American Stock Transfer & Trust LLC as trustee, into which we will deposit $30,050,000 (or approximately $10.02 per unit sold to the public in the offering if the over allotment option is not exercised). If the over allotment option is exercised in full, an aggregate of $34,437,500 (or approximately $9.98 per unit sold to the public in the offering) will be deposited into the trust account. Such amounts include (i) $0.20 per unit, of underwriting discounts and commissions and, (ii) a portion of the aggregate proceeds of $1,650,000 that we will receive from the purchase of the placement warrants described above.

All references to a “pro rata share of the trust account” refer to a pro rata share of the trust account determined by dividing the total amount in the trust account as of two business days prior the liquidation of the trust, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account not previously released to us, by the number of shares sold in this offering (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a transaction with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers or directors following our initial acquisition transaction;
•	officers and directors allocating their time to other businesses and conflicts of interest that might arise with our officers and directors with respect to the allocation of business opportunities and the consummation of any acquisition transaction;
•	expectations regarding the involvement of our management following our initial acquisition transaction;
•	delisting of our securities from the OTC Bulletin Board or the ability to have our securities quoted on the OTC Bulletin Board following our initial acquisition transaction;
•	estimates regarding the operating expenses of our business before the consummation of our initial acquisition transaction and the beliefs that upon completion of the private placement of the placement warrants and this offering, we will have sufficient funds to operate for the next 18 months, assuming that our initial acquisition transaction is not consummated during that time;
•	potential inability to obtain additional financing to consummate our initial acquisition transaction;
•	limited pool of prospective target businesses;
•	ability and the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for equity securities;
•	public securities’ limited liquidity and trading;
•	use of proceeds not in the trust account; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	“Without Over-Allotment Option”	“With Over Allotment Option”
Gross proceeds
Offering gross proceeds	$30,000,000	$34,500,000
Proceeds from sale of the placement warrants	1,650,000	1,650,000
Total gross proceeds	$31,650,000	$36,150,000
Offering expenses(1)
Underwriting discount (2.5% of gross proceeds)(2)	$750,000	$862,500
Deferred underwriting discount (2.0% of gross proceeds)(3)	600,000	690,000
Legal fees and expenses	75,000	75,000
Printing and engraving expenses	20,000	20,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	8,011	8,011
FINRA registration fee	7,400	7,400
Miscellaneous expenses	89,589	89,589
Total offering expenses	$1,600,000	$1,802,500
Net proceeds	$30,050,000	$34,347,500
Less expenses not held in trust account (from private placement)	600,000	600,000
Held in the trust account for our benefit	$29,450,000	$33,747,500
Held in trust account for deferred underwriting discounts(4)	600,000	690,000
Total held in trust account	$30,050,000	$34,437,500
Percent of per unit offering price held in trust account	100.2%	99.8%
Unit pro rata share held in trust account	$10.02	$9.98

Expenses(5)(6)
Working capital funded from $600,000 initially held outside of the trust account and all of the interest earned on the funds held in the trust account

	Amount	Percentage of Total
Legal, accounting and other expenses attendant to the structuring and negotiation of an acquisition transaction	$150,000	25.00%
Due diligence, identification and research of prospective target business and reimbursement of out-of-pocket due diligence expenses to management	150,000	25.00%
Legal and accounting fees relating to SEC reporting obligations	100,000	16.67%
Administrative fees ($5,000 per month for 18 months)	90,000	15.00%
Directors’ and officers’ liability insurance	100,000	16.67%
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision in connection with a particular acquisition transaction and liquidation obligations and reserves, if any)	10,000	1.67%
Total	$600,000	100.00%

(1)	A portion of the offering expenses, including the SEC registration fee and FINRA filing fee, has been paid from loans in the aggregate amount of $70,000 made to us by our sponsor, Selway Capital Holdings, LLC, as further described below. These funds will be repaid out of the net proceeds of this offering not being deposited in the trust account upon consummation of this offering.

(2)	Represents 2.5% of the gross proceeds from the sale of the 3,000,000 units in this offering ($750,000).
(3)	Represents 2.0% of the gross proceeds from the sale of 3,000,000 units ($600,000) that will be deposited into the trust account and paid to the underwriters only upon the later of a consummation of an acquisition transaction or post-acquisition tender offer, and then only with respect to those units as to which the component shares have not been redeemed. If an acquisition transaction is not consummated and our company is dissolved and the trust account is liquidated, such amounts will be distributed among our public shareholders. In addition, in the event of an acquisition transaction or a post-acquisition tender offer, as the case may be, the amount of deferred underwriting discount payable to the underwriters will take priority over other amounts in the trust account.
(4)	No discounts or commissions will be paid with respect to the sale of the placement warrants. For purposes of presentation, the current portion of underwriting discounts and commissions are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $600,000, or $690,000 if the over-allotment option is exercised in full, all of which will be deposited in the trust account following the consummation of the offering, is payable to the underwriters only on the later of the consummation of an acquisition transaction or a post-acquisition tender offer, and then only with respect to those units as to which the component shares of common stock have not been redeemed for cash by those public shareholders who exercised their redemption rights in connection with an acquisition transaction.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(6)	The amount available to us for expenses and working capital will be the same regardless of whether the over-allotment option is exercised. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.02 per public share, or $9.98 per public share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction.

In addition to the offering of units by this prospectus, Selway Capital Holdings, LLC has committed to purchase the placement warrants from us for an aggregate purchase price of $1,650,000. These purchases will take place on a private placement basis immediately prior to the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the placement warrants. A portion of the proceeds we receive from this purchase will be placed in the trust account described below.

A total of approximately $30,050,000 (or approximately $34,437,500 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the placement warrants described in this prospectus, including $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions, will be placed in a trust account at First Republic Bank with American Stock Transfer & Trust LLC as trustee. Net proceeds of this offering in the amount of $600,000 will not be held in the trust account. We believe the $600,000 of proceeds of this offering initially available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.02 per public share, or $9.98 in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements, will be sufficient to allow us to operate for at least the next 18 months, assuming an acquisition transaction is not completed during that time. The per unit amount in the trust account will be less than $10.02 in the event the underwriters exercise the over-allotment option because the underwriters’ discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised.

Except for any amounts paid to redeeming shareholders in connection with our initial acquisition transaction, the proceeds held in the trust account will not be released from the trust account until the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or a post-acquisition tender offer or our dissolution and the liquidation of the trust account in the event we do not consummate an acquisition transaction prior to 18 months following the consummation of this offering. All amounts held in the trust account that are not:

•	distributed to public shareholders who exercise redemption rights;

•	released to us for working capital purposes and general corporate requirements (any amount in the trust account in excess of $10.02 per public share, or $9.98 per public share in the event the over-allotment option is exercised in full);
•	released to us to pay taxes; or
•	payable to the underwriters for deferred underwriting discounts and commissions,

will be released to us upon the later of the consummation of our initial acquisition transaction or post-acquisition tender offer.

We anticipate structuring an acquisition transaction to acquire 100% of the equity interests or assets of the target business. We may, however, structure an acquisition transaction to acquire less than 100% of such interests or assets of the target business, but we will not acquire less than a controlling interest and will in all instances be the controlling shareholder of the target company. The key factors that we will rely on in determining controlling shareholder status would be our acquisition of more than 50% of the voting rights of the target company and control of the majority of any governing body of the target company. Our controlling interest will be determined after considering any equity that we issue to shareholders of the target as part of the acquisition transaction. We will not consider any transaction that does not meet such criteria.

Upon release of funds from the trust account, and after payment of the redemption price to any public shareholders who exercise their redemption rights and the deferred underwriting discounts and commissions to the underwriters, the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial acquisition transaction occurs. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies, or for working capital.

Selway Capital Holdings, LLC, our sole shareholder, has loaned us a total of $70,000, which amount was used to pay a portion of the expenses of this offering referenced in the line items above related to the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses. The loans will be payable without interest on the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us.

We have agreed to pay to Selway Capital LLC a total of $5,000 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or 18 months following the consummation of this offering. Selway Capital LLC is an affiliate of certain of our officers and directors, namely Messrs. Eitan and Gonzalez. This arrangement was agreed to by Selway Capital LLC for our benefit and is not intended to provide Messrs. Eitan and Gonzalez compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Selway Capital LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of an acquisition transaction or 18 months following the consummation of this offering, we will cease paying these monthly fees.

We believe that amounts not held in the trust account and the interest income that may be released to us (all amounts in the trust account in excess of $10.02 per share, or $9.98 per share in the event the over-allotment option is exercised in full) and will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 18 months. Our estimates are based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an acquisition transaction. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is lower than the actual amount necessary to do so, or in the event the amounts not held in the trust account is insufficient to pay our costs and expenses, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable, through loans or additional investments from our sponsor or our officers and directors. None of our founders is under any obligation to advance funds to, or invest in, us.

The net proceeds from this offering and the private placement of the placement warrants that are not immediately required for the purposes set forth above will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States, so that we are not deemed to be an investment company under the Investment Company Act.

Other than the fee for office space and administrative and secretarial services described above, we will not pay fees of any kind (including finder’s and consulting fees) to any of our officers and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the acquisition transaction. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. We expect that due diligence of prospective target businesses will be monitored or performed by Messrs. Eitan and Gonzalez. Additionally, we may engage market research firms and/or third-party consultants. Our board of directors will have the responsibility of reviewing and approving all expense reimbursements made to our founders and their affiliates, with any interested director or directors abstaining from such review and approval. To the extent that such expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an acquisition transaction. These expenses would be a liability of the post-transaction business and would be treated in a manner similar to any other account payable of the combined business. Our officers and directors may, as part of any such acquisition transaction, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our directors to view such potential acquisition transaction unfavorably and result in a conflict of interest. Although we currently expect it is possible that the members of our management team will become a part of the management team of the combined entity, since the actual role of each present member of management after an acquisition transaction is uncertain, we have no current ability to determine what remuneration, if any, will be paid to those persons after an acquisition transaction.

A public shareholder will be entitled to receive funds from the trust account only in the event of (i) our dissolution and trust account liquidation if we are unable to consummate an acquisition transaction within the allotted time, or (ii) if the public shareholder seeks to have us redeem their shares for cash in connection with an acquisition transaction that was actually consummated. In no other circumstances will a public shareholder have any right or interest of any kind in or to the funds in the trust account.

Upon the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, the underwriters will receive the deferred underwriting discounts and commissions held in the trust account. The underwriters will only receive that portion of the deferred underwriting discount with respect to those units as to which the component shares of common stock have not been redeemed for cash by those public shareholders who exercised their redemption rights in connection with an acquisition transaction. If we do not complete an initial acquisition transaction and we dissolve and the trust account is liquidated and distributed to our public shareholders as described herein, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of taxes payable, and net of interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, to the public shareholders.

DIVIDEND POLICY

We have not paid any dividend on our common stock to date, and we do not intend to pay cash dividends or make any distributions prior to the consummation of our initial acquisition transaction. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an acquisition transaction. The payment of any dividends subsequent to an acquisition transaction will be within the discretion of our then board of directors. After an acquisition transaction, we expect to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per Series A Share, assuming no value is attributed to the redeemable warrants included in the units, and the pro forma net tangible book value per share of common stock after this offering and the private placement of the placement warrants constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the common stock which may be redeemed for cash), by the number of outstanding shares of common stock (including Series A Shares). The information below assumes the payment in full of the underwriting discounts and commissions, including amounts held in the trust account, and no exercise of the over-allotment option.

At February 28, 2011, our net tangible book value was a deficit of $55,000, or approximately $0.07 per share of common stock. After giving effect to the sale of 3,000,000 Series A Shares included in the units (but excluding shares underlying the redeemable warrants included in the units) in this offering and the sale of 3,300,000 placement warrants, and the deduction of underwriting discounts and commissions and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,499,000 public shares which may be redeemed for cash) at February 28, 2011, would have been $5,532,267 or $4.42 per share, representing an immediate increase in net tangible book value of $4.49 per share to our founders and an immediate dilution of $5.58 per share or 55.8% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering and the private placement of the placement warrants is approximately $24,540,180 (not including up to $499,800 representing the portion of the deferred underwriting discount that will not be paid to the underwriters to the extent public shareholders exercise their redemption rights to the maximum extent permitted under our Amended and Restated Certificate of Incorporation) less than it otherwise would have been because if we effect an acquisition transaction, the redemption rights of the public shareholders, other than our founders, may result in the redemption for cash of up to 2,499,000 public shares at a per share redemption price equal to the amount in the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of taxes payable, and net of interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, calculated as of two business days prior to the proposed consummation of our initial acquisition transaction, divided by the number of Series A Shares included in the units sold in this offering. Our pro forma net tangible book value after this offering and the private placement of the placement warrants has been reduced by $0.20, representing the deferred underwriting discounts and commissions of $600,000 payable upon the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be.

The following table illustrates the dilution to the new investors on a per Series A Share basis, assuming no value is attributed to the redeemable warrants included in the units:

Initial public offering price		$10.00
Net tangible deficit before this offering and the private placement of the placement warrants	$(0.07)
Increase attributable to new investors	4.49
Pro forma net tangible book value after this offering and the private placement of the placement warrants		4.42
Dilution to new investors that do not subsequently exercise their redemption rights		$5.58

The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number(1)	Percentage	Amount	Percentage
Founders’ shares	750,000	20.00%	$25,000	0.083%	$0.0333
New investors	3,000,000	80.00%	30,000,000	99.917%	$10.000
Total	3,750,000	100.00%	$30,025,000	100.000%

(1)	Does not include: (i) 450,000 Series A Shares included in units issuable upon the exercise in full of the over-allotment option; (ii) 112,500 founders’ shares that we will redeem in the event the over-allotment option is not exercised in full; or (iii) the 3,300,000 shares of common stock underlying the placement warrants.

The pro forma net tangible book value after this offering and the private placement of the placement warrants is calculated as follows:

Numerator:
Net tangible deficit before this offering and sale of the placement warrants	$(55,000)
Net Proceeds from this offering and the private placement of the placement warrants	30,050,000
Plus: Offering costs incurred in advance, excluded from tangible book value before this offering	77,447
Less: proceeds held in the trust account subject to redemption to cash(2)	(24,540,180)
Total net tangible book value after this offering and the private placement of the placement warrants	$5,532,267
Denominator
Shares of common stock outstanding prior to this offering and the private placement of the placement warrants(1)	750,000
Series A Shares included in the units offered in this offering	3,000,000
Less: Shares subject to redemption (3,000,000 × 83.3%)	(2,499,000)
1,251,000

(1)	Does not include: (i) 112,500 founders’ shares that we will redeem in the event the over-allotment option is not exercised in full.
(2)	If the acquisition transaction is consummated, public shareholders who exercised their redemption rights would be entitled to receive approximately $10.02 per share, which amount represents $9.82 per share from the proceeds of this offering and $0.20 per share of deferred underwriting discounts and commissions that the underwriters have agreed to forfeit to pay redeeming shareholders.

CAPITALIZATION

The following table sets forth our capitalization on:

•	an actual basis at February 28, 2011; and
•	an as adjusted basis to give effect to the sale of the founders’ shares to our founders, the placement warrants to Selway Capital Holdings, LLC, the units in this offering and the application of the estimated net proceeds derived from the sale of such securities.

	As of February 28, 2011
	Actual	As Adjusted
Note payable to shareholder(1)	$70,000	$—
Series A Shares, $0.0001 par value, 0 and 2,499,000 shares that are subject to possible redemption, shares at redemption value(2)	—	24,540,180
Shareholders’ equity:
Shares of common stock, $0.0001 par value, 50,000,000 shares authorized; 862,500 shares issued and outstanding and 1,251,000 shares issued and outstanding (excluding 2,500,000 shares subject to possible redemption), as adjusted	$86	$125
Additional paid-in capital	24,914	5,534,695
Deficit accumulated during the development stage	(2,553)	(2,553)
Total shareholders’ equity	$22,447	$5,532,267
Total capitalization	$92,447	$30,072,447

(1)	Amount loaned pursuant to the promissory note issued to Selway Capital Holdings, LLC, our sole shareholder, which is due on the consummation of this offering. These funds were used to pay a portion of the expenses of this offering including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses.
(2)	If we consummate an acquisition transaction, the redemption rights afforded to our public shareholders may result in the redemption for cash of up to up to 83.3% of the shares sold in this offering, or 2,499,000 shares (2,873,850 shares if the underwriters exercise their over-allotment option in full) at an initial per share redemption price of approximately $10.02 per share ($9.98 per share initially held in the trust account in the event the over-allotment option is exercised in full) for approximately $24,540,180 (not including up to $499,800 representing the portion of the deferred underwriting discount that will not be paid to the underwriters to the extent public shareholders exercise their redemption rights to the maximum extent permitted under our Amended and Restated Certificate of Incorporation) in the aggregate (or approximately $28,681,023 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price paid to redeeming public shareholders will be equal to the aggregate amount then on deposit in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.02 per share, or $9.98 per share in the event the over-allotment option is exercised in full), calculated as of two business days prior to the consummation of the proposed acquisition transaction, divided by the number of Series A Shares included in the units sold in this offering. The underwriters will only receive that portion of the deferred underwriting discount with respect to those units as to which the component shares have not been redeemed for cash by those public shareholders who exercised their redemption rights in connection with the acquisition transaction.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly formed company organized under the laws of the State of Delaware. We are an innovated public acquisition company, or IPAC,SM formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction one or more operating businesses. Although we are not limited to a particular geographic region or industry, we intend to focus on operating businesses in the United States. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities. We believe that some of the attributes the operating business will have include: demonstrated scale with at least $30 million of annual revenue; historical profitability of at least $5 million in earnings before interest, taxes, depreciation, amortization; a sizeable need for capital for growth and expansion of its current scale; and, demonstrated competitive advantages via patents, unique processes or sales channels.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates), been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses, which may meet our investment criteria and, therefore, qualify as a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business.

The issuance of additional securities in an acquisition transaction:

•	may significantly dilute the equity interest of our shareholders;
•	may cause a change in control if a substantial number of shares of common stock or voting preferred shares are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our officers and directors;
•	may subordinate the rights of holders of common stock if we issue preferred shares with rights senior to those afforded to our common stock;
•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in an acquisition transaction may result in:

•	default and foreclosure on our assets if our operating revenues after an acquisition transaction are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants requiring the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such debt security was outstanding, or to the extent our existing leverage discourages other potential investors.

Effecting an Acquisition Transaction; Shareholder Redemption Rights

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Certificate of Incorporation and Bylaws provide that public shareholders will be entitled to cause us to redeem their Series A Shares for cash equal to the pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction regardless of how it is structured.

The manner in which we allow public shareholders to redeem their Series A Shares will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Shareholder Vote: If we structure the initial acquisition transaction as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of the acquisition transaction, we would prepare a proxy statement containing information in relation to the shareholder vote to approve an acquisition transaction for distribution to our shareholders, which would be sent to our shareholders not more than sixty days nor less than ten days prior to the date of the shareholder vote. Public shareholders voting against a proposed acquisition transaction would be entitled to redeem their Series A Shares for a pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full). In addition, any public shareholder would have the right to vote for the proposed acquisition transaction and demand that such shareholder’s Series A Shares be redeemed for a pro rata share of the trust account in connection with our initial acquisition transaction. This redemption right is only available to our public shareholders and our initial shareholders have agreed not to seek redemption of any shares owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any initial acquisition transaction, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them, including any shares of common stock included in shares acquired in this offering or in the aftermarket, in favor of such proposed acquisition transaction. We would proceed with an acquisition transaction only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 83.3% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 83.3% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”
•	Pre-Acquisition Transaction Tender Offer: At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition that does not require shareholder approval. Prior to the consummation of such an acquisition transaction, we could initiate a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer would be for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. The tender offer documents would include information similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. The tender offer documents would include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any shares they own in such tender offer.
•	Post-Acquisition Transaction Tender Offer: At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval and that would only require us to engage in a tender offer post-transaction. Prior to the consummation of such an acquisition transaction, we could file a Current Report on Form 8-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, we intend to consummate the transaction without a shareholder vote or a pre-acquisition transaction tender offer, and that would include disclosure regarding the target and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 8-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer documents would include the same information about the target business as was contained in the Form 8-K discussed above. The release to us of the proceeds from this offering held in the trust account would be conditioned on the closing of the tender offer. If we structure the acquisition transaction in this manner, we may seek that certain shareholders (holders of 5% or more of the public shares) elect to convert their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining Series A Shares automatically converting to Series B Shares immediately following consummation of the acquisition transaction. The tender offer would be for all outstanding Series B Shares at a price equal to a pro rata share of the trust account. Holders of Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction would not be entitled to participate in the issuer tender offer, while holders of Series A Shares that have their shares automatically converted to Series B Shares would be entitled to participate in the issuer tender offer. For more information about the various rights of each series of our securities, see “Description of Securities,” and for more information about voluntary and automatic conversion of our Series A Shares in connection with a post-acquisition transaction tender offer, see “Proposed Business — Effecting an Acquisition Transaction — Post-Acquisition Transaction Tender Offer.”

The redemption rights described above are only available to holders of Series A Shares or Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our common stock, our founders have agreed to not tender their securities in such tender offer.

Time to Complete an Initial Acquisition Transaction

We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction. Pursuant to the terms of the trust agreement between us and American Stock Transfer & Trust Company, our Amended and Restated Certificate of Incorporation and Bylaws and applicable provisions of Delaware law, if we do not consummate our initial acquisition transaction within 18 months after the completion of this offering, we will as promptly as practicable dissolve and liquidate the trust account and release only to our public shareholders a pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full), plus any remaining net assets. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any shares they acquire in this offering or in the aftermarket. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate if we fail to consummate our initial acquisition transaction within 18 months after the completion of this offering.

Results of Operations and Known Trends or Future Trends

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after consummation of an acquisition transaction.

Immediately after this offering, we will begin paying monthly fees of $5,000 per month to Selway Capital LLC and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through loans from our sponsor and its purchase of founders’ shares for $25,000. In our opinion, upon consummation of this offering, our working capital will be sufficient for our present requirements. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting approximately $1,600,000 (or $1,802,500 if the underwriters’ over-allotment option is exercised in full) of offering expenses, including total underwriting discounts and commissions of $1,350,000 (or $1,552,500 if the underwriters’ over-allotment option is exercised in full) and (ii) the sale of the placement warrants for an aggregate purchase price of $1,650,000, will be $30,050,000 (or $34,347,500 if the underwriters’ over-allotment option is exercised in full). Approximately $30,050,000 (or approximately $34,437,500 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $600,000 (or $690,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. $600,000 will not be held in the trust account and will be used by us as working capital. The amount of available proceeds (including the interest to be released to us to fund our working capital, net of taxes) is based on our management’s estimate of the amount needed to fund our operations and to consummate an acquisition transaction.

In addition, Selway Capital Holdings, LLC has loaned us an aggregate of $70,000 to cover expenses related to this offering. The loan will be payable without interest on the consummation of this offering. We intend to repay these loans from the proceeds of this offering not placed in the trust account.

We expect to use substantially all of the net proceeds of this offering to acquire one or more target businesses and will use a portion of the interest earned on the trust account together with the funds not held in the trust account to identify and evaluate prospective target businesses, to select one or more target businesses and to structure, negotiate and consummate the initial acquisition transaction, as described in more detail in this prospectus. However, in the event that expenses exceed the funds available to us outside of the trust account and the interest earned on the trust account, such amounts could be accrued and paid out of the funds that were held in the trust account post acquisition transaction, assuming an acquisition transaction is consummated. In addition, in the event our operating expenses exceed the working capital available to us, our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. If the initial acquisition transaction is paid for using equity or debt securities or additional funds from a private offering of debt or equity securities or borrowings, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial acquisition transaction, to fund the purchase of other companies or for working capital.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with the interest income on the balance of the trust account (any amounts in the trust account in excess of $10.02 per share, or $9.98 per share in the event the over-allotment option is exercised in full) to be released to us from time to time for working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated for up to 18 months.

We anticipate the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $600,000 held outside the trust account, to fund our working capital and general corporate requirements. We expect our primary liquidity requirements during the period prior to the consummation of our initial acquisition transaction or dissolution and liquidation if we are unable to consummate an acquisition transaction within the allotted time to include approximately $150,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial acquisition transaction, including the drafting of an acquisition document and the preparation of documents relating to the redemption rights of our shareholders in connection with the acquisition transaction; approximately $150,000 for expenses for the due diligence and investigation of a target business or businesses, including the review of documents and financial statements related to the applicable businesses; approximately $100,000 for legal and accounting fees relating to our SEC reporting obligations; up to an aggregate of $90,000 for office space, administrative services and secretarial support payable to Selway Capital LLC, an affiliate of certain of our officers and directors, namely Messrs. Eitan and Gonzalez, representing $5,000 per month for up to 18 months commencing on the date of this prospectus; approximately $100,000 for directors and officers insurance; and approximately $10,000 for working capital and general corporate purposes that will be used for miscellaneous expenses (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision in connection with a particular acquisition transaction and liquidation obligations and reserves, if any) and reserves for dissolution and liquidation expenses. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an acquisition transaction based upon the level of complexity of that acquisition transaction. In the event that our operating expenses exceed the working capital available to us from net proceeds not held in trust account and interest earned on monies held in the trust account (any amounts in the trust account in excess of $10.02 per share, or $9.98 per share in the event the over-allotment option is exercised in full), our founders may fund any working capital requirements through loans to be paid back upon the consummation of an acquisition transaction. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. If our estimate of the costs of undertaking in-depth due diligence and negotiating an acquisition transaction is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from our sponsor or our directors and officers. None of our sponsor, officers and directors are under any obligation to advance funds to, or invest in, us. Any such funds not used for our working capital requirements or to repay advances from our founders or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

It is also possible that we could use a portion of our working capital, including the funds not in the trust account, to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed acquisition transaction. In the event we were ultimately required to forfeit such funds, we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable acquisition transaction without securing additional financing. If we were unable to secure additional financing, we would most likely be unable to consummate an acquisition transaction within the allotted time and would be forced to dissolve and liquidate the trust account.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate an acquisition transaction. Such debt securities may include a working capital revolving debt facility or a longer term debt facility. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of an acquisition transaction.

Working Capital Loan

Through the date of this prospectus, Selway Capital Holdings, LLC has loaned us an aggregate of $70,000 for payment of offering expenses on our behalf. The loan will be payable without interest on the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of February 28, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

Selway Capital Acquisition Corporation is a newly formed company organized under the laws of the State of Delaware. We are an innovated IPACSM formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or similar acquisition transaction one or more operating businesses. Although we are not limited to a particular geographic region or industry, we intend to focus on operating businesses in the United States. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities.

We will seek to capitalize on the private equity investing experience and contacts of our management team including Yaron Eitan, our chairman and chief executive officer, and of other team members of Selway Capital LLC. Selway Capital is a private equity management firm focused on investing in mid-sized companies. Mr. Eitan is currently the Managing Partner of Selway Capital and also a partner of SCP Partners, an investment firm with several private equity and venture capital funds under management. We believe that Mr. Eitan’s extensive deal sourcing contacts in private and public companies, private equity funds, investment banks and other professional services firms will allow us to generate acquisition opportunities.

In addition, we will seek to benefit from the experience gained by Mr. Eitan and other Selway Capital professionals in connection with Vector Intersect Security Acquisition Corporation, a blank check company that conducted a successful initial public offering on April 26, 2007 and subsequently consummated a business combination with Cyalume Technologies Holdings, Inc. (OTCBB:CYLU) on December 19, 2008. Mr. Eitan was the chief executive officer and president of Vector Intersect and led the effort to raise the approximately $60 million initial public offering. Edmundo Gonzalez, our chief financial officer played a key role throughout the business combination, including assisting in identifying numerous suitable acquisition candidates including identifying the ultimate target. Mr. Eitan and our directors Andrew Intrater and Doron Cohen currently serve as directors of Cyalume Technologies Holdings, Inc., and Jarret Fass, our Vice-President, is responsible for corporate strategy for Cyalume.

We do not have any specific acquisition transaction under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, in any capacity (nor has any of our agents or affiliates), been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses, which may meet our investment criteria and, therefore, qualify as a target business. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business.

Business Strategy

We are more concerned with the underlying profile of a target company than with the particular industry in which it operates, however, due to the nature of our experience we expect to see many opportunities in industries in which we have previous deal making experience, including media and communications, defense and security, education and healthcare services. Based on the management team’s collective investment and operating experience we will also seek to acquire a business whose growth and development we can assist through collaborative business strategy formulation and execution.

We will use the same disciplined approach to identifying an acquisition target that our management team has used in the past and which we feel will ultimately lead to a successful public company. We have identified the following criteria that we believe are important and that we intend to use in evaluating acquisition transaction opportunities:

•	Public-Market Ready Businesses: We will seek to acquire a business that is ready to be a publicly-traded company. We believe that a business must have a substantial need for capital to execute on an expansion and growth plan. That is, we seek to acquire a business with the ability to grow given proper capitalization and not one where all of the capital would flow to the current owners.
•	Established Companies with Proven Track Records: We will seek to acquire established companies with sound historical financial performance. We intend to focus on companies with a history of strong operating and financial results including at least $30 million of revenue and $5 million of earnings before interest, taxes, depreciation and amortization.
•	Strong and Defensible Competitive Industry Position: We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or defensible niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire target businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.
•	Experienced Management Team: We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement the target’s management team.
•	Spin-offs / divestitures from larger companies: We may seek one or more businesses or assets that are part of larger companies where the owners seek to divest or spin-off in order to monetize their investment as long as the resulting company has the characteristics listed above.

While we intend to use these criteria in the process of evaluating transaction opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular acquisition transaction opportunity which we ultimately determine to pursue may not meet one or more of these criteria.

There are a significant number of businesses that meet the target company criteria listed above. A source of these businesses for Selway Capital Acquisition Corporation is the large number of private equity and venture capital funds that started their operations between 1998 and 2004. Many of these funds have not been able to access the public market as an exit vehicle for their portfolio companies due to the global financial crisis. We estimate that there are over 9,000 companies in the portfolios of these funds. Selway Capital Acquisition Corporation may provide an efficient and economical path for these investors to access the public market. We believe that our ability to structure a transaction with professional investors, the portfolio managers of these funds, is more highly likely than with other parties.

There are also a number of private and public companies that became over-levered in the run up to the global financial crisis in 2008. We believe that there are likely select opportunities to acquire attractive operating businesses by partnering with the owners of these companies to de-leverage these companies.

Competitive strengths

We believe our specific competitive strengths to be the following:

Prior Blank Check Company Experience:  Our management team, including our executive officers and directors, has already been involved in the successful initial public offering and subsequent consummation of a business combination for a prior blank check company. Vector Intersect Security Acquisition Corporation, which on April 26, 2007 conducted a successful initial public offering. Vector Intersect’s initial public offering raised gross proceeds of approximately $60 million at an offering price of $8.00 per unit. On December 19, 2008, Vector Intersect consummated a business combination with Cyalume Technologies Holdings, Inc. (OTCBB:CYLU), the global leader in chemiluminescent (chemical-light) technology, supplying militaries and safety markets around the world with innovative disposable light products. Each of our Directors played a key role throughout the business combination transaction including identifying various suitable acquisition candidates, structuring and negotiating the transaction and assisting in the proxy solicitation of stockholder approval for such acquisition. Messrs Eitan, Intrater and Cohen continue to serve on the board of directors of Cyalume Technologies Holdings, Inc. We believe our management’s prior acquisition experience with a blank check company represents a significant competitive advantage.

Extensive Public, Private Equity and Mergers and Acquisitions Contacts:  Our management team has an extensive base of contacts in the public and private equity industry that each team member has developed over the years. We believe that the members of our management team have strong working relationships with principals in private equity firms as well as intermediaries who constitute our most likely source of prospective acquisition transactions. In addition, our management team, through its present and historical membership on various boards of directors, has developed a network of business relationships with members on the boards of other businesses, which greatly extends our access to privately held companies. We believe that these contacts will be important in generating acquisition opportunities for us.

Management Operating and Investing Experience:  Each of our executive officers and directors has significant experience advising, acquiring, financing and selling private and public companies in various industries. Furthermore, our management team has extensive experience working together closely. Our experience with sourcing, due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets. Our management team has acquisition and operating experience in a number of businesses in various industries (such as media and communications, defense and security, education and healthcare services). We believe that this breadth of experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience.

Our Acquisition Transaction Plans

We do not have any specific acquisition transaction under consideration, and we have not (nor has anyone on our behalf) contacted any prospective acquisition target or had any discussions, formal or otherwise, with respect to such a transaction with us. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

The foregoing notwithstanding, in the course of their other business activities, our management team has had contact with or gained familiarity with many businesses which may meet our investment criteria and, therefore, qualify as a target business. Many of these businesses are in the media and communications, defense and security and healthcare services industries. However, any such discussions were in the ordinary course of the business activities of the members of our management team, and no discussions of any kind have taken place with any such business, whether directly or indirectly, regarding the potential for a transaction between us and such business. We will not, therefore, automatically disregard any such potential target solely on the basis that a member of our management team was previously aware of the target or had some level of contact with it prior to the effective date of our prospectus. To do so would only be to the disadvantage of our shareholders by depriving them of the opportunity to consummate what might be an attractive acquisition transaction. Should we propose a transaction with such a business to our shareholders, we will disclose any such prior knowledge or contacts, and we will reaffirm that no discussion of an acquisition transaction with us occurred prior to the effective date of this prospectus.

If we are unable to consummate an acquisition transaction within the allotted time (18 months from the consummation of this offering), we will dissolve and liquidate and distribute our trust account, plus any remaining net assets, to our public shareholders.

Potential Disadvantages

Although our management has a number of competitive advantages in consummating an acquisition transaction, especially in media and communications, defense and security, education and healthcare services industries in the United States, we have some potential disadvantages for focusing on such industries, which include:

•	There are very large, publicly-traded players in each of these industries, and these corporations have been active buyers of smaller companies in their industries. These large corporations may bid up the price of a target company to a level beyond which we would be willing or able to pay because they may be able to pay a “strategic premium” for the business.
•	There are industry-focused private equity firms that are actively deploying capital. These firms are also competitors for our efforts.
•	Our financial criteria imply that the target company may have other financing options besides going public through a transaction with us. We believe that some attractive companies will simply opt for other options, including doing nothing and operating as they have, rather than doing a transaction with us.

Effecting an Acquisition Transaction

General

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable Delaware law. Notwithstanding, our Amended and Restated Certificate of Incorporation and Bylaws provide that public shareholders will be entitled to cause us to redeem their shares for cash equal to the pro rata share of the aggregate amount then in the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full). This redemption right is only available to holders of Series A Shares. If we are required to offer redemption rights to all holders of our common stock, our founders have agreed to not tender their securities in such tender offer.

We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction.

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the placement warrants, our capital securities, debt or a combination of these as consideration to be paid in an acquisition transaction. While substantially all of the net proceeds of this offering are allocated to completing an acquisition transaction, the proceeds are not otherwise designated for more specific purposes.

Sources of target businesses

We anticipate that target businesses may be brought to our attention from various unaffiliated parties such as investment banking firms, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and similar sources. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. After the completion of this offering, our management team will speak to their various contacts to inform them that we are seeking a target business and request any information that they have for suitable targets. In addition, we expect that once our initial public offering is complete that we will receive unsolicited information about potential targets from those who are aware of the blank check market and have noted (either through publications or a monitoring of the SEC’s web site) that we have completed our initial public offering. We will not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates, or that is affiliated with any of our founders or their affiliates, or (ii) consummate an acquisition transaction with any underwriter, or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the FINRA that an acquisition transaction with such target business is fair to our shareholders from a financial point of view.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. We may seek to engage someone to assist in finding a potential target business if our management feels that they need assistance to find a suitable target business. If a finder approaches us on an unsolicited basis, our management would decide whether to work with that finder (and pay a finders’ fee) depending on the potential target business such finder proposes. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to consummation of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. Other than the fee for office space and administrative and secretarial services described herein, in no event will we pay any of our officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an acquisition transaction. In addition, none of our officers or directors will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any acquisition transaction involving us. Following such acquisition transaction, however, our officers or directors may receive compensation or fees, including compensation approved by the board of directors for customary director’s fees for our directors that remain following such acquisition transaction. Our directors have advised us that they will not take an offer regarding their compensation or fees following an acquisition transaction into consideration when determining which target businesses to pursue.

Selection of a target business and structuring of an acquisition transaction

At the time of our initial acquisition transaction, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete an acquisition transaction. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We intend to focus on potential target businesses with valuations between $30 million and $100 million. We believe that our available working capital following this offering, together with the issuance of additional equity and/or the issuance of debt, would support the acquisition of such a target business. The mix of additional equity and/or debt would depend on many factors. The proposed funding for any such acquisition transaction would be disclosed in the registration statement/proxy materials or tender offer materials relating to the required shareholder redemption rights.

We will not consider any transaction that does not meet the above described criteria.

In evaluating a prospective target business, our management will primarily consider the criteria and guidelines set forth above under the captions “— Investment Insight and Competitive Advantage” and “— Investment Strategy.” In addition, our management will consider, among other factors, the following:

•	financial condition and results of operations;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry by competitors;
•	stage of development of the business and its products or services;

•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	seasonal sales fluctuations and the ability to offset these fluctuations through other acquisition transactions, introduction of new products, or product line extensions; and
•	costs associated with effecting the acquisition transaction.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular acquisition transaction will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the acquisition transaction, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an acquisition transaction is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another acquisition transaction.

Issuance of additional debt or equity

We intend to focus on potential target businesses with valuations between $30 million and $100 million, although we may ultimately not seek to acquire a target business within this valuation range. We determined to value this offering at $30 million in order to facilitate a transaction in our targeted range. We believe that our available working capital following this offering would support the acquisition of such a target business. In addition, we believe that this range is appropriate given that we can issue equity and/or debt securities as part of the consideration to be paid for an acquisition, even in light of the possibility of up to 83.3% redemptions by shareholders who own shares to be issued in this offering. To consummate such an acquisition we may need to issue additional equity securities and/or incur additional debt financing. As the valuation of the proposed target business moves from the lower end to the higher end of that range, a greater amount of such additional equity or debt would be required. The mix of debt or equity would be dependent on the nature of the potential target business, including its historical and projected cash flow and its projected capital needs and the number of our shareholders who exercise their redemption rights. It would also depend on general market conditions at the time including prevailing interest rates and debt to equity coverage ratios. For example, capital intensive businesses usually require more equity and mature businesses with steady historical cash flow may sustain higher debt levels than growth companies.

We believe that it is typical for private equity firms and other financial buyers to use leverage to acquire operating businesses. Such debt is often in the form of both senior secured debt as well as subordinated debt, which may be available from a variety of sources. Banks and other financial institutions may provide senior or senior secured debt based on the target company’s cash flow. Mezzanine debt funds or similar investment vehicles may provide additional funding on a basis that is subordinate to the senior or secured lenders. Such instruments typically carry higher interest rates and are often accompanied by equity coverage such as warrants. We cannot assure you that such financing would be available on acceptable terms, if at all. The proposed funding for any such acquisition transaction would be disclosed in the registration statement/proxy materials or tender offer materials relating to the required shareholder redemption rights.

Lack of business diversification

The net proceeds from this offering and the offering of the placement warrants, after reserving $600,000 of the proceeds for our operating expenses and $600,000 for the deferred underwriting discount, will provide us with approximately $29,450,000 (approximately $33,657,500 if the underwriters’ over-allotment option is exercised in full), which we may use to consummate an initial acquisition transaction. We may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. Additionally, we may encounter numerous logistical issues if we pursue multiple target businesses, including the difficulty of coordinating the timing of negotiations, registration statement/proxy materials or tender offer disclosure and closings. We may also be exposed to the risk that the conditions to closing with respect to the initial acquisition transaction with multiple target businesses would not be satisfied. Due to these added risks, we are more likely to choose a single target business with which to pursue an acquisition transaction than multiple target businesses. Accordingly, the prospects for our success may depend solely on the performance of a single business. If this occurs, our operations will be highly concentrated, and we will not be able to diversify our operations or benefit from spreading of risks or offsetting of losses, unlike other entities that have the resources to consummate several acquisition transactions in different industries or areas of a single industry.

Accordingly, while it is possible that we may attempt to effect our initial acquisition transaction with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete acquisition transactions with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an acquisition transaction with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an acquisition transaction, and
•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

If we complete an acquisition transaction structured as a merger or share exchange in which the consideration is our securities, we would have a significant amount of cash available to make add-on acquisitions following our initial acquisition transaction.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business closely when evaluating the desirability of effecting an acquisition transaction with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While we expect that some of our officers and directors will remain associated in some capacity with us following the acquisition transaction, it is unlikely that any of them will devote their full efforts to our affairs subsequent to the acquisition transaction. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following an acquisition transaction, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited availability of information for privately-held target companies

In accordance with our acquisition strategy, it is quite possible that we will seek an acquisition transaction with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for acquisition transactions

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience in identifying and completing acquisition transactions. A number of these competitors possess greater technical, financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, our obligation to redeem for cash the common stock held by public shareholders who elect redemption may reduce the financial resources available for an acquisition transaction. The uncertainty resulting from not knowing the extent of redemptions, if any, that will occur may make reaching an agreement with an acquisition target more difficult. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial acquisition transaction entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction. We cannot assure you that we will be able to compete successfully for an attractive acquisition transaction. Additionally, because of these factors, we cannot assure you that we will be able to effectuate an acquisition transaction within the required time period. If we are unable to find a suitable target business within such time period, we will dissolve and liquidate the trust account, plus any remaining net assets.

Time to Complete an Initial Acquisition Transaction

We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction. Pursuant to the terms of the trust agreement between us and American Stock Transfer & Trust Company, our Amended and Restated Certificate of Incorporation and Bylaws and applicable provisions of Delaware law, if we do not consummate our initial acquisition transaction within 18 months after the completion of this offering, we will promptly dissolve and liquidate the trust account and release only to our public shareholders a pro rata share of the trust account, plus any remaining net assets. If we complete an acquisition transaction prior to such time period, but have not completed a post-acquisition transaction tender offer (or otherwise granted our public shareholder redemption rights in connection with the acquisition transaction) within such period, we will not be required to liquidate the trust account, however, the release of the funds to us will be conditioned upon completion of such tender offer. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any units or Series A Shares they acquire in this offering or in the aftermarket. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate if we fail to consummate our initial acquisition transaction within 18 months after the completion of this offering.

Shareholder Redemption Rights

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Certificate of Incorporation and Bylaws provide that public shareholders will be entitled to cause us to redeem their Series A Shares for cash equal to the pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction regardless of how it is structured.

The manner in which we allow public shareholders to redeem their Series A Shares will depend on the structure of the transaction. We intend to structure our initial acquisition transaction and shareholder redemption rights in one of the following ways:

•	Shareholder Vote: If we structure the initial acquisition transaction as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of the acquisition transaction, we would prepare a proxy statement containing information in relation to the shareholder vote to approve an acquisition transaction for distribution to our shareholders, which would be sent to our shareholders not more than sixty days nor less than ten days prior to the date of the shareholder vote. Public shareholders voting against a proposed acquisition transaction would be entitled to redeem their Series A Shares for a pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full). In addition, any public shareholder would have the right to vote for the proposed acquisition transaction and demand that such shareholder’s Series A Shares be redeemed for a pro rata share of the trust account in connection with our initial acquisition transaction. This redemption right is only available to our public shareholders and our initial shareholders have agreed not to seek redemption of any shares owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any initial acquisition transaction, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the common stock owned by them, including any common stock included in units acquired in this offering or in the aftermarket, in favor of such proposed acquisition transaction. We would proceed with an acquisition transaction only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 83.3% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 83.3% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”
•	Pre-Acquisition Transaction Tender Offer: At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition that does not require shareholder approval. Prior to the consummation of such an acquisition transaction, we could initiate a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The tender offer would be for all outstanding Series A Shares at a price equal to a pro rata share of the trust account. The tender offer documents would include information similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. The tender offer documents would include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction, and the closing of the acquisition transaction would be cross-conditioned with the closing of the tender offer. Our initial shareholders have agreed to not tender any shares they own in such tender offer.
•	Post-Acquisition Transaction Tender Offer: At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval and that would only require us to engage in a tender offer post-transaction. Prior to the consummation of such an acquisition transaction, we could file a Current Report on Form 8-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, we intend to consummate the transaction without a shareholder vote or a pre-acquisition transaction tender offer, and that would include disclosure regarding the target and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 8-K is on file with the SEC, we would close the acquisition transaction upon satisfaction of all closing conditions and within 30 days of the closing, commence a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer documents would include the same information about the target business as was contained in the Form 8-K discussed above. The release to us of the proceeds from this offering held in the trust account would be conditioned on the closing of the tender offer. If we structure the acquisition transaction in this manner, we may seek that certain shareholders (holders of 5% or more of the public shares) elect to convert their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction, with any remaining Series A Shares automatically converting to Series B Shares immediately following consummation of the acquisition transaction. The tender offer would be for all outstanding Series B Shares at a price equal to a pro rata share of the trust account. Holders of Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction would not be entitled to participate in the issuer tender offer, while holders of Series A Shares that have their shares automatically converted to Series B Shares would be entitled to participate in the issuer tender offer. For more information about the various rights of each series of our securities, see “Description of Securities,” and for more information about voluntary and automatic conversion of our Series A Shares in connection with a post-acquisition transaction tender offer, see “Proposed Business — Effecting an Acquisition Transaction — Post-Acquisition Transaction Tender Offer.”

The redemption rights described above are only available to holders of Series A Shares or Series B Shares, as the case may be. If we are required to offer redemption rights to all holders of our common stock, our founders have agreed to not tender their securities in such tender offer.

The per unit amount in the trust account will be less than $10.02 in the event the underwriters exercise the over-allotment option because the underwriters’ discount is based on a percentage of the aggregate offering price, while other offering costs and the proceeds from the sale of the placement warrants are fixed regardless of whether the over-allotment option is exercised. The right of redemption is valid only when a shareholder properly exercises such redemption rights. Public shareholders who cause us to redeem their shares for a pro rata share of the trust account will be paid their redemption price as promptly as practicable upon consummation of an acquisition transaction, and will continue to have the right to exercise any warrants they own. Our founders will not have any redemption rights with respect to the founders’ shares or with respect to any of the shares sold in this offering or any of the shares that they may acquire in the secondary market. This redemption could have the effect of reducing the amount distributed to us from the trust account by up to approximately $25,39,980, assuming redemption of the maximum of 83.3% of the eligible common stock (or up to approximately $28,681,023 assuming the over-allotment option is exercised in full).

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Certificate of Incorporation and Bylaws provide that public shareholders will be entitled to cause us to redeem their Series A Shares for cash equal to the pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction regardless of how it is structured.

If we structure the initial acquisition transaction as an acquisition that requires shareholder approval, or our management decides to seek shareholder approval of the acquisition transaction, we would be subject to the proxy rules promulgated under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, and as a result would prepare a proxy statement containing information in relation to the shareholder vote to approve an acquisition transaction for distribution to our shareholders, which will be sent to our shareholders not more than sixty days nor less than ten days prior to the date of the shareholder vote. Public shareholders voting against a proposed acquisition transaction will be entitled to redeem their Series A Shares for a pro rata share of the trust account up to a maximum of $10.02 per share (or $9.98 per share if the over-allotment option is exercised in full). In addition, any public shareholder will have the right to vote for the proposed acquisition transaction and demand that such shareholder’s Series A Shares be redeemed for a pro rata share of the trust account in connection with our initial acquisition transaction. This redemption right is only available to our public shareholders and our initial shareholders have agreed not to seek redemption of any shares owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any initial acquisition transaction, all of our initial shareholders, including all of our officers and directors, have agreed to vote all of the common stock owned by them, including any common stock included in units acquired in this offering or in the aftermarket, in favor of such proposed acquisition transaction.

We will proceed with an acquisition transaction only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 83.3% of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 83.3% so that we would have more than $5,000,000 in shareholder’s equity following our initial public offering, which means we are not required to comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison of This Offering to those Blank Check Companies Subject to Rule 419.”

At our option, we may require public shareholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the consummation or our initial acquisition transaction. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. We may require these certification and delivery requirements in connection with an acquisition transaction because shareholders of blank check companies who elect to redeem their shares sometimes fail to deliver their share certificates following an acquisition transaction, effectively revoking their redemption election, and resulting in an administrative burden for the company and uncertainty relating to its capital structure. We will determine whether to implement these certification requirements at the time of the distribution of the registration statement/proxy materials or tender offer materials to our shareholders in connection with the acquisition transaction based on our assessment of the likelihood and degree to which redeeming shareholders may fail to deliver their certificates given the then current market conditions.

The registration statement/proxy materials or tender offer materials that we will furnish to shareholders in connection with a proposed acquisition transaction will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement or tender offer materials up until the business day immediately preceding the vote on the proposed acquisition transaction or the date of the closing of the tender offer to deliver his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, our articles require that we provide not less than 10 clear days prior notice of the shareholders meeting, and the SEC rules and regulations governing issuer tender offers require that the offer be open for at least 20 business days. Because the delivery process is within the shareholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the shareholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. Notwithstanding the foregoing, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek redemption in time.

Any request for redemption, once made, may be withdrawn at any time prior to the business day prior to consummation of our initial acquisition transaction, unless the registration statement/proxy materials or tender offer materials specify a different date. Furthermore, if a shareholder delivers his certificate for redemption and subsequently withdraws his request for redemption, he may simply request that the transfer agent return his certificate (physically or electronically).

Notwithstanding the foregoing and solely in the event we structure our initial acquisition transaction to give shareholders their redemption rights other than through a tender offer, our Amended and Restated Certificate of Incorporation and Bylaws provide that a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed acquisition transaction with respect to all shares owned by such holder or such holder’s affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of shares before the vote held to approve a proposed acquisition transaction and prevent any subsequent attempts by such holders to use their redemption right as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Nothing in our Amended and Restated Certificate of Incorporation and Bylaws otherwise restricts the ability of any public shareholder from voting all of their shares against a proposed acquisition transaction.

Post-acquisition transaction tender offer

Unlike other blank check companies that require that shareholders be given redemption rights prior to the consummation of an acquisition transaction, we may give our shareholders redemption rights following consummation of our initial acquisition transaction in the form of a post-acquisition transaction tender offer.

At the discretion of our management and if a shareholder vote is not required by Delaware law, we may structure the acquisition transaction as an acquisition transaction that does not require shareholder approval by, for example, effecting the acquisition transaction through a wholly-owned subsidiary formed for such purpose. Promptly after entering into a definitive acquisition transaction agreement and prior to the consummation of such an acquisition transaction, we could file a Current Report on Form 8-K with the SEC disclosing that we have entered into a definitive acquisition transaction agreement, we intend to consummate the transaction without a shareholder vote or a pre-acquisition transaction tender offer, and that will include disclosure regarding the target and the proposed transaction similar to what would be included in a proxy statement compliant with U.S. securities regulations regarding the solicitation of shareholder votes to approve an acquisition transaction. After such Form 8-K is on file with the SEC, we will close the acquisition transaction upon satisfaction of all closing conditions, and within 30 days of the closing we would commence a tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. The tender offer documents would include similar information about the target business as was contained in the Form 8-K discussed above. The release to us of the proceeds from this offering held in the trust account will be conditioned on the closing of the tender offer.

If we structure the acquisition transaction in this manner, we may seek that certain significant shareholders (holders of 5% or more of the public shares) elect to convert their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction. The exchange ratio of Series A Shares for Series C Shares may be at a one-for-one basis, or at other exchange ratios to be negotiated with the individual shareholders. No consideration would be paid to shareholders who elect to convert other than the exchange of Series A Shares for Series C Shares. Neither we, nor the target business, are required to seek that any public shareholder elect to convert their Series A Shares into Series C Shares. If we or the target business do seek such conversions, such discussions would be with a limited number of highly sophisticated institutional accredited investors. Any holder who elects to convert would be required to make an irrevocable conversion election and tender their Series A Shares for conversion. The conversion election would be conditioned on, and effective as of, immediately prior to the consummation of our initial acquisition transaction. Any remaining Series A Shares would be automatically converted to Series B Shares immediately following consummation of our initial acquisition transaction. Shareholders who elect to convert their Series A Shares into Series C Shares may have civil remedies to the extent that the disclosure relating to the acquisition transaction or the target business in the Form 8-K filed prior to consummation is materially different from the disclosure provided in the post-acquisition tender offer documents filed with the SEC.

We will be required to commence the post-acquisition tender offer within 30 days following the consummation of the acquisition agreement by filing a Schedule TO with the SEC. The tender offer would be for all outstanding Series B Shares at a price equal to a pro rata share of the trust account. Holders of Series A Shares who elect to convert their shares into Series C Shares prior to consummation of the acquisition transaction will not be entitled to participate in the issuer tender offer, while holders of Series A Shares that have their shares automatically converted to Series B Shares will be entitled to participate in the issuer tender offer.

Following the closing of a post-acquisition tender offer, the Series B Shares will cease to exist, and all of our outstanding Series B Shares and Series C Shares will automatically be consolidated into one series of common stock with the same rights, all in accordance with our Amended and Restated Certificate of Incorporation and Bylaws.

Dissolution and liquidation if no acquisition transaction

We will have 18 months following the consummation of this offering to consummate our initial acquisition transaction. Pursuant to the terms of the trust agreement between us and American Stock Transfer & Trust Company, our Amended and Restated Certificate of Incorporation and Bylaws and applicable provisions of Delaware law, if we do not consummate our initial acquisition transaction within 18 months after the completion of this offering, we will dissolve as promptly as practicable and liquidate the trust account and release only to our public shareholders a pro rata share of the trust account, including the deferred underwriting discounts and commission and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account not previously released to us (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full) and any remaining net assets. If we complete an acquisition transaction prior to such time period, but have not completed a post-acquisition transaction tender offer (or otherwise granted our public shareholder redemption rights in connection with the acquisition transaction) within such period, we will not be required to liquidate the trust account; however, the release of the funds to us will be conditioned upon completion of such tender offer. Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any distribution from the trust account, but not with respect to any units, Series A Shares or Series B Shares they acquire in this offering or in the aftermarket. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate if we fail to consummate our initial acquisition transaction within 18 months after the completion of this offering.

Prior to consummation of our initial acquisition transaction, we will seek to have all prospective target businesses we enter into agreements with and all vendors and service providers that we contract with to provide services to us, which we collectively refer to as the contracted parties, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. However, there is no guarantee that we will be able to get waivers from all the contracted parties, and there is no guarantee that even if the contracted parties executed such agreements with us that such waivers will be enforceable to prevent the contracted parties from bringing claims against the trust account. If we are unable to complete an acquisition transaction and are forced to liquidate our trust account, our founders, by agreement, will indemnify us jointly and severally for all claims of contracted parties should we fail to obtain valid and enforceable waivers from such parties. Notwithstanding the foregoing, we have not questioned our founders on their financial net worth nor reviewed their financial information in order to determine that they will be able to satisfy their indemnification obligations, and our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding the foregoing, if we become aware of a material change in our founders’ ability to satisfy such obligations, we will make such information public by filing a Current Report on Form 8-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

If we are unable to consummate an acquisition transaction within the allotted time, our founders have agreed with respect to the founders’ shares to waive their rights to participate in any trust account liquidation distribution, but not with respect to any public shares they acquire in this offering or in the aftermarket. There will be no distribution from the trust account with respect to our warrants.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public shareholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to distribute to our public shareholders the liquidation amounts due them.

Amended and Restated Certificate of Incorporation and Bylaws

Summary

Registered Office.  Under our Amended and Restated Certificate of Incorporation and Bylaws, our Registered Office is located at the offices of United Corporate Services, Inc., 874 Walker Road, Suite C, Dover, DE 19904.

Objects and Purposes.  Under Article [__] of our Amended and Restated Certificate of Incorporation, the objects for which we are established are unrestricted, except for those restrictions imposed on companies by Delaware law.

Directors.  Under Article [__] of our Articles of Association, no contract or transaction between us and one or more of our Directors (an “Interested Director”) or officers, or between us and any of their affiliates (an “Interested Transaction”), will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if:

(a)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the our board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b)	The material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to our shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of our shareholders; or
(c)	The contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by the board, a committee of the board or the Shareholders.

A majority of independent directors must vote in favor of any Interested Transaction and determine that the terms of the Interested Transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Our board will review and approve all payments made to the sponsor, officers, directors and their respective affiliates, other than the payment of $5,000 per month to Selway Capital LLC, an affiliate of certain of our officers and directors, namely Messrs. Eitan and Gonzalez for office space, administrative services and secretarial support, and any Interested Director will abstain from such review and approval.

Rights, Preferences and Restrictions Attaching to Our Common Stock.  We are authorized to issue 50,000,000 shares of common stock, par value $0.0001, which shares may, but are not required to, be designated as part of one of three series, Series A Shares, Series B Shares and Series C Shares. Immediately prior to the completion of this offering, 862,500 shares of common stock designated as Series C Shares. Each share, regardless if it is designated as part of a series of common stock, has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may, by a resolution of the board of directors and with the consent of the shareholder, redeem our common stock for such consideration as the board of directors determines, subject to limitations on redemptions under Delaware law. For more information about the various rights of each series of our securities, see “Description of Securities.”

Alteration of Rights.  If at any time our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class), whether or not we are being wound-up, may be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class, at which meeting the necessary quorum will be at least two persons holding or representing by proxy one-third of the issued shares of the class.

Meetings.  Our annual meeting may be held at such time and place as the chairman or any two directors or any director and the secretary of the board of directors will appoint. The chairman or any two directors or any director and the secretary of the board of directors may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary. At least 10 clear days’ notice of an annual meeting will be given to each shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, and if different, the record date for determining shareholders entitled to attend and vote at the annual meeting, and, if practicable, the other business to be conducted at the meeting. At least 10 clear days’ notice of an extraordinary general meeting will be given to each shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, and the general nature of the business to be considered at the meeting. A meeting will, notwithstanding the fact that it is called on shorter notice than otherwise required, be deemed to have been properly called if it is so agreed by (i) all of the shareholders entitled to attend and vote thereat in the case of an annual meeting, and (ii) 75% of the shareholders entitled to attend and vote thereat in the case of an extraordinary general meeting. The accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice will not invalidate the proceedings at that meeting.

Limitations on the Right to Own Securities.  There are no limitations on the rights to own our securities, or limitations on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our securities, contained in our Amended and Restated Certificate of Incorporation and Bylaws (or under Delaware law).

Provisions Relating to the Acquisition transaction

Our Amended and Restated Certificate of Incorporation and Bylaws set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial acquisition transaction. Specifically, our Amended and Restated Certificate of Incorporation and Bylaws provide, among other things, that:

•	unless we elect to conduct a post-acquisition transaction tender offer, we may consummate our initial acquisition transaction only if public shareholders owning less than 83.3% of the common stock sold in this offering, exercise their redemption rights;
•	public shareholders who exercised their redemption rights in connection with an acquisition transaction will receive their pro rata share of the trust account (subject to the 10% limitation on redemption in the event we decide to have a shareholder vote on the initial acquisition transaction described herein);
•	if we are unable to consummate an acquisition transaction within the allotted time, we will dissolve and liquidate the trust account and distribute to public shareholders a pro rata share of the trust account determined by dividing the total amount in the trust account by the number of shares sold in this offering (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full);
•	our public shareholders’ right to receive a portion of the trust account is subject to certain conditions that may result in them receiving only a portion of the trust account and only upon liquidation of our trust account in the event we do not consummate an acquisition transaction within 18 months following the consummation of this offering or upon the exercise of their redemption rights in connection with the consummation of an acquisition transaction;

•	following this offering and prior to our initial acquisition transaction, we may not issue: (1) any units, common stock, warrants or any options or other securities convertible into or exchangeable for common stock; or (2) any preferred shares that participate in any manner in the proceeds of the trust account or that vote as a class with the common stock sold in this offering on an acquisition transaction;
•	the board of directors will review and approve all payments made to our sponsor, officers, directors, and their respective affiliates, other than the payment of an aggregate of $5,000 per month to Selway Capital LLC for office space, administrative services and secretarial support, with any interested director abstaining from such review and approval;
•	we may not enter into any transaction with any of our officers, directors or any of our or their respective affiliates without prior approval by a majority of our disinterested directors, who will have access, at our expense, to our attorneys or independent legal counsel, and only if our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction with unaffiliated third parties; and
•	we may not: (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates or that is affiliated with any of our founders or their affiliates; or (ii) consummate an acquisition transaction with any underwriter or underwriting selling group member, or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that an acquisition transaction with such target business is fair to our shareholders from a financial point of view.

The above-referenced requirements and restrictions included in our Amended and Restated Certificate of Incorporation and Bylaws are obligations to our shareholders and may only be amended prior to consummation of our initial acquisition transaction with the vote of our board of directors and the affirmative vote of at least 80% of the voting power of our outstanding shares of common stock. In addition, the relevant portions of the agreement governing the trust account can only be amended with the consent of 80% of the voting power of the Series A Shares.

If we call an extraordinary general meeting for the purpose of voting on an acquisition transaction our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders at an extraordinary general meeting called for the purpose of approving our initial acquisition transaction and/or amending Article [___] of our Amended and Restated Certificate of Incorporation and Bylaws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction. The members of our board have agreed that they will not recommend approval of such a proposal to eliminate or amend this provision (although shareholders could request that such a proposal be included as an item for shareholder approval in connection with a meeting of shareholders) prior to the consummation of an acquisition transaction. In light of the requirement that we obtain the approval of at least 80% of the voting power of our shareholders, we do not anticipate any changes to such requirements and restrictions prior to our consummation of an acquisition transaction, if any. Our Amended and Restated Certificate of Incorporation and Bylaws provide shareholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Certificate of Incorporation and Bylaws there can be no assurance that the question of additional redemption rights will not be considered at such meeting. If we hold a shareholder vote, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. In addition, each of our sponsor, directors, and officers has agreed that if he acquires common stock in or following this offering, he will vote all such acquired shares in favor of the acquisition transaction.

Except for the shares issued immediately prior to this offering and the Series A Shares underlying the units issued in connection with this offering, we will not issue securities with voting rights to vote on any proposals to amend our Amended and Restated Certificate of Incorporation and Bylaws, prior to an acquisition transaction. If any of these provisions are amended, our shareholders:

•	may not have all of the rights they previously had;
•	might not receive the amount anticipated in connection with a redemption or liquidation of our trust account; and
•	might not receive amounts from the trust account in the time frames specified in this prospectus.

In addition, our Amended and Restated Certificate of Incorporation and Bylaws provide shareholders with redemption rights only in connection with an acquisition transaction. In the event that a vote is called to consider other amendments to our Amended and Restated Certificate of Incorporation and Bylaws there can be no assurance that the question of additional redemption rights will not be considered at such meeting.

Competition

Identifying, executing and realizing attractive returns on acquisition transactions is highly competitive and involves a high degree of uncertainty. We expect to encounter competition for potential target businesses from other entities having a business objective similar to ours. Some of these competitors may be well established and have extensive experience in identifying and consummating acquisition transactions directly or through affiliates. Some of these competitors may possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of our competitors. Furthermore, recently other “blank check” companies have been formed, and a number of such companies have greater resources than we do. Additional blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds from this offering and the placement warrants, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing an acquisition transaction with certain target businesses. In addition the redemption of common stock held by our public shareholders into cash may reduce the resources available to us to fund our initial acquisition transaction and, may require us to raise additional funds through additional sales of our securities or incur indebtedness in order to enable us to effect such an acquisition transaction.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an acquisition transaction.

Although none of our officers and directors is currently affiliated with any “blank check” companies, they may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those we intend to conduct. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe fiduciary duties, and there can be no assurance that they will present those opportunities to us first. For a list of the entities to which our officers and directors owe fiduciary duties, see “Management — Conflicts of Interest.”

Facilities

We currently maintain our executive offices in an approximately 500 sq. foot suite at 74 Grand Avenue, 2nd Floor, Englewood, NJ 07631. The cost for this space will be included in the $5,000 per month fee described above that Selway Capital LLC will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or dissolution and liquidation of the trust account in the event we do not consummate an acquisition transaction within the applicable time period. Selway Capital LLC, an affiliate of certain of our officers and directors, namely Messrs. Eitan and Gonzalez. We believe, based on rents and fees for similar services in New Jersey, that the fees that will be charged by Selway Capital LLC are at least as favorable as we could have obtained from unaffiliated persons.

Employees

We currently have five officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. We intend to hire consultants in order to assist us in the search, due diligence for and consummation of an acquisition transaction.

Periodic Reporting and Audited Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally we will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. We believe that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2012. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Documents concerning us which are referred to in this prospectus may be inspected at 17 State Street, Suite 1600, New York, NY 10004.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial acquisition transaction and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A foreign target business that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us or any of our officers or directors in their capacity as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $30 million of the net offering and private placement proceeds, including $600,000 in deferred underwriting discounts and commissions, will be deposited into a trust account at First Republic Bank maintained by American Stock Transfer & Trust LLC, as trustee.	Approximately $25,785,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The approximate $30 million of net offering proceeds held in the trust account will be invested only in U.S. “government securities” (as such term is defined in the Investment Company Act) and/or one or more money market funds, selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition or short-term municipal bonds issued by governmental entities located within the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	There is no threshold valuation requirement for any target business we may acquire.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The Series A Shares and redeemable warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject, however, to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. In no event will separate trading begin until after the over-allotment option has been exercised in full or cancelled. See “Description of Securities — Units — Public Shareholders’ Units.”	No trading of the units or the underlying common stock and redeemable warrants would be permitted until the consummation of an acquisition transaction. During this period, the securities would be held in the escrow or trust account.
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, within 4 business days after the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Once the Series A Shares and redeemable warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the Series A Shares and redeemable warrants.
The Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either automatically be consolidated with all our other series of common stock into one series of common stock, if we grant shareholders redemption rights in connection with the acquisition transaction, or will automatically separate from the units and convert to Series B Shares, if we complete the acquisition transaction prior to a post-acquisition transaction tender offer. Series B Shares will automatically be consolidated with all our other series of common stock into one series of common stock following consummation of a post-acquisition transaction tender offer.
Exercise of the redeemable warrants	Each redeemable warrant is exercisable to purchase one share of common stock at $10.00 per share.
The redeemable warrants offered hereby will become exercisable on the later of:
	• the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be; and	The redeemable warrants could be exercised prior to the consummation of an acquisition transaction, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
• one year from the date of this prospectus.

Terms of Our Offering	Terms Under a Rule 419 Offering
Holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the redeemable warrant exercise notice is sent to the warrant agent. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.
Although the redeemable warrants and the common stock underlying them will be registered pursuant to this prospectus, redeemable warrants will only be exercisable if an effective registration statement covering the common stock issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants. See the risk factor entitled “You will not be able to exercise your redeemable warrants if we do not have an effective registration statement and a prospectus in place when you desire to do so.”
The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on , 2016, or earlier upon redemption by us or our dissolution and liquidation of the trust account in the event we fail to consummate an acquisition transaction.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	In connection with a proposed acquisition transaction we will be required to allow shareholders to redeem their shares. In connection with an acquisition transaction we will prepare a prospectus/proxy solicitation or tender offer documentation, and a shareholder following the procedures described in these documents will be given the right to cause us to redeem his, her or its shares for a pro rata share of the trust account. Public shareholders following the procedures described in this prospectus will be entitled to cause us to redeem their Series A Shares for a pro rata share of the trust account. However, a public shareholder who does not follow these procedures or who does not take any action would not be entitled to the distribution of any funds from the trust account. This redemption right is only available to holders of Series A Shares. Any amounts remaining in the trust account after granting of the redemption rights will be used to pay our outstanding expenses and to consummate the acquisition transaction, including the payment of any consideration due to the sellers under the acquisition transaction documents.	A prospectus containing information required by the SEC would be filed as part of a post-effective amendment to the original registration statement filed in connection with the offering and would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Acquisition transaction deadline	Our initial acquisition transaction must occur within 18 months from the consummation of this offering; if our initial acquisition transaction does not occur within this time frame, we will distribute to our public shareholders the trust account liquidation amounts due them as promptly as practicable.	If an acquisition has not been consummated within 18 months after the effective date of the company’s initial registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except with respect to interest income released to us (any amounts in the trust account in excess of $10.02 per public share, or $9.98 per public share in the event the over-allotment option is exercised in full) to fund our working capital expenses and to pay taxes, if any, and amounts released to redeeming shareholders, proceeds and interest income held in the trust account will not be released until the consummation of an acquisition transaction, the completion of a post-acquisition transaction tender offer or if we are unable to consummate an acquisition transaction within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of an acquisition transaction or the failure to effect an acquisition transaction within the allotted time.
Interest earned on funds in the trust account	There can be released to us, from time to time, interest earned on the funds in the trust account to fund expenses related to working capital and general corporate requirements.	The interest earned on funds held in the escrow account (net of taxes payable) would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of an acquisition transaction.
Shareholders who redeem their shares for cash in connection with an acquisition transaction will not receive any portion of that amount that has been previously released to us; upon dissolution and liquidation of the trust account in the event we do not consummate an acquisition transaction within the relevant time period, shareholders will be entitled to a portion of the interest earned on funds held in the trust account, including accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements (any amounts in the trust account in excess of $10.02 per public share, or $9.98 per public share in the event the over-allotment option is exercised in full), plus any remaining net assets.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Yaron Eitan	54	Chairman, President and Chief Executive Officer
Edmundo Gonzalez	38	Chief Financial Officer and Director
Jarret Fass	30	Vice President
Doron Cohen	58	Director
Andrew Intrater	49	Director

Below is a summary of the business experience of each of our executive officers and directors

Yaron Eitan has been our Chairman, President and Chief Executive Officer since inception. Mr. Eitan has over 25 years of experience acquiring, building and exiting businesses, bringing both financial and operational business expertise to our management team. Mr. Eitan founded Selway Capital LLC, an investment management firm, in March 2009 and serves as managing partner of the firm and since June 2002 has served as partner of SCP Partners, a private equity investment firm with multiple funds under management, specializing in the telecommunications, defense and security, and education industries. Previously, he was the co-founder of Reshef Technologies, a specialty munitions company, from August 1984 to August 1987, the President of Patlex, an industrial and patent enforcement holding company, from October 1987 to February 1989, and founder and CEO of Geotek Communications, a wireless communications company, from March 1989 to May 1998. In 1998, Mr. Eitan founded Selway Partners, a technology-sector holding company. Selway Partners was sold to SCP Partners in 2002, at which time Mr. Eitan became one of the partners of SCP Partners. In April 2007, Mr. Eitan launched Vector Intersect Security Acquisition Corporation, a special purpose acquisition corporation, which acquired Cyalume Technologies Holdings, Inc. in December 2008. Following the acquisition, Mr. Eitan continues to serve as a director of Cyalume. Mr. Eitan served in the Israeli Defense Forces for seven years, where he reached the rank of Major. He received his bachelor’s degree in economics from Haifa University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Edmundo Gonzalez has been our Chief Financial Officer and a director since inception. Mr. Gonzalez has worked with Mr. Eitan since 1999. Mr. Gonzalez joined SCP Partners as a principal in 2007, and has worked on dozens of transactions with Mr. Eitan since that time, including investments in portfolio companies, acquisitions, mergers and sales. From May 2004 to September 2007, he served as Vice President of Sales and Marketing for Software Technology, Inc., an educational software company and portfolio company of SCP Partners. From October 1999 to April 2004, he held various positions including Chief Operating Officer at TestU, an online education company, which was sold to Software Technology, Inc. in 2004. Previously, Mr. Gonzalez served as a consultant at PricewaterhouseCoopers Management Consulting (now IBM Business Consulting) from September 1995 to September 1999, where he consulted to Fortune 500 clients in the media, telecom and publishing industries. Mr. Gonzalez graduated with a bachelor’s degree with honors from Harvard University and received an M.B.A. with honors from Columbia Business School.

Jarret Fass has been our Vice President since inception. Mr. Fass joined Selway Capital LLC in June 2009. He is responsible for corporate strategy for Cyalume Technologies Holdings, Inc. as well as Selway Capital deal sourcing and execution. Prior to joining Selway Capital, from September 2002 to December 2007, Mr. Fass spent over five years at Bear Stearns in New York, where he most recently was an Associate in the firm’s Corporate Strategy Group focusing on the evaluation of mergers and acquisitions transactions and other ventures for the investment bank. In addition, Mr. Fass was responsible for Bear Stearns financial benchmarking related activities. He has an M.B.A. from Columbia Business School and a B.A. from Connecticut College.

Doron Cohen has been a Director since inception. He is the founder and has been a Senior Partner of Doron Cohen & Co. Law Offices since 1985. Mr. Cohen has also been a member of the Executive Committee since November 2001 and was Chairman of the Audit Committee from November 2001 to November 2008 of the Weizmann Institute of Science in Israel. He has served as a director of Cyalume Technologies Holdings, Inc. (formerly Vector Intersect Security Acquisition Corporation) since August 2007. Mr. Cohen received his LLB from Tel Aviv University.

Andrew Intrater has been a Director since inception. Mr. Intrater has served as Chief Executive Officer and Senior Managing Partner of Columbus Nova, a private equity and investment firm, since January 2000 and serves on the Executive and Investment Committees of the firm. Prior to Columbus Nova, from March 1993 until the end of 1999, Mr. Intrater served for 15 years as President and Chief Operating Officer of Oryx Technology Inc. (ORYX.PK), a scientific test equipment and advanced materials design and manufacturing company, headquartered in San Jose, CA. While at Oryx, he oversaw two strategic acquisitions, including the purchase of Zenith’s power converter division. Mr. Intrater is still a major shareholder and serves as a member of their Board of Directors. Mr. Intrater completed his B.S. in Chemical Engineering at the Rutgers University College of Engineering and Master’s degree in Materials Science at the Columbia University School of Mines.

Our directors and officers will play a key role in identifying, evaluating, and selecting target businesses, and structuring, negotiating and consummating our initial acquisition transaction. Except as described below and under “— Conflicts of Interest,” none of these individuals is currently a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify successfully and effect an acquisition transaction, although we cannot assure you that they will, in fact, be able to do so.

Affiliation with Other Blank Check Companies

Each of our directors has, or following the consummation of this offering may come to have, fiduciary obligations to other entities or organizations. Each of our directors may have fiduciary obligations to those companies on whose board of directors they currently sit or may sit in the future. To the extent that they identify business opportunities that may be suitable for any of these other companies, they may have competing fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless these other companies and any successors to such entities have declined to accept such opportunities.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. On February 23, 2011, our sponsor acquired an aggregate of 862,500 Series C Shares for an aggregate purchase price of $25,000 (up to 112,500 of which shares will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full). In addition, we will issue Selway Capital Holdings, LLC, in a private placement occurring immediately prior to the consummation of this offering, 3,300,000 warrants for aggregate consideration of $1,650,000. We believe that because our officers and directors own such units and warrants, no compensation (other than reimbursement of out-of-pocket expenses) is necessary, and such persons have agreed to serve in their respective role without compensation.

We have agreed to pay to Selway Capital LLC a total of $5,000 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or dissolution and liquidation of the trust account in the event we do not consummate an acquisition transaction within the relevant time period. Selway Capital LLC, an affiliate of certain of our officers and directors, namely Messrs. Eitan and Gonzalez. This arrangement was agreed to by Selway Capital LLC for our benefit and is not intended to provide Messrs. Eitan or Gonzalez compensation in lieu of a management fee or other remuneration, because it is anticipated that the expenses to be paid by Selway Capital LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third-party.

Other than this $5,000 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers or directors or any of their respective affiliates for services rendered prior to or in connection with an acquisition transaction. However, our officers and directors and their respective affiliates will receive reimbursement for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more target businesses. There are no limitations on the amount of expenses for which they can seek reimbursement, provided such expenses were incurred for our benefit. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Although we currently anticipate that some members of our management team will remain with us post acquisition transaction, some or all of our current executive officers and directors may or may not remain with us following our initial acquisition transaction, depending on the type of business acquired and the industry in which the target business operates. After the acquisition transaction, our directors and officers who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-transaction business to determine executive and director compensation. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following our initial acquisition transaction.

We have not set aside any amount of assets for pension or retirement benefits.

Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Board Committees

The board of directors intends to create various committees to help govern our corporate affairs and evaluate acquisition candidates. Specifically, we intend to form an audit committee in connection with our acquisition review and expect to have an “audit committee financial expert” serving on the audit committee. These actions may entail appointing an additional director, although that determination has not yet been made. At any time that our board of directors has an even number of directors, the Chairman of the board of directors is entitled to cast a deciding vote in matters considered by the full board of directors.

Conflicts of Interest

General

Potential investors should be aware of the following potential conflicts of interest:

•	Certain of our officers and directors are currently or may in the future become affiliated with entities, including other “blank check” companies, that are engaged in business activities similar to those we intend to conduct. Furthermore, any or all of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation both to us and to any other entities to which they owe fiduciary duties.
•	In the course of their other business activities our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Due to those existing and future affiliations, members of our management team may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•	None of our officers or directors is required to commit any specified amount of time to our affairs and are free to become involved in other blank check companies (though none which will seek a target business with its primary operations in the United States). Accordingly, they will have conflicts of interest in allocating management time among various business activities.
•	Our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for us and our shareholders since each of our directors will be subject to an escrow agreement with respect to founders’ shares and placement warrants, which only terminates following our consummation of an acquisition transaction. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, completing an acquisition transaction in a timely manner and securing the release of the founders’ shares.
•	In the event we elect to make a substantial down payment, or otherwise incur significant expenses, in connection with a potential acquisition transaction, our expenses could exceed the remaining proceeds not held in the trust account. Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if doing so requires our incurring such excess expenses. Specifically, our officers and directors may tend to favor potential acquisition transactions with target businesses that offer to reimburse any expenses in excess of our available proceeds not held in the trust account.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular acquisition transaction if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an acquisition transaction. We have been advised by our officers and directors that they will not take retaining their positions into consideration in determining which acquisition to pursue.

Accordingly, as a result of multiple business affiliations, our directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities, including other blank check companies. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Specific Potential Conflicts

Each of our officers and directors has, or may come to have, to a certain degree, other fiduciary obligations. A majority of our directors have fiduciary obligations to other companies on whose board of directors they presently sit, or may have obligations to companies whose board of directors they may join in the future. To the extent that they identify business opportunities that may be suitable for us or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless the other companies have declined to accept such opportunities or clearly lack the resources to take advantage of such opportunities.

A description of the specific potential conflicts for our officers and directors is as follows:

•	Messrs. Intrater, Eitan and Cohen are directors of Cyalume Technologies Holdings, Inc. Cyalume is a chemiluminescent (chemical-light) company, which operates in the defense industry. It is located in West Springfield, MA. In the event that we seek to acquire an operating business in the defense industry in the United States or abroad, a conflict may arise because Messrs. Intrater, Eitan and Cohen have a pre-existing relationship with Cyalume. It is likely that such a conflict would be resolved in favor of Cyalume.
•	Messrs. Eitan and Gonzalez are directors of DVTel, Inc. DVTel is a video surveillance company operating in the homeland security industry. It is located in Ridgefield Park, NJ. In the event that we seek to acquire an operating business in the homeland security industry in the United States or abroad, a conflict may arise because of this prior relationship with DVTel. It is likely that such a conflict would be resolved in favor of DVTel.

•	Messrs. Eitan and Gonzalez are also directors of Software Technology, Inc. (“STI”). STI is a software company operating in the education industry. It is located in Mobile, AL. In the event that we seek to acquire an operating business in the education industry in the United States, a conflict may arise because of the prior relationship with STI. It is likely that such a conflict would be resolved in favor of STI.
•	Mr. Eitan is also a director of Magnolia Broadband. Magnolia is a fabless semiconductor company operating in the wireless telecommunications industry. It is located in East Rutherford, NJ. In the event that we seek to acquire an operating business in the wireless telecommunications industry in the United States or abroad, a conflict may arise because of this prior relationship with Magnolia Broadband. It is likely that such a conflict would be resolved in favor of Magnolia Broadband.
•	Mr. Intrater is also Senior Managing Partner of Columbus Nova. Columbus Nova is a private investment firm with over $2 billion under management and diverse activities in public and private companies. It is located in New York, NY. It is likely that such a conflict would be resolved in favor of Columbus Nova and its affiliates.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for an acquisition transaction on the one hand and their other businesses on the other hand. For example, Messrs. Eitan and Gonzalez have responsibilities in managing a private equity portfolio of Selway Partners LLC, an investment vehicle of SCP Partners, a private-equity firm. They manage this portfolio via a contract between Selway Partners LLC and their investment management firm, Selway Capital LLC. Mr. Intrater is CEO and Senior Managing Partner of Columbus Nova, a private investment firm with over $2 billion under management and diverse activities in public and private companies.

Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Name	Name of Affiliated Entity	Affiliation
Yaron Eitan	Cyalume Technologies Holdings, Inc.	Director
	DVTel, Inc.	Director
	Software Technology, Inc.	Director
	Magnolia Broadband, Inc.	Director
	Selway Partners LLC	Manager Member
	Selway Capital LLC	Manager Member Partner
Andrew Intrater	Cyalume Technologies Holdings, Inc.	Director
	Columbus Nova	CEO and Senior Managing Partner
Doron Cohen	Oryx Technology Inc.	Director
	Cyalume Technologies Holdings, Inc.	Director
Edmundo Gonzalez	DVTel, Inc.	Director
	Software Technology, Inc.	Director
	Selway Capital LLC	Manager Member

These individuals have no other fiduciary obligations that would take priority with respect to the fiduciary obligations they owe to us to present potential target businesses to us.

Our officers and directors are free to become involved in other blank check companies as long as such other blank check companies will not seek to acquire a target business with its primary operations in the United States until after we have announced an acquisition transaction.

Additionally, our directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated.

Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us. For example, one of our directors or officers may be less likely to object to a course of action with respect to our activities because it may jeopardize their relationships in another enterprise. Therefore, such persons may not protect our interests as strenuously as would persons who had no pervious relationship with each other.

Neither we nor the members of our management team or board of directors has established any procedures or criteria to evaluate contacts or discussions related to potential target businesses if such potential target businesses create a conflict of interest situation.

Although no salary or other compensation will be paid to our officers and directors for services rendered prior to or in connection with an acquisition transaction, they will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable acquisition transactions. There is no specified limit on the amount of these out-of-pocket expenses. Our board of directors has designated Mr. Eitan to pass upon the reasonableness of any reimbursable expenses incurred by members of our management that exceed $1,000. To the extent that Mr. Eitan seeks reimbursement of expenses he has incurred in excess of $1,000, such reimbursement will be reviewed by our board of directors, with Mr. Eitan abstaining. Other than through this review process or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

Other Conflict of Interest Limitations

Our Amended and Restated Certificate of Incorporation and Bylaws set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial acquisition transaction. Specifically, our Amended and Restated Certificate of Incorporation and Bylaws provide, among other things, that:

•	we may not to enter into any transaction with any of our officers or directors or any of our or their respective affiliates without the prior approval by a majority of our disinterested directors, who will have had access, at our expense, to our attorneys or independent legal counsel, and then only if our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties; and
•	we may not (i) consummate an acquisition transaction with a target business that is a portfolio company of, or has otherwise received a financial investment from, our founders or their affiliates or that is affiliated with any of our founders or their affiliates, or (ii) consummate an acquisition transaction with any underwriter or underwriting selling group member or any of their affiliates, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of FINRA that the acquisition transaction with such target business is fair to our shareholders from a financial point of view.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;
•	each of our executive officers and directors; and
•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not include the placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus, or securities underlying the units that may be purchased by our officers and directors or their respective affiliates pursuant to the Directed Unit Program, if any. All shares have identical voting rights.

			Approximate Percentage of Outstanding Shares
Name and Address of Beneficial Owner(1)			Before Offering(2)	After Offering(3)
Andrew Intrater	750,000	(5)	100.0%	20.0%
Yaron Eitan	750,000	(5)	100.0%	20.0%
Edmundo Gonzalez	750,000	(5)	100.0%	20.0%
Doron Cohen	750,000	(5)	100.0%	20.0%
Jarret Fass	750,000	(5)	100.0%	20.0%
All directors and executive officers as a group (5 individuals)	750,000	(5)	100.0%	20.0%
Selway Capital Holdings, LLC	750,000	(5)	100.0%	20.0%

(1)	Unless otherwise noted, the business address for each of our beneficial owners is c/o Selway Capital Acquisition Corporation; 74 Grant Avenue, 2nd floor, Englewood, NJ 07631.
(2)	Consists of the founders’ shares. Does not include up to 112,500 founders’ shares that are subject to redemption by us to the extent the over-allotment option is not exercised in full.
(3)	Based on 750,000 ordinary shares outstanding immediately prior to this offering, not including up to 112,500 founders’ shares that are subject to redemption by us to the extent the over-allotment option is not exercised in full.
(4)	Based on 3,750,000 ordinary shares outstanding upon consummation of this offering. Does not include (i) shares underlying the redeemable warrants included in the units offered in this prospectus, (ii) shares underlying the 450,000 units issuable upon the exercise of the underwriters’ over-allotment option within 45 days from the consummation of this offering, (iii) 112,500 shares of common stock belonging to our founders that we will redeem in the event the underwriters’ over-allotment option is not exercised in full and (iv) ordinary shares underlying the placement warrants which will not become exercisable within the next 60 days.
(5)	Represents 750,000 shares held of record by Selway Capital Holdings, not including up to 112,500 founders’ shares that are subject to redemption by us to the extent the over-allotment option is not exercised in full. Messrs. Eitan, Gonzalez, Cohen and Fass, together with Columbus Nova, are members of Selway Capital Holdings and share voting as dispositive power over the founders’ shares owned by it. Mr. Andrew Intrater is the Chief Executive Officer of Columbus Nova. The business address of Columbus Nova is 900 Third Avenue, 19th Floor, New York, NY 10022.

Our founders have agreed with respect to the founders’ shares to waive their rights to participate in any trust account liquidating distribution if we are unable to consummate an acquisition transaction within the allotted time, but not with respect to any public shares they acquire in this offering or in the aftermarket. Prior to an acquisition transaction, any transferee of founders’ shares would be required to likewise waive any right to participate in any trust account liquidating distributions and agree to the transfer restrictions described below.

In connection with a shareholder vote to approve our initial acquisition transaction and/or amend Article [___] of our Amended and Restated Certificate of Incorporation and Bylaws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for such purpose. They also do not have redemption rights with regard to the founders’ shares. In addition, each of our founders has agreed that if he, she or it acquires common stock in or following this offering, he, she or it will vote all such acquired shares in favor of any acquisition transaction presented to our shareholders by our board of directors, and will not seek redemption rights with regard to such shares and have agreed not to tender their shares in a issuer tender offer in connection with our initial acquisition transaction.

If the underwriters do not exercise their over-allotment option in full, we will redeem up to an aggregate of 112,500 founders’ shares in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. An increase in the offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account.

At our request, the underwriters have reserved up to 500,000 units for sale at the initial public offering price through a directed unit program to our officers and directors and their respective affiliates. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units.

None of our officers or directors has indicated to us that he or she intends to purchase units in this offering. Immediately after this offering, our founders will beneficially own an aggregate of 20% of the then issued and outstanding common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of an acquisition transaction.

On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ shares, together with the placement warrants, into an escrow account maintained by American Stock Transfer & Trust LLC, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), these securities will not be transferable during the escrow period. The founders’ shares will not be released from escrow until the one year after the consummation of an acquisition transaction. The placement warrants will not be released from escrow until the consummation of our initial acquisition transaction.

Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released prior to this date if following an acquisition transaction we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

During the escrow period, our founders and any permitted transferees to whom they transfer common stock will retain all other rights of holders of our common stock, including, without limitation, the right to vote their common stock (except that our founders have agreed that they will vote their founders’ shares in the same manner as a majority of the public shareholders with respect to any proposal to amend our Amended and Restated Certificate of Incorporation and Bylaws presented to our shareholders by our board of directors) and the right to receive cash dividends, if declared, subject to the terms and conditions of the escrow agreement and the insider letter agreement executed by the founders.

If dividends are declared and payable in common stock, such dividends will also be subject to the escrow arrangement. If we are unable to effect our initial acquisition transaction and liquidate the trust account, our founders have waived the right to receive any portion of the trust account liquidation proceeds with respect to the founders’ shares, but not with respect to any public shares they acquire in this offering or in the aftermarket. Any permitted transferees to whom such securities are transferred will also agree to waive that right.

CERTAIN TRANSACTIONS

On February 23, 2011, our founders acquired an aggregate of 862,500 Series C Shares for an aggregate purchase price of $25,000 (up to 112,500 of which shares will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full).

Immediately prior to the consummation of this offering, Selway Capital Holdings, LLC will purchase 3,300,000 warrants for an aggregate purchase price of $1,650,000, or $0.50 per warrant. The placement warrants will be identical to the public warrants, except: (1) for certain restrictions on transfer; and (2) the placement warrants are non-redeemable. Such purchasers have also agreed that the placement warrants will not be sold or transferred until after we have completed an acquisition transaction.

The holders of the founders’ shares, as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements, except that in no event will Selway Capital Holdings, LLC have more than one demand registration right at our expense.

We have agreed to pay to Selway Capital LLC a total of $5,000 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of an acquisition transaction or our dissolution and the liquidation of the trust account in the event we do not consummate an acquisition transaction within the relevant time period. Selway Capital LLC is an affiliate of certain of our officers and directors, namely Messrs. Eitan and Gonzalez. This arrangement was agreed to by Selway Capital LLC for our benefit and is not intended to provide Messrs. Eitan and Gonzalez compensation. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third-party.

As of the date of this prospectus, Selway Capital Holdings, LLC has loaned us an aggregate of $70,000 to cover expenses related to this offering. The loans will be payable without interest on the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

We will reimburse our officers, directors or any of their respective affiliates for any reasonable out-of-pocket expenses incurred by them in connection with identifying, investigating and consummating a potential acquisition transaction with one of more target businesses. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of out-of-pocket expenses that could be reimbursed. This formula was a result of a negotiation between us and the underwriters and was meant to help maximize the amount of money in the trust account that would be distributed to the investors if we do not consummate an acquisition transaction within the permitted time. Our board of directors will review and approve all expense reimbursements made to our directors with the interested director or directors abstaining from such review and approval. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and those proceeds are properly withdrawn from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial acquisition transaction.

Other than the payment of $5,000 per month to Selway Capital LLC in connection with office space, administrative services and secretarial support rendered to us and reimbursement of reasonable out-of-pocket expenses to our officers, directors or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers and directors or any of their respective affiliates who owned our common stock prior to this offering for services rendered to us prior to or with respect to the acquisition transaction.

We expect that at least some members of our management team will remain with us following the acquisition transaction. After an acquisition transaction, if any member of our management team remains with us, they may be paid consulting, management or other fees from the combined company, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the prospectus/proxy solicitation or tender offer materials to be furnished to our shareholders. It is unlikely that the amount of such compensation will be known at the time of an acquisition transaction, as it will be up to the directors of the post-transaction business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested directors, who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third-party were found to be on terms less favorable to us than with an unaffiliated third-party, we would not engage in such transaction.

If we are unable to complete an acquisition transaction and are forced to dissolve and liquidate the trust account, our founders, by agreement, will indemnify us jointly and severally for all claims of contracted parties should we fail to obtain valid and enforceable waivers from such parties and such claims reduce the amount to be distributed to public shareholders upon our dissolution and the liquidation of our trust account. Notwithstanding the foregoing, we have not questioned our founders on their financial net worth nor reviewed their financial information in order to determine that they will be able to satisfy their indemnification obligations. Our founders are under no obligation to us to preserve their assets or provide us with information regarding changes in their ability to satisfy these obligations. Notwithstanding the foregoing, if we become aware of a material change in our founders’ ability to satisfy such obligations, we will make such information public by filing a Current Report on Form 8-K. Our board of directors has a fiduciary obligation to our shareholders to bring a claim against our founders to enforce their indemnification obligations.

Anti-Dilution Protection

On February 23, 2011, our founders acquired an aggregate of 862,500 Series C Shares for an aggregate purchase price of $25,000 (up to 112,500 of which shares will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full), an amount that is equal to 20% of the total of the number of shares that will be outstanding after this offering. In addition, if the underwriters determine that the size of the offering should be increased or decreased, a share dividend, share combination or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at 20% of the number of shares to be sold in this offering. We will not make or receive any cash payment in respect of any such adjustment, except for a nominal payment to effect a repurchase of the founders’ shares to the extent they are adjusted down in accordance with a reduction in the size of this offering.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 50,000,000 shares of common stock, $0.0001 par value. Immediately after the consummation of this offering, we will have 3,750,000 shares of common stock outstanding, assuming that the underwriters’ over-allotment option has not been exercised. The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description, you should refer to our Amended and Restated Certificate of Incorporation and Bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

The underwriting agreement and our Amended and Restated Certificate of Incorporation and Bylaws prohibit us, prior to our initial acquisition transaction, from issuing additional units, additional common stock, preferred shares, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the common stock on an acquisition transaction.

Units

Each public unit consists of one Series A Share, par value $0.0001, and redeemable warrant. Each redeemable warrant included in the public units entitles the holder to purchase one share of common stock at a price of $10.00. Holders of the redeemable warrants must pay the exercise price in full upon exercise of the redeemable warrants, or may elect to exercise the redeemable warrants on a cashless basis.

The public units offered by this prospectus will begin trading on or promptly after the date of this prospectus. The Series A Shares and redeemable warrants comprising the units will begin separate trading on the 90th day after the date of this prospectus or the announcement by the underwriters of the decision to allow earlier trading (based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), subject, however, to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. In no event will separate trading begin until after the over-allotment option has been exercised in full or cancelled.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, within 4 business days after the consummation of this offering. The audited balance sheet will reflect our receipt of the proceeds of this offering, including our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.

Once the Series A Shares and redeemable warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the Series A Shares and redeemable warrants.

The Series A Shares will continue to trade until we consummate an acquisition transaction, at which time they will either automatically be consolidated with all our other series of common stock into one series of common stock, if we grant shareholders redemption rights in connection with the acquisition transaction, or will automatically separate from the units and convert to Series B Shares, if we complete the acquisition transaction prior to a post-acquisition transaction tender offer. Series B Shares will automatically be consolidated with all our other series of common stock into one series of common stock following consummation of a post-acquisition transaction tender offer.

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001, which shares may, but are not required to, be designated as part of one of three series, Series A Shares, Series B Shares and Series C Shares. Immediately prior to the completion of this offering, 862,500 shares of common stock are issued and outstanding held by one holder of record, which shares have been designated as Series C Shares. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option, the redemption of 112,500 of the founders’ shares and not including the shares underlying the placement warrants which will not be exercisable immediately following the closing of this offering), there will be 3,750,000 shares of common stock outstanding, including the 3,000,000 Series A Shares included in the units offered by this prospectus.

Of the common stock outstanding immediately prior to our initial public offering 100% are held in the United States by 1 record holder.

Rights applicable to all common stock

The following rights apply to each series of our common stock, regardless if such shares are designated as part of a series of common stock.

Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the blank check power (the ability to grant shares of common stock with rights and privileges greater than outstanding securities, such as special voting rights and/or dividend preferences, without shareholder approval) granted by our Amended and Restated Certificate of Incorporation and Bylaws or required by law, holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of common stock will on a poll be entitled to one vote per share on matters to be voted on by shareholders. After an acquisition transaction is concluded, if ever, and upon our subsequent dissolution, our shareholders will be entitled to receive pro rata all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of 50% plus one share of the shares voted on a poll for the election of directors can elect all of the directors.

If any matters are voted on by our shareholders at an annual or extraordinary meeting, our founders may vote all their shares, whenever acquired, as they see fit; provided, however, that in connection with a shareholder vote to approve our initial acquisition transaction and/or amend Article [___] of our Amended and Restated Certificate of Incorporation and Bylaws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction, our founders have agreed to vote the founders’ shares in accordance with the majority of the common stock voted by the public shareholders. In connection with a shareholder vote, one-third of our issued and outstanding shares of common stock (whether or not held by public shareholders) will constitute a quorum.

Our shareholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that holders of Series A Shares (and Series B Shares in the event the Series A Shares are automatically converted to Series B Shares) have the right to have such shares redeemed for cash equal to their pro rata share of the trust account, plus any interest which has not been released to us as described below, in connection with our initial acquisition transaction.

Founders’ Shares

The founders’ shares are subject to the transfer restrictions described below. Our founders have agreed not to exercise redemption rights with respect to the founders’ shares and have agreed not to tender their shares in an issuer tender offer in connection with our initial acquisition transaction, and to vote their founders’ shares in the same manner as a majority of the public shareholders in connection with a shareholder vote to approve our initial acquisition transaction and/or amend Article [___] of our Amended and Restated Certificate of Incorporation and Bylaws (the article that contains all of the special provisions applicable to us prior to and in connection with our initial acquisition transaction) prior to consummation of our initial acquisition transaction. If we are unable to consummate an acquisition transaction within the allotted time, our founders have agreed with respect to the founders’ shares to waive their rights to participate in any trust account liquidation distribution, but not with respect to any public shares they acquire in this offering or in the aftermarket.

On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ shares, together with the placement warrants, into an escrow account maintained by American Stock Transfer & Trust LLC, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), these securities will not be transferable during the escrow period. The founders’ shares will not be released from escrow until the one year after the consummation of an acquisition transaction. The placement warrants will not be released from escrow until the consummation of our initial acquisition transaction.

Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released prior to this date if following an acquisition transaction we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

The holders of the founders’ shares, as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

Of the founders’ shares, 100% are held in the United States by 1 record holder.

Series A Shares

Our Series A Shares have the same rights as our common stock, except that holders of such shares are entitled to cause us to redeem such Series A Shares in connection with our initial acquisition transaction and are entitled to share ratably in the trust account, including the deferred underwriting discounts and commissions and accrued but undistributed interest, net of (i) taxes payable, and (ii) interest income earned on the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full), plus any remaining net assets, if we dissolve and liquidate the trust account prior to an acquisition transaction.

Unlike many other blank check companies, we are not required to have a shareholder vote to approve our initial acquisition transaction, unless the nature of the acquisition transaction would require shareholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial acquisition transaction, and currently intend to structure our initial acquisition transaction so that a shareholder vote is not required. Notwithstanding, our Amended and Restated Certificate of Incorporation and Bylaws provide that public shareholders will be entitled to cause us to redeem their Series A Shares for cash equal to the pro rata share of the trust account (initially approximately $10.02 per share, or approximately $9.98 per share in the event the over-allotment option is exercised in full) in connection with our initial acquisition transaction regardless of how it is structured.

If we hold a shareholder meeting to approve our initial acquisition transaction, we will proceed with the acquisition transaction only if a majority of the public shares voted at the extraordinary general meeting of shareholders called for the purpose of approving our initial acquisition transaction are voted in favor of the acquisition transaction and public shareholders owning less than 83.3% of the shares sold in this offering exercise their redemption rights.

If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, then each outstanding Series A Share will automatically be converted into a Series B Share immediately following consummation of the acquisition transaction.

The Series A Shares will be automatically consolidated upon consummation of our initial acquisition transaction, provided we have not elected to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, in which case they will automatically be converted to Series B Shares.

Series B Shares

Each Series B Share is identical to the Series A Shares, except that the Series B Shares have the right to participate in a post-acquisition transaction tender. If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, then each outstanding Series A Share will automatically be converted into a Series B Share immediately following consummation of the acquisition transaction. Public shareholders who hold Series B Shares will be entitled to participate in the post-acquisition transaction tender offer by tendering their Series B Shares in accordance with the instructions included in the Schedule TO and related tender offer documents to be filed with the SEC.

The Series B Shares will be automatically consolidated with all other classes or our common stock upon consummation of our post-acquisition tender offer.

Series C Shares

Each Series C Share is identical to the Series B Shares, except that the Series C Shares do not have the right to participate in a post-acquisition transaction tender offer. If we elect to grant our public shareholders their redemption rights by means of a post-acquisition tender offer, we may seek that certain significant shareholders (holders of 5% or more of the public shares) elect to convert their Series A Shares into Series C Shares immediately prior to consummation of the acquisition transaction. The exchange ratio of Series A Shares for Series C Shares may be at a one-for-one basis, or at other exchange ratios to be negotiated with the individual shareholders. No consideration will be paid to shareholders who elect to convert other than the exchange of Series A Shares for Series C Shares. Neither we, nor the target business, are required to seek that any public shareholder elect to convert their Series A Shares into Series C Shares. If we or the target business do seek such conversions, such discussions would be with a limited number of highly sophisticated institutional accredited investors. Any holder who elects to convert will be required to make an irrevocable conversion election and tender their Series A Shares for conversion. The conversion election would be conditioned on, and effective as of, immediately prior to the consummation of our initial acquisition transaction. Any remaining Series A Shares would be automatically converted to Series B Shares immediately following consummation of our initial acquisition transaction. Shareholders who elect to convert their Series A Shares into Series C Shares may have civil remedies to the extent that the disclosure relating to the acquisition transaction or the target business in the Form 8-K filed prior to consummation is materially different from the disclosure provided in the post-acquisition tender offer documents filed with the SEC.

The Series C Shares will be automatically consolidated with all other classes or our common stock upon consummation of a post-acquisition tender offer.

Warrants

Public Shareholders’ redeemable warrants

Each redeemable warrant included in the units entitles the holder to purchase one share of common stock at a price of $10.00. The redeemable warrants offered hereby will become exercisable on the later of:

•	the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be; and
•	one year from the date of this prospectus.

Holders of the redeemable warrants may elect to exercise them on a cashless basis by paying the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the redeemable warrants, multiplied by the difference between the exercise price of the redeemable warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the redeemable warrant exercise notice is sent to the warrant agent. We would not receive additional proceeds to the extent the redeemable warrants are exercised on a cashless basis.

Although the redeemable warrants and the common stock underlying them will be registered pursuant to this prospectus, redeemable warrants will only be exercisable if an effective registration statement covering the common stock issuable upon exercise of the redeemable warrants is effective and a prospectus relating to the common stock issuable upon exercise of the redeemable warrants is available for use by the holders of the redeemable warrants. See the risk factor entitled “You will not be able to exercise your redeemable warrants for cash if we do not have an effective registration statement and a prospectus in place when you desire to do so.”

The redeemable warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, on [  ], 2016 or earlier upon redemption by us or our dissolution and the liquidation of the trust account in the event we do not consummate an acquisition transaction within the time allowed us. Once the redeemable warrants become exercisable, we may redeem the outstanding redeemable warrants:

•	in whole but not in part;
•	at a price of $0.01 per redeemable warrant;
•	upon a minimum of 30 days’ prior written notice of redemption; and
•	if, and only if, the last sale price of our common stock on the exchange on which our securities may be traded equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We are not required to get the consent of [_________] or any underwriter before we exercise our warrant redemption rights.

We have established these redemption criteria to provide redeemable warrantholders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the redeemable warrant exercise price, and a sufficient differential between the then-prevailing common stock price and the redeemable warrant exercise price so there is a buffer to absorb the market reaction, if any, to our election to redeem the redeemable warrants. If the foregoing conditions are satisfied and we issue notice of redemption of the redeemable warrants, each redeemable warrantholder will be entitled to exercise his, her or its redeemable warrants prior to the scheduled redemption date. However, there can be no assurance that the price of our common stock will continue to exceed the $17.50 per share redemption trigger price or the redeemable warrant exercise price of $10.00 per share after the redemption notice is issued.

The right to exercise the redeemable warrants will be forfeited unless they are exercised before the date specified on the notice of redemption. From and after the redemption date, the record holder of a redeemable warrant will have no further rights except to receive, upon surrender of the redeemable warrants, the redemption price.

The redeemable warrants will be issued in registered form under a redeemable warrant agreement between American Stock Transfer & Trust LLC, as redeemable warrant agent, and us. You should review a copy of the redeemable warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the redeemable warrants.

The exercise price and number of shares of common stock issuable on exercise of the redeemable warrants must be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the redeemable warrants will not be adjusted for issuances of common stock at a price below the redeemable warrant exercise price.

In addition, the number of shares of common stock issuable on exercise of the redeemable warrants must be increased pursuant to a formula in the event we make distributions of cash or property (other than our common stock) to our shareholders. The increase would be in proportion to the fair market value of the distribution to shareholders.

The redeemable warrants may be exercised upon surrender of the redeemable warrant certificate on or prior to the expiration date at the offices of the redeemable warrant agent, with the exercise form on the reverse side of the redeemable warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of redeemable warrants being exercised, or by electing to exercise cashlessly. Redeemable warrantholders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their redeemable warrants and receive shares of common stock. After the issuance of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No redeemable warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the common stock issuable upon the exercise of the redeemable warrants and a current prospectus relating to those shares of common stock and they have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the redeemable warrants. Holders of the redeemable warrants are not entitled to net cash settlement and the redeemable warrants may only be settled by delivery of common stock and not cash. Under the redeemable warrant agreement, we have agreed to meet these conditions, to file a registration statement with the SEC for the registration of the common stock issuable upon exercise of the redeemable warrants, to use our best efforts to cause the registration statement to become effective on or prior to the commencement of the exercise period and to maintain a current prospectus relating to the common stock issuable upon the exercise of the redeemable warrants until the redeemable warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to do so. In addition, we are not required to cash settle the redeemable warrants in the event that our shareholders are unable to exercise them and they might expire worthless. The redeemable warrants may be deprived of any value and the market for the redeemable warrants may be limited if there is no registration statement in effect covering the common stock issuable upon the exercise of the redeemable warrants and the prospectus relating to the common stock issuable on the exercise of the redeemable warrants is not current or if the shares of common stock are not qualified or exempt from qualification of the jurisdictions in which the holders of the redeemable warrants reside.

We are not required to issue fractional shares on the exercise of redeemable warrants. If more than one redeemable warrant is presented for exercise in full at the same time by the same holder, the number of full shares which are issuable upon the exercise thereof are to be computed on the basis of the aggregate number of shares of common stock purchasable on exercise of the redeemable warrants so presented. If any fractional shares would be issuable on the exercise of any redeemable warrants, we will round down to the nearest whole number.

Placement Warrants

The placement warrants are identical to the public warrants, except that such warrants:

•	are subject to the transfer restrictions described below (as is the common stock issuable upon exercise of these warrants); and
•	are not redeemable by us.

If the placement warrants are held by holders other than the founders or their permitted transferees, the placement warrants will only be exercisable by the holders on the same basis as the redeemable warrants included in the units being sold in this offering.

On the date of this prospectus, all of our officers, directors, shareholders and advisors will place the founders’ shares, together with the placement warrants, into an escrow account maintained by American Stock Transfer & Trust LLC, acting as escrow agent pursuant to an escrow agreement. Subject to certain limited exceptions for transfers (as described below), these securities will not be transferable during the escrow period. The founders’ shares will not be released from escrow until the one year after the consummation of an acquisition transaction. The placement warrants will not be released from escrow until the consummation of our initial acquisition transaction.

Prior to their release from escrow, the securities may only be transferred (i) by gift to an affiliate or a member of the holder’s immediate family (or a member of the immediate family of its officers or directors) or to a trust or other entity, the beneficiary of which is the holder (or one of its officers or directors or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any holder, or (iii) pursuant to a qualified domestic relations order; provided, however, that any such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement and the insider letter agreement executed by the transferring holder. The securities held in the escrow account will only be released prior to this date if following an acquisition transaction we consummate a subsequent transaction resulting in all shareholders having a right to exchange their shares for cash or other consideration.

The holders of the founders’ shares, as well as the holders of the placement warrants (and underlying common stock), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of immediately prior to our initial public offering:

•	100% of the placement warrants are held in the United States by 1 record holders.

Receipt of Funds from Trust Account

A public shareholder will be entitled to receive funds from the trust account only in the event of (i) our dissolution and the liquidation of the trust account if we are unable to consummate an acquisition transaction within the allotted time or (ii) if the public shareholder seeks to have us redeem their shares for cash in connection with an acquisition transaction that we actually consummate. In no other circumstances will a shareholder have any right or interest of any kind in or to funds in the trust account.

Upon the consolidation of each series of our common stock into one class of common stock after consummation of an acquisition transaction or post-acquisition tender offer, as the case may be, the underwriters will receive the deferred underwriting discounts and commissions held in the trust account. The underwriters will only receive that portion of the deferred underwriting discount with respect to those units as to which the component shares of common stock have not been redeemed for cash by those public shareholders who exercised their redemption rights in connection with the acquisition transaction. If we do not complete an initial acquisition transaction and we dissolve and the trust account is liquidated and distributed to our public shareholders as described herein, the underwriters have agreed (i) to forfeit any rights or claims to the deferred underwriting discounts and commissions, together with any accrued interest thereon, in the trust account and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of taxes payable and net of interest income earned on the trust account previously released to us to fund our working capital and general corporate requirements, to the public shareholders.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust LLC.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after the consummation of this offering, we will have 3,750,000 shares of common stock outstanding, assuming that the underwriters’ over-allotment option has not been exercised (or 4,312,500 shares if the over-allotment option is exercised in full).

Of these shares, the 3,000,000 shares sold in this offering (or 3,450,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 862,500 shares (or 750,000 if the over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. In addition, (i) 862,500 founders’ shares (up to 112,500 of which will be redeemed by us to the extent that the underwriters do not exercise the over-allotment option in full), and (ii) 3,300,000 placement warrants and their underlying shares are also restricted securities under Rule 144. None of these restricted securities will be eligible for sale under Rule 144 prior to one year following the filing of certain information with the SEC, or form 10 information, after the consummation of our initial acquisition transaction. Any securities not able to be sold prior to an acquisition transaction will bear a restrictive legend to that effect.

In addition, except in limited circumstances, the founders’ shares will not be transferable until nine months following the consummation of our initial acquisition transaction with respect to 50% of the founders’ shares, and twelve months following the consummation of our initial acquisition transaction with respect to the remaining 50% of the founders’ shares. Although the placement warrants will not be placed in escrow, the purchasers have agreed that such securities will not be sold or transferred until after we have completed an acquisition transaction. These provisions are contained in contracts between us and each of the founders.

For more information about these exceptions, see the section entitled “Principal Shareholders.”

Rule 144

In general, Rule 144 provides certain resale safe harbors for holders of restricted securities (i.e., those securities not covered by a current registration statement). However, Rule 144 is unavailable for the resale of restricted securities initially issued by a “blank-check” or “shell” company, both before and after an initial acquisition transaction, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a “blank-check” or “shell” company;
•	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials) other than Form 8-K reports; and
•	has filed form 10 information with the SEC reflecting that it is no longer a “blank-check” or “shell” company,

may, after one year has elapsed from the filing of the form 10 information, within any three-month period resell a number of such restricted securities that does not, with respect to the common stock, exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding, which will equal 37,500 shares immediately after this offering (or 43,125 shares if the underwriters’ exercise their over-allotment option in full); or
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about us, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

Registration Rights

The holders of the founders’ shares, as well as the holders of the placement warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founders’ shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the placement warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate an acquisition transaction. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an acquisition transaction. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNITED STATES FEDERAL INCOME TAXATION

General

The following summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our units, Series A Shares, Series B Shares, redeemable warrants, and common stock, which are sometimes referred to collectively, or individually, as our “securities,” covered by this prospectus is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying Series A Share and redeemable warrant components of the unit. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of Series A Shares and redeemable warrants should also apply to holders of units (as the deemed owners of the Series A Shares and redeemable warrants underlying the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A beneficial owner of our securities that is described above is referred to herein as a “U.S. Holder.” If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition, ownership and disposition of our securities applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;

•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that hold 5% or more of our public shares (including persons that elect to convert our Series A Shares into Series C Shares);
•	persons that acquired our securities pursuant to the exercise of employee options, in connection with employee incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations applicable to a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one Series A Share and one redeemable warrant to acquire one share of common stock. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the Series A Share and the redeemable warrant that comprise the unit based on the relative fair market values of each at the time of issuance. The price allocated to each Series A Share and the redeemable warrant generally will be the holder’s tax basis in such share or redeemable warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that we may make will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the Series A Share and the redeemable warrant that comprise the unit is different from our allocation. Any such allocation is not, however, binding on the IRS.

Although we intend to take a contrary position, if our Series A Shares are not viewed as participating in our corporate growth (i.e., our future earnings or increases in our net asset value) to any significant extent (other than by reason of any “conversion” feature), due to our limited potential for corporate growth prior to an acquisition transaction, there is a risk that a holder’s entitlement to receive payments upon the exercise of the holder’s redemption right or upon our liquidation in excess of the holder’s initial tax basis in its Series A Shares will result in constructive income to the holder. This could affect the timing and character of income recognition and result in U.S. federal income tax liability to the holder without the holder’s receipt of cash from us.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding the risks associated with an allocation of the purchase price between the Series A Share and the redeemable warrant that comprise a unit that is inconsistent with any allocation of the purchase price that we may make. The balance of this discussion assumes that our characterization of the units (and the components thereof) and any allocation of the purchase price as described above are respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

A U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our securities. A cash distribution on our securities generally will be treated as a dividend for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The portion of such cash distribution, if any, in excess of such earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our securities. Any remaining excess generally will be treated as gain from the sale or other taxable disposition of such securities and will be treated as described under “— Taxation on the Disposition of Securities” below.

Any cash dividends we pay to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the applicable holding period and other requirements are satisfied. With certain exceptions, if the applicable holding period and other requirements are satisfied, cash dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum regular tax rate accorded to long-term capital gains for taxable years beginning before January 1, 2013, after which the regular U.S. federal income tax rate applicable to dividends is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income. It is not entirely clear, however, whether a U.S. Holder’s holding period for our securities would be suspended with respect to the dividends received deduction or the preferential tax rate on qualified dividend income for the period that such holder had a right to have such securities redeemed by us.

Possible Constructive Distributions with Respect to Redeemable Warrants

The terms of each redeemable warrant provide for an adjustment to the number of shares for which the redeemable warrant may be exercised or to the exercise price of the redeemable warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the redeemable warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the redeemable warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of our securities, which is taxable to the U.S. Holders of such securities as described under “— Taxation of Distributions,” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the redeemable warrants received a cash distribution from us equal to the fair market value of such increased interest.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a distribution in connection with our liquidation or a redemption of our Series A Shares or Series B Shares, as described in “— Taxation on the Redemption of Series A Shares or Series B Shares” below, or redeemable warrants), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 20% for taxable years beginning on or after January 1, 2013). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations.

Conversions and Consolidations

As described in the section of this prospectus captioned “Description of Securities,” above, the Series A Shares will be automatically consolidated into common stock upon the consummation of our initial acquisition transaction, unless we grant our public shareholders their redemption rights by means of a post-acquisition tender offer. In connection with a post-acquisition tender offer, each Series A Share outstanding immediately following the consummation of the initial acquisition transaction will be automatically converted into a Series B Share. Such Series B Shares will be automatically consolidated into one class of common stock upon consummation of such post-acquisition tender offer.

A U.S. Holder generally should not recognize gain or loss on such conversion or consolidations. A U.S. Holder’s adjusted tax basis in the Series B Shares or common stock, as the case may be, that such holder received upon such a conversion or consolidation should be equal to the holder’s adjusted tax basis in the Series A Shares or Series B Shares, as the case may be, that such holder surrendered. A U.S. Holder’s holding period in the Series B Shares or common stock, as the case may be, that such holder received upon such a conversion or consolidation should include such holder’s holding period in the Series A Shares or Series B Shares, as the case may be, that such holder surrendered.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Taxation on the Redemption of Series A Shares or Series B Shares

In the event that a U.S. Holder (i) elects to redeem its Series A Shares and receive cash pursuant to the exercise of its redemption right in connection with a shareholder vote regarding a proposed acquisition transaction, or (ii) elects to tender its Series A Shares or Series B Shares to us in connection with a tender offer, the amount received on any such transfer of shares generally will be treated for U.S. federal income tax purposes as a payment in consideration for the sale of our Series A Shares or Series B Shares, as the case may be, rather than as a distribution. Such amounts, however, will be treated as a distribution and taxed as described in “— Taxation of Distributions,” above, if (i) the redemption is “essentially equivalent to a dividend” (meaning that the U.S. Holder’s percentage ownership in us (including shares the U.S. Holder is deemed to own under certain constructive ownership rules) after the redemption is not meaningfully reduced from what its percentage ownership in us (including constructive ownership) was prior to the redemption), (ii) the redemption is not “substantially disproportionate” as to that U.S. Holder (“substantially disproportionate” meaning, among other requirements, that the percentage of our outstanding voting shares owned (including constructive ownership) by such holder immediately following the redemption is less than 80% of that percentage owned (including constructive ownership) by such holder immediately before the redemption), and (iii) the redemption does not result in a “complete termination” of the holder’s interest in us

(taking into account certain constructive ownership rules). If the U.S. Holder had a relatively minimal interest in our shares and its percentage ownership in us (including constructive ownership and taking into account the effect of redemptions by other holders) is reduced as a result of the redemption, such holder generally should be regarded as having a meaningful reduction in interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the U.S. federal income tax consequences to it of any redemption of its Series A Shares or Series B Shares.

Exercise or Lapse of Redeemable Warrants

A U.S. Holder will not recognize gain or loss upon the acquisition of shares of common stock on the exercise of redeemable warrants for cash. Shares of common stock acquired pursuant to the exercise of redeemable warrants for cash will have a tax basis equal to the U.S. Holder’s tax basis in the redeemable warrants, increased by the amount paid to exercise the redeemable warrants. The holding period of such shares of common stock should begin on the day after the date of exercise of the redeemable warrants. If a redeemable warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the redeemable warrant.

The tax consequences of a cashless exercise of redeemable warrants are not clear under current tax law. A cashless exercise may be tax-free, either because it is not a realization event (i.e., not a transaction in which gain or loss is realized) or because the transaction is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the common stock received would equal the U.S. Holder’s basis in the redeemable warrants. If the cashless exercise were treated as not being a realization event, the U.S. Holder’s holding period in the common stock could be treated as commencing on the date following the date of exercise of the redeemable warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common stock received would include the holding period of the redeemable warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of redeemable warrants with a fair market value equal to the exercise price for the number of redeemable warrants deemed exercised. For this purpose, the number of redeemable warrants deemed exercised would be equal to the number of common shares issued pursuant to the cashless exercise of the redeemable warrants). In this situation, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the redeemable warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in such redeemable warrants deemed surrendered. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the redeemable warrants. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the fair market value of the redeemable warrants deemed surrendered to pay the exercise price and the U.S. Holder’s tax basis in the redeemable warrants deemed exercised, and a U.S. Holder’s holding period for the common stock should commence on the date following the date of exercise of the redeemable warrants. There also may be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of redeemable warrants it is unclear which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of redeemable warrants.

Non-U.S. Holders

Taxation of Distributions

Any distribution (including a constructive distribution) we make to a Non-U.S. Holder of our securities, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Any such dividend paid to a Non-U.S. Holder with respect to our securities that is not effectively connected with the Non-U.S.

Holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). In satisfying the foregoing withholding obligation with respect to a distribution, we may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. Holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the Non-U.S. Holder’s adjusted tax basis in such securities (but not below zero) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other taxable disposition of such securities, which will be treated as described under “— Taxation on the Disposition of Securities” below.

Dividends (including constructive dividends) we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder. If the Non-U.S. Holder is a corporation, such dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise or Lapse of Redeemable Warrants

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a redeemable warrant, or lapse of a redeemable warrant, generally will correspond to the U.S. federal income tax treatment of the exercise of a redeemable warrant by a U.S. Holder, or the lapse of a redeemable warrant held by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of Redeemable Warrants” above.

Conversions and Consolidations

The U.S. federal income tax treatment of the automatic conversion of the Series A Shares into Series B Shares in connection with a post-acquisition tender offer or the automatic consolidation of the Series A Shares into common stock or Series B Shares into common stock, as the case may be, to a Non-U.S. Holder generally should correspond to the U.S. federal income tax treatment of such conversion or consolidation to a U.S. Holder, as described under “U.S. Holders — Conversions and Consolidations.”

Taxation on the Disposition of Securities

A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of our securities unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder);
•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where our securities are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of our securities, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the securities disposed of. There can be no assurance that our securities will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax (but not the Medicare contribution tax), net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder. Any gain described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate). Any U.S. source capital gain of a Non-U.S. Holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30% U.S. federal income tax rate (or a lower applicable tax treaty rate).

In connection with the third bullet point above, we generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Based on the current composition of our assets, we believe that we currently are not a USRPHC, and we do not anticipate becoming a USRPHC (although no assurance can be given that we will not become a USRPHC in the future). Non-U.S. Holders, particularly those Non-U.S. Holders that could be treated as actually or constructively holding more than 5% of our securities, should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our securities.

Payments After 2012

Effective generally for payments made after December 31, 2012, a Non-U.S. Holder may be subject to a U.S. federal withholding tax at a 30% rate with respect to cash dividends on, and the gross proceeds from the sale or other disposition of, our securities if certain disclosure requirements related to the U.S. accounts maintained by, or the U.S. ownership of, the Non-U.S. Holder are not satisfied. If payment of such withholding taxes is required, a Non-U.S. Holder that is otherwise eligible for an exemption from, or a reduction of, U.S. withholding taxes with respect to such dividends and proceeds generally will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. Non-U.S. Holders should consult their own tax advisors regarding the effect, if any, of such withholding taxes on their ownership and disposition of our securities.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each holder the amount of cash dividends and certain other distributions we pay to such holder on such holder’s securities and the amount of tax, if any, withheld with respect to those distributions. In the case of a Non-U.S. Holder, copies of the information returns reporting those distributions and withholding also may be made available to the tax authorities in the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of our securities to or through the U.S. office (and in certain cases, the foreign office) of a broker. In addition, pursuant to recently enacted legislation, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and adjustments to that tax basis and whether any gain or loss with respect to such securities is long-term or short-term also may be required to be reported to the IRS.

Moreover, backup withholding of U.S. federal income tax, at a rate of 28% for taxable years beginning before January 1, 2013 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2013), generally will apply to distributions made on our securities to, and the proceeds from sales and other dispositions of such securities by, a U.S. Holder (other than an exempt recipient) who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

[_________] is acting as the representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Units
[_________]

3,000,000

The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

Underwriting Terms

The following table shows the public offering price, underwriting fees and expenses to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us.

	Per Unit	Aggregate Amount
Public offering price	$10.00	$30,000,000
Underwriting discount(1)	0.25	750,000
Deferred underwriting discount(2)	0.20	600,000
Proceeds before other expenses(3)	$9.55	$28,650,000

(1)	Does not include an additional 2.0% of the gross proceeds, or $0.20 per unit ($600,000), payable to the underwriters from the sale of 3,000,000 units in this offering that will be paid to the underwriters only upon the later of the consummation of an acquisition transaction (and then only with respect to those units as to which the component Series A Shares have not been redeemed) or a post-acquisition tender offer, which amounts are reflected in this table as deferred underwriting compensation. If an acquisition transaction is not consummated and we are dissolved and liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public shareholders.
(2)	The per unit deferred underwriting compensation is $0.20 with respect to units sold in the offering. The underwriters have agreed to forego their deferred underwriting compensation with respect to each share of common stock that we redeem for cash in connection with the consummation of an acquisition transaction. The underwriters have agreed to forfeit their deferred underwriting compensation in the event an acquisition transaction is not consummated and our trust account is liquidated to our public shareholders as part of our plan of dissolution and liquidation.
(3)	Additional expenses attributable to this offering are estimated to be approximately $250,000.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities.

We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus.

We estimate that the total expenses of the offering payable by us, not including underwriting discounts, will be approximately $250,000. These expenses include, but are not limited to, SEC registration fees, FINRA filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses and transfer agent fees.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[_______] per unit. The underwriters may allow, and the selected dealers may re-allow, a concession not in excess of $[_____] per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the redeemable warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business or assets at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies and assets;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The “Restricted Period” under Regulation M for this offering will have ended when: (i) all of the units have been sold, (ii) there are no more selling efforts, and (iii) there is no more stabilization. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, as long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.
•	Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Neither [_________] nor any other FINRA member firm participating in this offering has provided any services to us in connection with a potential acquisition transaction or additional capital raising activities. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Directed Unit Program

At our request, the underwriters have reserved up to 500,000 units for sale at the initial public offering price through a directed unit program to our officers and directors and their respective affiliates. The number of units available for sale to the public will be reduced by the number of directed units purchased by participants in the program, if any. To the extent the directed units are not purchased pursuant to the directed unit program, the units will be offered by the underwriters to the public on the same basis as all other units.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

European Economic Area.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,300,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article [3] of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Italy.  This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany.  The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France.  The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

Switzerland.  This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom.  In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, and will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel.  The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden.  Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway.  This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark.  This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon by Loeb & Loeb, LLP, New York, New York. In connection with this offering, [____________] acted as counsel to the underwriters.

EXPERTS

The financial statements as of February 28, 2011 and for the period from January 12, 2011 (inception) to February 28, 2011 included in this prospectus have been so included in reliance on the report of McGladrey & Pullen, LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits and schedules, under the Securities Act, with respect to the securities we are offering by this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon consummation of this offering, we will be subject to the information requirements of the Exchange Act. Accordingly, we will be required to file reports, including annual reports on Form 10-K, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Selway Capital Acquisition Corporation
(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Selway Capital Acquisition Corporation

We have audited the accompanying balance sheet of Selway Capital Acquisition Corporation (a development stage company) as of February 28, 2011, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from January 12, 2011 (date of inception) to February 28, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Selway Capital Acquisition Corporation (a development stage company) as of February 28, 2011, and the results of its operations and its cash flows for the period from January 12, 2011 (date of inception) to February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Selway Capital Acquisition Corporation will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern. As discussed in Note B, the Company is in the process of raising capital through a proposed offering of equity securities. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey & Pullen, LLP

New York, New York
March 9, 2011

Selway Capital Acquisition Corporation
(a development stage company)

BALANCE SHEET
February 28, 2011

ASSETS
Current Assets
Cash	$45,000
Other assets, deferred offering costs	77,447
Total Assets	$122,447
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable and accrued expenses	$30,000
Note payable, stockholder	70,000
Total Liabilities	$100,000
Stockholder’s equity
Preferred stock $.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $.0001 par value; 50,000,000 shares authorized; 862,500 Series C shares issued and outstanding	86
Additional paid-in-capital	24,914
Deficit accumulated during development stage	$(2,553)
Total stockholder’s equity	$22,447
Total liabilities and stockholder’s equity	$122,447

The accompanying notes are an integral part of the financial statements

Selway Capital Acquisition Corporation
(a development stage company)

STATEMENT OF OPERATIONS
For the period from January 12, 2011 (date of inception) to February 28, 2011

Revenue	$—
General and administrative expenses	2,553
Loss from operations	(2,553)
Interest and dividend income	—
Net loss	$(2,553)
Weighted average number of common shares outstanding, basic and diluted	862,500
Basic and diluted net loss per share	$(0.00)

The accompanying notes are an integral part of the financial statements

Selway Capital Acquisition Corporation
(a development stage company)

STATEMENT OF STOCKHOLDER’S EQUITY
For the period from January 12, 2011 (date of inception) to February 28, 2011

	Common Stock		Additional paid-in- capital	Deficit accumulated during development stage	Total stockholder’s equity
	Shares	Amount $.0001 par
Sale of common stock issued to initial stockholder on February 23, 2011 at $0.029 per share	862,500	$86	$24,914	$—	$25,000
Net loss	—	—	—	(2,553)	(2,553)
Balance at February 28, 2011	862,500	$86	$24,914	$(2,553)	$22,447

The accompanying notes are an integral part of the financial statements

Selway Capital Acquisition Corporation
(a development stage company)

STATEMENT OF CASH FLOWS
For the period from January 12, 2011 (date of inception) to February 28, 2011

Cash Flows from Operating Activities
Net Loss	$(2,553)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:	—
Increase in accrued expenses	—
Net cash used in operating activities	$(2,553)
Cash Flows from Financing Activities
Proceeds from note payable, stockholder	$70,000
Proceeds from note payable – related party	50,000
Repayment of note payable – related party	(50,000)
Proceeds from issuance of stock to initial stockholder	25,000
Payment of offering costs	(47,447)
Net cash provided by financing activities	$47,553
Net increase in cash	$45,000
Cash at beginning of the period	—
Cash at the end of the period	$45,000
Supplemental Disclosure of cash-flow information:
Cash paid for taxes	$—
Supplemental Disclosure of Non-cash transactions:
Accrual for offering costs	$30,000

The accompanying notes are an integral part of the financial statements

Selway Capital Acquisition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the period from January 12, 2011 (date of inception) to February 28, 2011

NOTE A — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Selway Capital Acquisition Corporation (a corporation in the development stage) (the “Company”) was incorporated in Delaware on January 12, 2011. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets that the Company has not yet identified (“Business Transaction”). The Company has neither engaged in any operations nor generated any income to date. The Company is considered to be in the development stage as defined in FASB Accounting Standard Codification, or ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. At February 28, 2011 the Company had cash in bank of only $45,000 and has limited financial resources. Until such time as the Company may complete the proposed public offering and receive the proceeds thereof, it remains dependent on loans from its initial stockholder and officers as well as favorable credit terms from vendors providing services in connection with the proposed offering. The Company has selected December 31 as its fiscal year end.

NOTE B — PROPOSED OFFERING AND BUSINESS OPERATIONS

The Company will offer for sale up to 3,000,000 units at $10.00 per unit (“Units”) (the “Proposed Offering”). Each Unit will consist of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $10.00 commencing on the later of (a) one year from the date of the prospectus for the Proposed Offering and (b) 30 days after the completion of a Business Transaction, and will expire five years from the date of the prospectus for the Proposed Offering. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of our common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Transaction. Furthermore, there is no approximately assurance that the Company will be able to successfully affect a Business Transaction. An amount equal to approximately 100% of the gross proceeds of the Proposed Offering, will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, until the earlier of (i) the consummation of a Business Transaction or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, may not submit the transaction for stockholder approval. If no stockholder approval is sought, the Company will proceed with a Business Transaction if it is approved by its board of directors and less than 83.3% of the public stockholders exercise their redemption rights. Only in the event that the Company seeks stockholder approval in connection with its initial business transaction, the Company will proceed with a business transaction only if a majority of the outstanding shares of common stock voted (calculated as of the close of business on the date set forth in the relevant proxy materials as the last date on which stockholders may vote their shares of common stock) are voted in favor of the Business Transaction. However, the Company’s sponsor’s, officers’, directors’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus and solely in the event the Company seeks stockholder approval), if any, could result in the approval of a business transaction even if a majority of our public stockholders either vote against, or indicate their intention to vote against, such business transaction. In connection with such a vote, if a Business Transaction is approved and consummated, stockholders that vote against the Business Transaction and elect to redeem their shares of common stock for a pro-rata portion of the Trust Account as follows:

Selway Capital Acquisition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the period from January 12, 2011 (date of inception) to February 28, 2011

NOTE B — PROPOSED OFFERING AND BUSINESS OPERATIONS  – (continued)

(i) public stockholders voting against the business transaction and electing to redeem shares of common stock shall be entitled to receive a per share pro rata portion of the Trust Account (excluding interest and net of taxes) and (ii) public stockholders voting in favor of the business transaction and electing to redeem shares of common stock shall be entitled to receive a per share pro rata portion of the Trust Account (together with interest thereon but net of taxes). These shares of common stock will be recorded at a fair value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with FASB ASC 480-10 .. Selway Capital Holdings, LLC (the “sponsor” and currently the Company’s sole stockholder) has agreed, in the event the Company seeks stockholder approval of its business transaction, to vote its initial shares in favor of approving a business transaction. The sponsor and the Company’s officers and directors have also agreed to vote shares of common stock acquired by them in this offering or in the aftermarket in favor of a business transaction submitted to the Company’s stockholders for approval.

The Company’s sponsor, officers and directors have agreed that the Company will only have 18 months from the date of this prospectus to consummate its initial business transaction. If the Company does not consummate a business transaction within such 18 month period, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem 100% of its public shares of common stock for a per share pro rata portion of the trust account, including a portion of the interest earned thereon, but net of any taxes (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of its net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The sponsor has waived its right to participate in any redemption with respect to its initial shares. However, if the sponsor or any of the Company’s officers, directors or affiliates acquires shares of common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s dissolution and liquidation in the event the Company does not consummate a Business Transaction within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

The sponsor intends to agree with the underwriter to purchase, in a private placement, 3,300,000 warrants prior to the Proposed Offering at a price of $0.50 per warrant (a purchase price of $1,650,000) from the Company. The holders will agree that the warrants purchased by them will not be sold or transferred until 30 days following consummation of a Business Transaction, subject to certain limited exceptions. If the Company does not complete a Business Transaction, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the holders will expire worthless. The Company intends to classify the private placement warrants within permanent equity as additional paid-in capital in accordance with FASB ASC. 815-40.

Commencing on the date of the Proposed Offering, the Company plans to enter into an Administrative Services Agreement with Selway Capital LLC, which is an affiliate of the sponsor, for an estimated aggregate monthly fee of $5,000 for office space, secretarial, and administrative services. This agreement will expire upon the earlier of the successful completion of the Company’s Business Transaction or 18 months from the date of this prospectus.

The sponsor and the underwriters will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. Such persons will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to its shares of common stock, the warrants and the common stock underlying the warrants, commencing on the date such common stock or warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Selway Capital Acquisition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the period from January 12, 2011 (date of inception) to February 28, 2011

NOTE B — PROPOSED OFFERING AND BUSINESS OPERATIONS  – (continued)

The Company expects to grant the underwriters a 45-day option to purchase up to 450,000 additional Units to cover the over-allotment at the initial public offering price less the underwriting discounts and commissions.

The following additional contingent fees that will become payable from the amounts held in the trust account solely in the event the Company consummates its initial business transaction: (A) a contingent fee payable to the underwriters equal to 2.50% of the gross proceeds from the sale of the units offered to the public, (B) a contingent fee equal to 2.0% of the aggregate amount of the funds released from the trust account to the Company and/or to the target upon consummation of the initial business transaction payable to the underwriter and such other firms, if any, who are instrumental in advising the Company in connection with the consummation of the business transaction.

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

The Company complies with the reporting requirements of FASB ASC 915, “Development Stage Entities.” At February 28, 2011, the Company had not commenced any operations nor generated revenue to date. All activity through relates to the Company’s formation and the Proposed Offering. Following such offering, the Company will not generate any operating revenues until after completion of a Business Transaction, at the earliest. The Company will generate non-operating income in the form of interest income on the designated Trust Account after the Proposed Offering.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. At February 28, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures” approximates the carrying amounts represented in the balance sheet.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going Concern Consideration

The financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern.

Deferred offering costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A, “Expenses of Offering.” Deferred offering costs consist of $77,447 of legal costs incurred through the balance

Selway Capital Acquisition Corporation
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
For the period from January 12, 2011 (date of inception) to February 28, 2011

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

sheet date that are related to the Proposed Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income tax

The Company complies with FASB ASC 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The Company’s deferred tax asset at February 28, 2011 is approximately $1,000. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company established a valuation allowance against the entire deferred tax asset at February 28, 2011.

The Company complies with the provisions of Financial Accounting Standards Board Accounting Standard Codification or FASB ASC 740-10-25 which establishes recognition requirements for the accounting for income taxes. There were no unrecognized tax benefits as of February 28, 2011. The section prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at February 28, 2011. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

NOTE D — RELATED PARTY TRANSACTIONS

The Company issued notes to Selway Capital LLC amounting to $50,000 in January and February 2011. These amounts were repaid in February 2011. The Company issued a $70,000 unsecured promissory note to the sponsor on February 23, 2011. The note is non-interest bearing and is payable on the earlier of February 22, 2011 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

On February 23, 2011, the Company issued to its sponsor (i) 862,500 shares of restricted common stock (up to 112,500 of which are subject to forfeiture if the underwriters’ over-allotment option is not exercised in full), for an aggregate amount of $25,000 in cash. The purchase price for each share of common stock was approximately $0.029 per share. The sponsor has agreed that the shares of common stock purchased by it prior to consummation of the Proposed Offering will not be sold or transferred until one year following consummation of a Business Transaction, subject to certain limited exceptions.

NOTE E — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of February 28, 2011, the Company has not issued any shares of preferred stock.

SELWAY CAPITAL ACQUISITION CORPORATION

3,000,000 Units

PROSPECTUS

[_________]

Through and including       , 2011 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

The estimated expenses payable by us in connection with our offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC registration fee	$8,010.90
FINRA registration fee	7,400.00
Printing and engraving expenses	20,000.00
Legal fees and expenses	75,000.00
Accounting fees and expenses	50,000.00
Miscellaneous expenses	89,589.00
Total offering expenses	$249,999.90

Item 14. Indemnification Of Directors And Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph [___] of our amended and restated certificate of incorporation provides:

“The corporation shall indemnify and advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales Of Unregistered Securities.

On February 23, 2011, our founders acquired an aggregate of 862,500 Series C Shares for an aggregate purchase price of $25,000 (up to 112,500 of which shares will be redeemed by us to the extent that the underwriters do not exercise their over-allotment option in full). Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they were sold to our officers and directors or their affiliates, each of whom was involved in our formation. No underwriting discounts or commissions were paid with respect to such securities.

Immediately prior to the consummation of this offering, our founders and their designees will purchase 3,300,000 warrants for an aggregate purchase price of $1,650,000, or $0.50 per warrant. Each warrant entitles its holder to purchase one share for a price of $10.00, and is exercisable commencing on the later of (i) one (1) year after the date that this registration statement is declared effective by the SEC, and (ii) the consummation of our initial acquisition transaction, and ending five years after the date that this registration statement is declared effective by the SEC. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to our officers and directors or their affiliates, and to the underwriters in our initial public offering. No underwriting discounts or commissions were paid with respect to such securities.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation and Bylaws*
3.2	Amended and Restated Certificate of Incorporation and Bylaws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Public Redeemable Warrant Certificate*
4.4	Specimen Founder Warrant Certificate*
4.5	Specimen Placement Warrant Certificate*
4.6	Form of Warrant Agreement*
5.1	Form of Opinion of Loeb & Loeb LLP*
10.1	Form of Letter Agreement by and among the Registrant, [_________] and the Founders*
10.2	Investment Management Trust Agreement between American Stock Transfer & Trust LLC and the Registrant*
10.3	Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust LLC and the Founders*
10.4	Form of Services Agreement between the Registrant and Selway Capital LLC*
10.5	Form of Registration Rights Agreement among the Registrant and the Founders*
10.6	Form of Placement Warrant Purchase Agreement between the Registrant and [_________] Limited*
10.7	Promissory Note, dated as of February 23, 2011, issued to Selway Capital Holdings, LLC*
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of Loeb & Loeb LLP counsel to the Registrant (included in Exhibit 5.2)*
24	Power of Attorney (included in the signature page to the registration statement, as filed herewith)
25.1	Statement of Eligibility of Trustee*

*	To be filed by amendment

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on March 9, 2011.

SELWAY CAPITAL ACQUISITION CORPORATION

By: /s/ Yaron Eitan Name: Yaron Eitan Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Yaron Eitan and Edmundo Gonzalez his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Yaron Eitan Yaron Eitan	Chairman of the Board, president and Chief Executive Officer (principal executive officer)	March 9, 2011
/s/ Edmundo Gonzalez Edmundo Gonzalez	Chief Financial Officer and Director (principal financial and accounting officer)	March 9, 2011
/s/ Doron Cohen Doron Cohen	Director	March 9, 2011
/s/ Andrew Intrater Andrew Intrater	Director	March 9, 2011